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                                                                   EXHIBIT 10.23

                                                                  Execution Copy

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                           LOAN AND SECURITY AGREEMENT


                                  BY AND AMONG


                          ORBITAL SCIENCES CORPORATION

                                  AS BORROWER,


                     THE LENDERS THAT ARE SIGNATORIES HERETO
                                 AS THE LENDERS,
                                       AND
                          FOOTHILL CAPITAL CORPORATION
                            AS THE ARRANGER AND AGENT



                            DATED AS OF MARCH 1, 2002



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                           LOAN AND SECURITY AGREEMENT

                THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of March 1, 2002, between and among, on the one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), FOOTHILL CAPITAL CORPORATION, a California corporation, as the arranger and agent for the Lenders ("Agent"), and, on the other hand, ORBITAL SCIENCES CORPORATION, a Delaware corporation ("Borrower").

The parties agree as follows:

1.      DEFINITIONS AND CONSTRUCTION.

        1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

                "Ableco" means Ableco Finance LLC, a Delaware limited liability company.

                "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account, Chattel Paper, or a General Intangible.

                "Accounts" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to "accounts" (as that term is defined in the Code), and any and all Supporting Obligations in respect thereof.

                "ACH Transactions" means any cash management or related services (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) provided by Wells Fargo or its Affiliates for the account of Borrower or its Subsidiaries.

                "Additional Documents" has the meaning set forth in Section 4.4.

                "Advances" has the meaning set forth in Section 2.1.

                "Affiliate" means, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, for purposes of the definition of Eligible Accounts and Section 7.14 hereof: (a) any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed to control such Person; (b) each director (or comparable manager) of a Person shall be deemed to


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be an Affiliate of such Person; and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed to be an Affiliate of such Person. For the avoidance of doubt, as of the Closing Date, ORBIMAGE is an Affiliate of Borrower and its Subsidiaries.

                "Agent" means Foothill, solely in its capacity as agent for the Lender Group hereunder, and any successor thereto.

                "Agent's Account" means an account at a bank designated by Agent from time to time as the account into which Borrower shall make all payments to Agent for the benefit of the Lender Group and into which the Lender Group shall make all payments to Agent under this Agreement and the other Loan Documents; unless and until Agent notifies Borrower and the Lender Group to the contrary, Agent's Account shall be that certain deposit account listed on Schedule A-1.

                "Agent Advances" has the meaning set forth in Section 2.3(e)(i).

                "Agent's Liens" means the Liens granted by Borrower or any Guarantor to Agent for the benefit of the Lender Group under this Agreement or the other Loan Documents.

                "Agent-Related Persons" means Agent together with its Affiliates, officers, directors, employees, and agents.

                "Agreement" has the meaning set forth in the preamble hereto.

                "Andersen" means Arthur Andersen LLP.

                "Applicable Prepayment Premium" means, as of any date of determination, an amount equal to (a) during the period of time from and after the date of the execution and delivery of this Agreement up to the date that is the first anniversary of the Closing Date, 3.0% times the Maximum Revolver Amount, (b) during the period of time from and including the date that is the first anniversary of the Closing Date up to the date that is the second anniversary of the Closing Date, 2.0% times the Maximum Revolver Amount, and (c) during the period of time from and including the date that is the second anniversary of the Closing Date up to the Maturity Date, 1.0% times the Maximum Revolver Amount. Notwithstanding the foregoing, if the Lenders, in their Permitted Discretion, choose not to reduce the Baseline Reserve to $0 upon the satisfaction of the Baseline Reserve Reduction Events, the Applicable Prepayment Premium shall be reduced to one-half of the otherwise then Applicable Prepayment Premium as set forth in the preceding sentence.

                "Assignee" has the meaning set forth in Section 14.1.

                "Assignment and Acceptance" means an Assignment and Acceptance in the form of Exhibit A-1.

                "Assignment of Claims Act" means the Assignment of Claims Act of 1940, as amended, 31 U.S.C. Section 3727, 41 U.S.C. Section 15, or any replacement statute thereto.


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                "Authorized Person" means any officer or other employee of
Borrower.

                "Availability" means, as of any date of determination, if such date is a Business Day, and determined at the close of business on the immediately preceding Business Day, if such date of determination is not a Business Day, the amount that Borrower is entitled to borrow as Advances under
Section 2.1 (after giving effect to all then outstanding Obligations (other than Bank Product Obligations) and all sublimits and reserves applicable hereunder).

                "Bank Product Agreements" means those certain cash management service agreements entered into from time to time by Borrower or its Subsidiaries in connection with any of the Bank Products.

                "Bank Product Obligations" means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by Borrower or its Subsidiaries to Wells Fargo or its Affiliates pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that Borrower is obligated to reimburse to Agent or any member of the Lender Group as a result of Agent or such member of the Lender Group purchasing participations or executing indemnities or reimbursement obligations with respect to the Bank Products provided to Borrower or its Subsidiaries pursuant to the Bank Product Agreements.

                "Bank Products" means any service or facility extended to Borrower or its Subsidiaries by Wells Fargo or any Affiliate of Wells Fargo including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH Transactions, (f) cash management, including controlled disbursement accounts or services, or (g) Hedge Agreements.

                "Bank Product Reserves" means, as of any date of determination, the amount of reserves that Agent has established (based upon Wells Fargo's or its Affiliate's reasonable determination of the credit exposure in respect of then extant Bank Products) for Bank Products then provided or outstanding; provided that such reserves are established at the time Wells Fargo or its Affiliate provides such Bank Products.

                "Bankruptcy Code" means the United States Bankruptcy Code, as in effect from time to time.

                "Baseline Contract" means each of the twenty (20) largest Firm Contracts of Borrower (other than Excluded Contracts), determined on the basis of remaining firm backlog under each such Firm Contract as of the last day of the immediately preceding fiscal quarter, provided, however, that any Firm Contract entered into after the Closing Date shall not be a Baseline Contract until such time as Borrower has formally established the Baseline EAC Profit of such contract in a manner consistent with past practices for establishing such amount on similar contracts.

                "Baseline EAC Profit" means, as of any date of determination, the aggregate estimated profit at completion as established for all of the Baseline Contracts as of most recently


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ended fiscal year. For purposes of calculating Baseline EAC Profit as of any date of determination pursuant to Section 7.20(c), Baseline EAC Profit may be adjusted to reflect any amendment, modification or termination of any Baseline Contract that occurs during any fiscal quarter.

                "Baseline Reserve" means a $5,000,000 reserve against Availability, which reserve may be reduced to $0 by the Lenders, in their sole discretion, upon the occurrence of the Baseline Reserve Reduction Events.

                "Baseline Reserve Reduction Events" means (a) for two consecutive fiscal quarters, commencing with the fiscal quarter ending June 30, 2002 or any fiscal quarter thereafter, Borrower achieves 90% of its projected cumulative EBITDA for such fiscal quarters, as set forth in the Closing Date Business Plan, and (b) during the second consecutive fiscal quarter in which the condition in clause (a) is satisfied, Borrower shall have maintained an average daily amount of Excess Availability plus unrestricted cash and Cash Equivalents of not less than $25,000,000.

                "Base Rate" means, the rate of interest announced within Wells Fargo at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate.

                "Base Rate Revolving Loan Margin" means 2.25 percentage points.

                "Base Rate Term Loan Margin" means 6.0 percentage points.

                "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which Borrower or any Subsidiary or ERISA Affiliate of Borrower has been an "employer" (as defined in Section 3(5) of ERISA) within the past six (6) years.

                "Board of Directors" means the board of directors (or comparable managers) of Borrower or any committee thereof duly authorized to act on behalf of the board.

                "Boeing" means The Boeing Company, a Delaware corporation, and its Subsidiaries.

                "Books" means Borrower's and its Subsidiaries now owned or hereafter acquired books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of Borrower's or its Subsidiaries' Records relating to its or their business operations or financial condition, and all of its or their goods or General Intangibles related to such information).

                "Borrower" has the meaning set forth in the preamble to this Agreement.


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                "Borrowing" means a borrowing hereunder consisting of Advances
(or term loans, in the case of the Term Loan) made on the same day by the Lenders (or Agent on behalf thereof), or by Swing Lender in the case of a Swing Loan, or by Agent in the case of an Agent Advance.

                "Borrowing Base" has the meaning set forth in Section 2.1.

                "Borrowing Base Certificate" means a certificate substantially in the form of Exhibit B-1 delivered by the chief financial officer or chief accounting officer of Borrower to Agent.

                "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

                "Capital Expenditures" means capital expenditures as determined in accordance with Borrower's consolidated statement of cash flows determined in accordance with GAAP.

                "Capital Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

                "Capitalized Lease Obligation" means any Indebtedness represented by obligations under a Capital Lease.

                "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one (1) year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's, (c) commercial paper maturing no more than two hundred seventy (270) days from the date of acquisition thereof and, at the time of acquisition, having a rating of A-1 or P-1, or better, from S&P or Moody's, and (d) certificates of deposit or bankers' acceptances maturing within one (1) year from the date of acquisition thereof either (i) issued by any bank organized under the laws of the United States or any state thereof which bank has a rating of A or A2, or better, from S&P or Moody's, or (ii) certificates of deposit less than or equal to $100,000 in the aggregate issued by any other bank insured by the Federal Deposit Insurance Corporation.

                "Cash Management Bank" has the meaning set forth in Section 2.7(a).

                "Cash Management Account" has the meaning set forth in Section 2.7(a).

                "Cash Management Agreements" means those certain cash management service agreements, including, without limitation, lockbox agreements and blocked account agreements, in form and substance satisfactory to Agent, each of which is among Borrower, Agent, and one of the Cash Management Banks.


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                "Change of Control" means (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30%, or more, of the Stock of Borrower having the right to vote for the election of members of the Board of Directors, or (b) a majority of the members of the Board of Directors do not constitute Continuing Directors, or (c) Borrower ceases to directly own and control (i) 100% of the outstanding capital Stock of each of its Subsidiaries (other than Orbital Communications) extant as of the Closing Date (other than in connection with any permitted dissolution of such Subsidiary in accordance with the Loan Documents), or (ii) 99% of the outstanding capital stock of Orbital Communications.

                "Chattel Paper" means all of Borrower's now owned or hereafter acquired right, title and interest with respect to the "chattel paper" as that term is defined in the Code, including, without limitation, tangible chattel paper and electronic chattel paper.

                "Closing Date" means the date of the making of the initial Advance (or other extension of credit) hereunder or the date on which Agent sends Borrower a written notice that each of the conditions precedent set forth in Section 3.1 either have been satisfied or have been waived.

                "Closing Date Baseline EAC Analysis" shall mean the Baseline Contract analysis as of December 31, 2001 attached hereto as Schedule C-2.

                "Closing Date Business Plan" means the set of consolidated Projections of Borrower and all divisions thereof for the three (3) year period commencing on January 1, 2002 (on a year by year basis, and for the one (1) year period following the Closing Date, on a quarter by quarter basis, attached hereto as Schedule C-3.

                "Code" means the New York Uniform Commercial Code, as in effect from time to time.

                "Collateral" means all of Borrower's now owned or hereafter acquired right, title, and interest in and to each of the following:

                (a)     Accounts,

                (b)     Books,

                (c)     Chattel Paper,

                (d)     Deposit Accounts, including any DDAs,

                (e)     Equipment,

                (f)     Financial Assets,

                (g)     General Intangibles,


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                (h)     Inventory,

                (i)     Investment Property,

                (j)     Negotiable Collateral,

                (k)     Real Property Collateral,

                (l)     Supporting Obligations,

                (m) any "commercial tort claims" as that term is defined in the Code, as set forth on Schedule C-4 attached hereto,

                (n) money, cash (except as otherwise excluded by clause (b) of the definition of "Excluded Collateral"), Cash Equivalents, or other assets of Borrower that now or hereafter come into the possession, custody, or control of any member of the Lender Group, and

                (o) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance or commercial tort claims, covering any or all of the foregoing, and any and all Accounts, Books, Chattel Paper, Deposit Accounts, Equipment, Financial Assets, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, Supporting Obligations, money, Deposit Accounts, or other tangible or intangible property resulting from the sale, lease, license, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof, and

                (p) to the extent not included in the foregoing and to the extent such assets are not Excluded Collateral, all other personal property of Borrower of any kind or description.

                "Collateral Access Agreement" means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance satisfactory to Agent in its Permitted Discretion.

                "Collections" means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, Net Proceeds of cash sales, Net Proceeds from equity issuances, rental proceeds, and tax refunds) of Borrower.

                "Commitment" means, with respect to each Lender, its Revolver Commitment, its Term Loan Commitment, or its Total Commitment, as the context requires, and, with respect to all Lenders, their Revolver Commitments, their Term Loan Commitments, or their Total Commitments, as the context requires, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.


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                "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 delivered by the chief financial officer of Borrower to Agent.

                "Continuing Director" means (a) any member of the Board of Directors who was a director (or comparable manager) of Borrower on the Closing Date, and (b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of Borrower (as such terms are used in Rule 14a-11 under the Exchange Act) and whose initial assumption of office resulted from such contest or the settlement thereof.

                "Control Agreement" means a control agreement, in form and substance satisfactory to Agent in its Permitted Discretion, executed and delivered by Borrower or any Subsidiary of Borrower, as applicable, Agent, and the applicable securities intermediary with respect to a Securities Account or a bank with respect to a deposit account.

                "Current EAC Profit" means, as of the date of determination, the aggregate profit as of such date of determination and the remaining aggregate estimated profit at completion for all the Baseline Contracts, solely to the extent the profit with respect to such Baseline Contracts is included in the Baseline EAC Profit, calculated in a manner consistent with the Closing Date Baseline EAC Analysis.

                "Daily Balance" means, with respect to each day during the term of this Agreement, the amount of an Obligation owed at the end of such day.

                "DDA" means any checking or other demand deposit account maintained by Borrower or a Subsidiary of Borrower.

                "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

                "Defaulting Lender" means any Lender that fails to make any Advance (or other extension of credit) that it is required to make hereunder on the date that it is required to do so hereunder.

                "Defaulting Lender Rate" means (a) the Base Rate for the first three (3) days from and after the date the relevant payment is due, and (b) thereafter, at the interest rate then applicable to Advances (inclusive of the Base Rate Revolving Loan Margin applicable thereto).

                "Deposit Accounts" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to any "deposit account" as that term is defined in the Code, including, without limitation, any DDA maintained by Borrower.


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                "Designated Account" means that certain account in Borrower's name at the Designated Account Bank designated as such on Schedule B-1, or such other deposit account of Borrower (located within the United States) that has been designated as such, in writing, by Borrower to Agent.

                "Designated Account Bank" means the designated institution that has been designated as such on Schedule B-1 or has otherwise been designated as such, in writing by Borrower to Agent.

                "Designated Insurance Policy" has the meaning set forth in
Section 6.8(a).

                "Dilution" means, as of any date of determination, a percentage, based upon the experience of the immediately prior three (3) months, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, credits, or other dilutive items with respect to the Accounts during such period, by (b) Borrower's sales during such period (excluding extraordinary items) plus the Dollar amount of clause (a).

                "Dilution Reserve" means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts by one percentage point for each percentage point by which Dilution is in excess of 5.0%.

                "Disbursement Letter" means an instructional letter executed and delivered by Borrower to Agent regarding the extensions of credit to be made on the Closing Date, in form and substance satisfactory to Agent.

                "Dollars" or "$" means United States dollars.

                "EBITDA" means, with respect to any fiscal period, Borrower's and its Subsidiaries' consolidated net earnings (or loss), plus interest expense, income taxes and depreciation and amortization, for such period, as determined in accordance with GAAP, plus the non-cash portion of extraordinary losses (including, without limitation, non-cash losses from equity adjustments), minus gains as a result of the termination of the X-34 project with NASA, minus extraordinary gains (excluding insurance recoveries under any Mission Success Policy).

                "Eligible Accounts" means, collectively, the Eligible Domestic Billed Accounts, the Eligible Domestic Unbilled Accounts, the Eligible Foreign Billed Accounts and the Eligible Foreign Unbilled Accounts.

                "Eligible Domestic Accounts" means those Accounts created by Borrower in the ordinary course of its business, that arise out of Borrower's sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Domestic Accounts made by Borrower in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the criteria set forth below; provided, however, that such criteria may be fixed and revised from time to time by Agent in Agent's Permitted Discretion to address the results of any accounts receivable audit performed by Agent from time to time after the Closing Date. The amount to be included with respect to any Eligible Domestic Account shall be


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calculated net of customer deposits (to the extent not applied) and unapplied cash remitted to Borrower in connection with such Eligible Domestic Account. Eligible Domestic Accounts shall not include the following:

                (a) Accounts with respect to which the Account Debtor is an employee, Affiliate, or agent of Borrower;

                (b) Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional;

                (c)     Accounts that are not payable in Dollars;

                (d)     Accounts with respect to which the Account Debtor either
(i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any state thereof, or
(iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof;

                (e) Accounts with respect to which the Account Debtor is the United States or any United States Agency, exclusive of (i) any Account with a remaining billable contract value of less than $2,000,000 after the Closing Date, and (ii) any Account with a remaining billable contract value equal to or greater than $2,000,000 after the Closing Date if (A) Agent has received a written acknowledgement from the relevant government contracting officer (or other authorized party) acknowledging receipt of a notice of assignment under the Assignment of Claims Act for such Account or (B) (I) if such Account relates to a contract existing on the Closing Date, (x) Borrower prepares and delivers to Agent on the Closing Date a notice of assignment or other documentation required pursuant to F.A.R. Section 32.802 and F.A.R. Section 32.805 and (y) the ninetieth (90th) day following the Closing Date has not yet occurred, or (II) if such Account relates to a contract entered into after the Closing Date, (x) Borrower prepares and delivers to Agent a notice of assignment or other documentation required pursuant to F.A.R. Section 32.802 and F.A.R. Section
32.805 within twenty (20) days of the execution of such contract and (y) the ninetieth (90th) day following the execution of such contract has not yet occurred; provided, however, that no Account shall be excluded pursuant to this clause (e) if the reason that an acknowledgement was not received within the requisite ninety (90) day period is due to Agent's failure to execute and deliver the notice of assignment or other required documentation provided by Borrower to Agent in a timely manner;

                (f) Accounts with respect to which the Account Debtor is a State of the United States, exclusive of (i) any Account with a remaining billable contract value of less than $2,000,000 after the Closing Date, (ii) any Account owed by any State that does not have a statutory counterpart to the Assignment of Claims Act, and (iii) any Account with a remaining billable contract value equal to or greater than $2,000,000 after the Closing Date that is owed by a State that has a statutory counterpart of the Assignment of Claims Act if (A) Agent has


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received a written acknowledgement (to the extent applicable under the applicable state statute) from the relevant government contracting officer (or other authorized party) acknowledging receipt of a notice of assignment under the applicable statute for such Account or (B) (I) if such Account relates to a contract existing on the Closing Date, (x) Borrower prepares and delivers to Agent on the Closing Date a notice of assignment or other documentation required pursuant to applicable statute and (y) the ninetieth (90th) day following the Closing Date has not yet occurred, or (II) if such Account relates to a contract entered into after the Closing Date, (x) Borrower prepares and delivers to Agent a notice of assignment or other documentation required pursuant applicable statute within twenty (20) days of the execution of such contract and (y) the ninetieth (90th) day following the execution of such contract has not yet occurred; provided, however, that no Account shall be excluded pursuant to this clause (f) if the reason that an acknowledgement (to the extent applicable under the applicable state statute) was not received within the requisite ninety (90) day period is due to (x) Agent's failure to execute and deliver the notice of assignment or other required documentation provided by Borrower to Agent in a timely manner, or (y) the applicable State does not provide such acknowledgements under the applicable state statute;

                (g) Accounts with respect to which the Account Debtor is a creditor of Borrower, has (i) asserted a right of setoff, or (ii) disputed its liability to pay the Account, to the extent of such right of setoff or dispute;

                (h) Accounts with respect to (i) an Account Debtor (other than Boeing or any United States Agency) whose total obligations owing to Borrower exceed 15% (such percentage as applied to a particular Account Debtor being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts, to the extent the obligations owing by such Account Debtor exceed such percentage, (ii) Boeing, as Account Debtor, to the extent its total obligations owing to Borrower exceed 20% of all Eligible Accounts, (iii) any United States Agency other than NASA, as Account Debtor, to the extent the total obligations of such United States Agency owing to Borrower exceed 30% of all Eligible Accounts, and (iv) NASA, as Account Debtor, to the extent its total obligations owing to Borrower exceed 40% of all Eligible Accounts;

                (i) Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor;

                (j) Accounts with respect to which the Account Debtor is located in the states of New Jersey, Minnesota, or West Virginia (or any other state that requires a creditor to file a business activity report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state), unless Borrower has qualified to do business in New Jersey, Minnesota, West Virginia, or such other states, or has filed a business activities report with the applicable division of taxation, the department of revenue, or with such other state offices, as appropriate, for the then-current year, or is exempt from such filing requirement;

                (k) Accounts, the collection of which, Agent, in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor's financial condition;

                (l) Accounts that are not subject to a valid and perfected first priority Agent's Lien;

                (m) Accounts with respect to which the services giving rise to such Account have not been performed; or

                (n) Accounts for which Borrower is required to provide the Account Debtor with a performance or other form of surety bond that entitles the surety or other issuer to have a claim (in law or equity) on the Accounts.

                "Eligible Domestic Billed Accounts" means all Eligible Domestic Accounts other than the following:

                (a) Accounts that the Account Debtor has failed to pay within ninety (90) days of the original invoice date or Accounts with selling terms of more than sixty (60) days;

                (b) Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above; or

                (c) Accounts with respect to which the services giving rise to such Account have not been billed to the Account Debtor, and Accounts that constitute Eligible Domestic Unbilled Accounts.

                "Eligible Domestic Unbilled Accounts" means all Eligible Domestic Accounts with respect to which the services giving rise to such Account have been performed (and the revenue earned) but not billed to the Account Debtor, provided, (a) Agent, in its Permitted Discretion, has not determined such Account Debtor to be uncreditworthy, and (b) not more than 180 days have passed after the initial unbilled services by Borrower were performed (it being understood that the requirement set forth in this clause (b) shall be applicable only upon the earlier of the date forty-five (45) days following the Closing Date or the date Agent has established a methodology for calculating aging of unbilled services in its Permitted Discretion after consultation with Borrower), and provided further that Eligible Domestic Unbilled Accounts shall not include the Accounts of any Account Debtor (or its Affiliates) as to which 50% or more of all billed Accounts owed by such Person are unpaid more than ninety (90) days after the original invoice date or have selling terms of more than sixty (60) days.

                "Eligible Foreign Accounts" means those Accounts created by Borrower in the ordinary course of its business, that arise out of Borrower's sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Foreign Accounts made by Borrower in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the criteria set forth below; provided, however, that such criteria may be fixed and revised from time to time by Agent in Agent's Permitted Discretion to address the results of any accounts receivable audit performed by Agent from time to time after the Closing Date. The amount to be included with respect to any Eligible Foreign Account shall be calculated net of customer deposits (to the extent not applied) and unapplied cash remitted to Borrower in connection with such Eligible Foreign Accounts. Eligible Foreign Accounts shall not include the following:

                (a) Accounts with respect to which the Account Debtor is an employee, Affiliate, or agent of Borrower;

                (b) Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional;

                (c) Accounts that are not payable in Dollars other than any such Accounts with respect to which a Hedge Agreement that Agent has approved in its Permitted Discretion and that specifically relates to such Accounts has been entered into with Wells Fargo or a bank acceptable to Agent;

                (d)     Accounts with respect to which the Account Debtor either
(i) maintains its chief executive office in the United States, or (ii) is organized under the laws of the United States or any state thereof, (iii) is the United States or any department, agency or instrumentality of the United States, or (iv) is any state of the United States;

                (e) Accounts with respect to which the Account Debtor is a creditor of Borrower, has (i) asserted a right of setoff or (ii) disputed its liability to pay the Account, to the extent of such right of setoff or dispute;

                (f) Accounts with respect to an Account Debtor whose total obligations owing to Borrower or its Subsidiaries exceed 15% of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor exceed such percentage;

                (g) Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor;

                (h) Accounts, the collection of which, Agent, in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor's financial condition;

                (i) Accounts that are not subject to a valid and perfected first priority Agent's Lien;

                (j) Accounts with respect to which the services giving rise to such Account have not been performed; or

                (k) Accounts for which Borrower is required to provide the Account Debtor with a performance or other form of surety bond that entitles the surety or other issuer to have a claim (in law or equity) on the Accounts.

                "Eligible Foreign Billed Accounts" means all Eligible Foreign Accounts (i) that are supported by an irrevocable letter of credit satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank) or (ii) not less than 90% of which have been irrevocably guaranteed by EXIM upon terms satisfactory to Agent, in each case, exclusive of the following:

                (a) Accounts that the Account Debtor has failed to pay within ninety (90) days of the original invoice date or Accounts with selling terms of more than sixty (60) days;

                (b) Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above; or

                (c) Accounts with respect to which the services giving rise to such Account have not been billed to the Account Debtor, and Accounts that constitute Eligible Foreign Unbilled Accounts.

                "Eligible Foreign Unbilled Accounts" means all Eligible Foreign Accounts, not less than 90% of which have been irrevocably guaranteed by EXIM upon terms satisfactory to Agent, and with respect to which the services giving rise to such Account have been performed (and the revenue earned) but not billed to the Account Debtor, provided, (a) Agent, in its Permitted Discretion, has not determined such Account Debtor to be uncreditworthy, and (b) not more than one hundred eighty (180) days have passed after the initial unbilled services by Borrower were performed (it being understood that the requirement set forth in this clause (b) shall be applicable only upon the earlier of the date forty-five
(45) days following the Closing Date or the date Agent has established a methodology for calculating aging of unbilled services in its Permitted Discretion after consultation with Borrower), and provided further that Eligible Foreign Unbilled Accounts shall not include the Accounts of any Account Debtor (or its Affiliates) as to which 50% or more of all billed Accounts owed by such Person are unpaid more than ninety (90) days after the original invoice date or have selling terms of more than sixty (60) days.

                "Eligible Transferee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $250,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $250,000,000, provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $250,000,000, (d) any Affiliate (other than individuals) of a Lender that was party hereto as of the Closing Date, (e) so long as no Event of

Default has occurred and is continuing, any other Person approved by Agent and Borrower, and (f) during the continuation of an Event of Default, any other Person approved by Agent.

                "Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials from (a) any assets, properties, or businesses of Borrower or any Subsidiary of Borrower or any predecessor in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by Borrower or any Subsidiary of Borrower or any predecessor in interest.

                "Environmental Indemnity Agreement" means that certain environmental indemnity agreement dated as of even date herewith executed and delivered by Borrower in favor of Agent, for the benefit of the Lender Group.

                "Environmental Law" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy or rule of common law, as in effect from time to time, and in each case as amended, or any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree or judgment, to the extent binding on Borrower or any Subsidiary of Borrower, relating to the environment, or Hazardous Materials (including occupational exposure to Hazardous Materials), including CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. Section 1801 et seq.; and the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); any applicable state and local or foreign counterparts or equivalents, in each case as amended from time to time.

                "Environmental Liabilities and Costs" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any Environmental Action.

                "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

                "Equipment" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to equipment (including, without limitation, the manufacturing equipment located at Borrower's Highbay facility whether or not any such equipment is so attached to the real property that it constitutes fixtures), machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, excluding assets described in clause (a) of the definition of "Excluded Collateral".

                "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

                "ERISA Affiliate" means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower is a member under IRC
Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with Borrower and whose employees are aggregated with the employees of Borrower under IRC Section 414(o).

                "ERISA Event" means (a) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan, (b) the withdrawal of Borrower, any of Borrower's Subsidiaries or ERISA Affiliates from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041 (c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under
Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to
Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Borrower, any of Borrower's Subsidiaries or ERISA Affiliates from a Multiemployer Plan, or (g) providing any security to any plan under Section 401(a)(29) of the IRC by Borrower or any of its Subsidiaries or any of their ERISA Affiliates.

                "Event of Default" has the meaning set forth in Section 8.

                "Excess Availability" means the amount, as of the date any determination thereof is to be made, equal to (a) Availability minus (b) the aggregate amount, if any, of all vouchered and unvouchered trade payables of Borrower that are more than sixty (60) days past due and all book overdrafts in excess of Borrower's historical practices with respect thereto, in each case under clause (b) of this definition as determined by Agent in its Permitted Discretion.

                "Exchange Act" means the Securities Exchange Act of 1934, as in effect from time to time.

                "Excluded Collateral" means all of Borrower's now owned right, title, and interest in and to each of the following:

                (a) that certain aircraft with Model Number L-1011-385-1-15, Serial Number 193E-1067, and Registration Number N#140SC, and the engines and all other parts attached thereto,

                (b) the money, in an amount not to exceed $10,355,676 in the aggregate, so long as such money is collateralizing the following existing letters of credit: (i) (a) the letter of credit number M-12870/01G in the amount of $1,847,500, the letter of credit number M-12974/02G in the amount of $2,804,219, the letter of credit number M-12945/01G in the amount of $735,474, which amount is being increased to $5,516,057, each of which were issued by the International Commercial Bank of China in favor of the National Science Counsel, the Executive Yuan of the Republic of China, (ii) the letter of credit number 930718 in the amount of $27,900 issued by Bank of America, N.A. (successor by merger to NationsBank, N.A.) in favor of Hellenic Air Force Command, and (iii) the letter of credit number SM416742C in the amount of $160,000 issued by Wachovia Bank, N.A. (successor by merger to First Union National Bank) in favor of Boston Properties Limited Partnership, and

                (c) the common stock of ORBIMAGE that is owned or beneficially held by Borrower.

                "Excluded Contracts" means the System Procurement Agreement and Subcontract PO #MSB0081500 for Bus Subsystem, Satellite Supervising and Control Equipment, System Engineering and Launch Services between Lockheed Martin Corporation (acting by and through Lockheed Martin Commercial Space Systems) and Borrower and any other contract as Borrower and Agent shall from time to time agree in writing to exclude from the requirements of Section 7.20(c).

                "Excluded Coverages" has the meaning set forth in Section
6.8(a).

                "Executive Officer" means the chairman of the board, president, each executive vice president, Borrower's chief financial officer, principal accounting officer, and any vice president of Borrower in charge of a principal business unit, division or function, and any other officer appointed by the board of directors of Borrower who performs a policy-making function.

                "EXIM" means the Export-Import Bank of the United States.

                "F.A.R." means the Federal Acquisition Regulation, 48 C.F.R.
Part 1, as in effect from time to time and any replacement regulations thereto.

                "FCC" means the Federal Communications Commission of the United States.

                "FCC Licenses" means, collectively, those certain licenses issued by the FCC and held by Orbital Communications relating to the space and ground segments of the ORBCOMM NVNG MSS system (ITU designation LEOTELCOM-1) (the "ORBCOMM System') as follows:

Space Segment Authorizations and Special Temporary Authority (SAT-STA-20001215-00165) issued under FCC Call Sign S2103 relating to construction, launch and operation of the ORBCOMM System; Ground Segment Authorizations Associated with the ORBCOMM System issued under FCC Call Signs E940534, E940535, E940536, E940537 and E940538; Experimental Authorizations Associated with the ORBCOMM System under FCC Call Signs WB2XDL and WB2XGL; C-Bank Relay Earth Station Authorizations Associated with the ORBCOMM System under VCC Call Signs E9900557, E990058, E990059, E990060 and E990061.

                "Fee Letter" means that certain fee letter, dated as of even date herewith, among Borrower, Agent and Ableco.

                "FEIN" means Federal Employer Identification Number.

                "Firm Contracts" means contracts that have been executed and delivered to Borrower or that are included in "backlog" pursuant to Regulation S-K of the Securities Act of 1933.

                "Financial Asset" means all of Borrower's now owned or hereafter acquired right, title and interest with respect to any "financial asset" as that term is defined in the Code.

                "Foothill" means Foothill Capital Corporation, a California corporation.

                "Funding Date" means the date on which a Borrowing occurs.

                "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

                "General Intangibles" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to general intangibles (including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, money, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), and any and all Supporting Obligations in respect thereof, and any other personal property other than goods, Accounts, Investment Property, Negotiable Collateral and Chattel Paper.

                "Governing Documents" means, with respect to any Person, the certificate or articles of incorporation, bylaws, or other organizational documents of such Person.

                "Governmental Authority" means any federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

                "Guarantor" means each of Orbital Communications and Orbital International.

                "Guarantor Security Agreement" means that certain guarantor security agreement dated as of even date herewith among the Guarantors and Agent.

                "Guaranty" means that certain guaranty dated as of even date herewith executed and delivered by each Guarantor in favor of Agent, for the benefit of the Lender Group.

                "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any Environmental Laws as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million.

                "Hedge Agreement" means any and all transactions, agreements, or documents now existing or hereafter entered into between Borrower or its Subsidiaries and Wells Fargo or its Affiliates, which provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Borrower's or its Subsidiaries' exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

                "Holdout Lender" has the meaning set forth in Section 15.2(a).

                "Indebtedness" means (a) all obligations for borrowed money,
(b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products,
(c) all obligations under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of Borrower or its Subsidiaries, irrespective of whether such obligation or liability is assumed, (e) all obligations for the deferred purchase price of assets (other than trade debt incurred in the ordinary course of business and repayable in accordance with customary trade practices), and (f) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person. It is understood by the parties hereto that amounts owed by Borrower pursuant to the ORBIMAGE Purchase Agreement shall not constitute "Indebtedness" for purposes of this Agreement.

                "Indemnified Liabilities" has the meaning set forth in Section 11.3.

                "Indemnified Person" has the meaning set forth in Section 11.3.

                "Indenture" means that certain Indenture dated September 16, 1997 between Borrower and Deutsche Bank AG, New York Branch, as trustee, for $100,000,000 of 5.0% Convertible Subordinated Notes due 2002.

                "Indostar" means, collectively, PT. Datakom Asia, PT. Matahori Lintas Cakrawala, PT. Media Citra Indostar, and all of their respective Subsidiaries and Affiliates.

                "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                "Intellectual Property Security Agreement" means that certain intellectual property security agreement dated as of even date herewith between Borrower and Agent.

                "Inventory" means all Borrower's now owned or hereafter acquired right, title, and interest with respect to inventory, including goods held for sale or lease or to be furnished under a contract of service, goods that are leased by Borrower as lessor, goods that are furnished by Borrower under a contract of service, and raw materials, work in process, or materials used or consumed in Borrower's business; including all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor.

                "Investment" means (a) with respect to any Person (including ORBIMAGE), any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (i) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (ii) bona fide Accounts arising in the ordinary course of business consistent with past practices), purchases or other acquisitions for consideration of Indebtedness or Stock, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP, and (b) with respect to ORBIMAGE, Borrower's purchase of the ORBIMAGE Accounts pursuant to the provisions of the ORBIMAGE Purchase Agreement.

                "Investment Property" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to "investment property" as that term is defined in the Code, and any and all Supporting Obligations in respect thereof, excluding assets described in clause (c) of the definition of "Excluded Collateral".

                "IRC" means the Internal Revenue Code of 1986, as in effect from time to time.

                "IRS" means the Internal Revenue Service of the United States.

                "Issuing Lender" means Foothill or any other Lender that, at the request of Borrower and with the consent of Agent agrees, in such Lender's sole discretion, to become an Issuing Lender for the purpose of issuing L/Cs or L/C Undertakings pursuant to Section 2.12.

                "JPMorgan" means JPMorgan Chase Bank (f/k/a Morgan Guaranty Trust Company of New York), as administrative agent and collateral agent under that certain Third Amended and Restated Credit and Reimbursement Agreement dated as of December 21, 1998 (as amended and restated from time to time).

                "L/C" has the meaning set forth in Section 2.12(a).

                "L/C Disbursement" means a payment made by the Issuing Lender pursuant to a Letter of Credit.

                "L/C Undertaking" has the meaning set forth in Section 2.12(a).

                "Lender" and "Lenders" have the respective meanings set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of Section 14.1.

                "Lender Group" means, individually and collectively, each of the Lenders (including the Issuing Lender) and Agent.

                "Lender Group Expenses" means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by Borrower under any of the Loan Documents that are paid or incurred by any one or more members of the Lender Group, (b) reasonable out-of-pocket costs paid or incurred by any one or more members of the Lender Group in connection with any one or more members of the Lender Group's transactions with Borrower, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunications, (c) fees and charges paid or incurred by (i) Agent for public record searches (including tax lien, judgment, and Uniform Commercial Code searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles and periodic status reports from Borrower's jurisdiction of formation), filings, recordings and publications, and (ii) one or more members of the Lender Group in connection with appraisals (including periodic Collateral appraisals or appraisals of any other collateral securing the Obligations or business valuations to the extent of the fees and charges (and up to the amount of any limitation contained in this Agreement), real estate surveys, real estate title policies and endorsements, and environmental audits conducted in accordance with this Agreement or pursuant to the Environmental Indemnity Agreement, (d) costs and expenses incurred by any one or more members of the Lender Group in the disbursement of funds to Borrower (by wire transfer or otherwise), (e) charges paid or incurred by any one or more members of the Lender Group resulting from the dishonor of checks, (f) reasonable costs and expenses paid or incurred by the Lender Group to correct any Default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (g) audit fees and expenses of any one or more members of the Lender Group related to audit examinations of the Books to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, (h) reasonable costs and expenses of third party claims or any other suit paid or incurred by any one or more members of the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or any one or more members of the Lender Group's relationship with Borrower or any guarantor of the Obligations, (i) Agent's and each Lender's reasonable fees and expenses (including attorneys' fees) incurred in advising, structuring, drafting, reviewing, administering, or amending the Loan Documents, and (j) Agent's and each Lender's reasonable fees and expenses (including attorneys' fees) incurred in terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Borrower or any Subsidiary of Borrower or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral or any other collateral securing the Obligations. Notwithstanding the foregoing, the attorneys' fees to be paid by Borrower in accordance with clauses (i) and (j) of this definition shall be limited to the fees of one law firm representing Agent and the fees of one law firm representing all Lenders with a Term Loan Commitment (other than Foothill or any other Lender that is a successor Agent hereunder) and the fees of any local counsel representing Agent and the fees of any local counsel representing all Lenders with a Term Loan Commitment. It is further understood that counsel for Agent or any successor Agent hereunder shall primarily be responsible for the items set forth in clauses (i) and (j) and in no event shall Lender Group Expenses include amounts in respect of any obligations that are excluded pursuant to Section 2.12(c) or Section 11.3 or any other provision of the Loan Documents.

                "Lender-Related Person" means, with respect to any Lender, such Lender, together with such Lender's Affiliates, and the officers, directors, employees, and agents of such Lender.

                "Letter of Credit" means an L/C or an L/C Undertaking, as the context requires.

                "Letter of Credit Reimbursement Agreement" means that certain letter agreement dated as of January 8, 2002 between Foothill and Borrower and acknowledged by Ableco.

                "Letter of Credit Usage" means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit, including, without limitation, so long as such letters of credit are outstanding, the Letters of Credit originally issued pursuant to the Letter of Credit Reimbursement Agreement, plus 100% of the amount of outstanding time drafts accepted by an Underlying Issuer as a result of drawings under Underlying Letters of Credit.

                "Lien" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

                "Loan Account" has the meaning set forth in Section 2.10.

                "Loan Documents" means this Agreement, the Bank Product Agreements, the Cash Management Agreements, the Control Agreements, the Intellectual Property Security Agreement, the Disbursement Letter, the Environmental Indemnity Agreement, the Fee Letter, the Guaranty, the Guarantor Security Agreement, the Letters of Credit, the Mortgages, the Officers' Certificate, the Stock Pledge Agreement, any note or notes executed by Borrower in connection with this Agreement and payable to a member of the Lender Group, and any other agreement entered into, now or in the future, by Borrower and the Lender Group in connection with this Agreement.

                "Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower or any Subsidiary of Borrower, taken as a whole; provided, however, that a "going concern" qualification on the auditor's report on the financial statements of Borrower for the fiscal year ended December 31, 2001 shall not constitute a Material Adverse Change, (b) a material impairment of Borrower's or any Guarantor's ability, taken as a whole, to perform its obligations under the Loan Documents to which it is a party or of the Lender Group's ability to enforce the Obligations or realize upon the Collateral or any other collateral securing the Obligations, or (c) a material impairment of the enforceability or priority of the Agent's Liens with respect to the Collateral or any other collateral securing the Obligations as a result of an action or failure to act on the part of Borrower or any Guarantor.

                "Maturity Date" has the meaning set forth in Section 3.4.

                "Maximum Revolver Amount" means $35,000,000.

                "MetLife" means MetLife Capital Corporation, a Delaware corporation.

                "Mission Success Policy" has the meaning set forth in Section 6.8(a).

                "Moody's" means Moody's Investors Service, Inc., a Delaware corporation, and its successors.

                "Mortgage Policy" has the meaning set forth in Section 3.1(v).

                "Mortgages" means, individually and collectively, (a) that certain credit line deed of trust and security agreement dated as of the date hereof executed by Borrower in favor of Agent, for the benefit of the Lender Group, and (b) any other mortgages, deeds of trust, or deeds to secure debt, executed and delivered by Borrower in favor of Agent, for the benefit of the

Lender Group, in form and substance satisfactory to Agent in its Permitted Discretion, that encumber the Real Property Collateral and the related improvements thereto.

                "Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which Borrower, any of its Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six (6) years.

                "NASA" means the National Aeronautics and Space Administration of the United States.

                "Negotiable Collateral" means all of Borrower's now owned and hereafter acquired right, title, and interest with respect to letters of credit, letter of credit rights, instruments, promissory notes, drafts and documents and any and all supporting obligations in respect thereof.

                "Net Proceeds" means, with respect to any asset disposition by Borrower or any Subsidiary or any proceeds from casualty insurance received by Borrower or any issuance by Borrower of Stock, the aggregate amount of cash or Cash Equivalents received for such assets or Stock, net of (a) reasonable and customary transaction costs and expenses, (b) transfer taxes (including sales and use taxes), (c) amounts payable to holders of applicable Permitted Liens hereunder to the extent that such Permitted Liens, if any, are senior in priority to the Agent's Liens, (d) an appropriate reserve for income taxes in accordance with GAAP, and (e) appropriate amounts to be provided as a reserve against liabilities or otherwise held in escrow in association with any such disposition, in each case clauses (a) though (e) to the extent the amounts so deducted are properly attributable to such transaction and payable (or reserved) by Borrower in connection with such disposition or loss or the issuance of Stock, including without limitation reasonable and customary commissions and underwriting discounts, to a Person that is not an Affiliate of Borrower or such Subsidiary.

                "Obligations" means (a) all loans (including the Term Loan), Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations with respect to outstanding Letters of Credit, premiums, liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations, fees (including the fees provided for in the Fee Letter), charges, costs, Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), guaranties, covenants, and duties of any kind and description owing by Borrower to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Group Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise, and (b) all Bank Product Obligations. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding.

                "Officers' Certificate" means the representations and warranties of officers in the form submitted by Agent to Borrower, together with Borrower's completed responses to the inquiries set forth therein, the form and substance of such responses to be satisfactory to Agent.

                "ORBCOMM System" has the meaning set forth in the definition of "FCC Licenses".

                "ORBIMAGE" means Orbital Imaging Corporation, a Delaware corporation.

                "ORBIMAGE Accounts" has the meaning set forth in Section 7.13.

                "ORBIMAGE Purchase Agreement" means that certain Purchase Agreement dated as of February 9, 2001 between Borrower and ORBIMAGE.

                "ORBIMAGE Reserve" means a reserve against Availability established by Agent in an amount equal to the difference between the purchase price of the ORBIMAGE Accounts paid by Borrower (not to exceed $10,000,000) and the actual value of the ORBIMAGE Accounts, as determined by Agent in its Permitted Discretion pursuant to its audit, which reserve shall be reduced by $1.00 for each $1.00 collected by Borrower from the ORBIMAGE Accounts. Notwithstanding anything else in this Agreement to the contrary, the ORBIMAGE Reserve shall be released upon the occurrence of each of the ORBIMAGE Reserve Termination Events.

                "ORBIMAGE Reserve Termination Events" means, each of the following events:

                (a) the ORBIMAGE Reserve has not been reduced to $0 upon the collection of all of the ORBIMAGE Accounts,

                (b) the first anniversary date of the closing date of the first purchase by Borrower of a portion of the ORBIMAGE Accounts has occurred,

                (c) no Default or Event of Default exists under this Agreement or the Loan Documents, and

                (d) for two consecutive fiscal quarters, Borrower has maintained an average daily amount of Excess Availability and unrestricted cash and Cash Equivalents of not less than $20,000,000.

                "Orbital Communications" means Orbital Communications Corporation, a Delaware corporation.

                "Orbital Holdings" means Orbital Holdings Corporation, a Delaware corporation.

                "Orbital International" means Orbital International, Inc., a Virginia corporation.

                "Organizational I.D. Number" means, with respect to any Person, the organizational identification number assigned to such Person by the applicable governmental unit or agency of the jurisdiction of organization of such Person.

                "Originating Lender" has the meaning set forth in Section
14.1(e).

                "Overadvance" has the meaning set forth in Section 2.5.

                "Participant" has the meaning set forth in Section 14.1(e).

                "Paul Hastings" has the meaning set forth in Section 16.19.

                "PBGC" means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto.

                "Permitted Discretion" means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

                "Permitted Dispositions" means (a) sales or other dispositions by Borrower or its Subsidiaries of Equipment that is substantially worn, damaged, or obsolete or otherwise not necessary and useful in the ordinary course of business, (b) sales by Borrower or its Subsidiaries of Inventory or services to buyers in the ordinary course of business, (c) the use or transfer of money or Cash Equivalents by Borrower or its Subsidiaries in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, (d) the licensing by Borrower or its Subsidiaries, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business, (e) the sale by Borrower of its TMS division so long as (i) no Event of Default has occurred and is continuing at the time such sale is consummated, and (ii) Borrower receives a minimum of $15,000,000 in Net Proceeds for such sale, (f) the transfer from Orbital Communications to OGLP Acquisition Sub LLC (or any successor thereof) of the FCC Licenses so long as such transfer is required pursuant to the provisions of that certain Asset Purchase Agreement dated as of April 23, 2001 between Orbital Communications, OGLP Acquisition Sub LLC and OGLP Acquisition Sub II Corp., as such agreement exists as of the date hereof or as amended with the consent of the Required Lenders, and (g) the sale by Borrower of the unimproved Real Property located at Steeplechase Industrial Park, Lots 1-4 so long as (i) no Event of Default has occurred and is continuing at the time such sale is consummated, and (ii) Borrower receives a minimum of $3,000,000 in Net Proceeds for such sale.

                "Permitted Investments" means (a) investments in Cash Equivalents, (b) investments in negotiable instruments for collection, (c) advances made in connection with purchases of goods or services in the ordinary course of business, (d) investments in any Guarantor not to exceed $10,000 per year per Guarantor, (e) deposits to secure the performance of (i) letters of credit (not to exceed an aggregate amount of $500,000 at any time outstanding),
(ii) bids, tenders, or obtaining of any license from a governmental authority, or (iii) indemnification obligations (not to exceed an aggregate amount of $100,000 at any time outstanding), or (iv) operating leases in the ordinary course of business, (f) deposits existing as of the Closing Date in escrow accounts or securing the letters of credit of the type described in clause (b) of the definition of Excluded Collateral, (g) deposits in connection with the sale of TMS (including, without limitation, deposits to secure indemnification obligations arising in connection therewith), and (h) the Stock and debt instruments held by Borrower as set forth on Schedule P-2.

                "Permitted Liens" means (a) Liens held by Agent for the benefit of Agent and the Lenders, (b) Liens for unpaid taxes that either (i) are not yet delinquent, or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1, (d) the interests of lessors under operating leases, (e) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests, (g) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (h) Liens or deposits to secure performance of (i) bids or tenders, (ii) letters of credit existing in an aggregate face amount not to exceed $10,355,676, which amount shall automatically be reduced by the face amount of any letter of credit existing as of the Closing Date upon the expiration of, or draw under, such letter of credit (which may not be renewed without the prior consent of the Required Lenders, specifically excluding that certain letter of credit number M12870/1G in the amount of $1,847,500 issued by the International Commercial Bank of China), or
(iii) leases incurred in the ordinary course of business and not in connection with the borrowing of money, (i) Liens granted as security for surety, appeal bonds, performance bonds and other similar obligations in connection with obtaining such bonds in the ordinary course of business, which Liens shall secure only the aggregate face value of such bonds, (j) Liens resulting from any judgment or award that is not an Event of Default hereunder, (k) Liens with respect to the Real Property Collateral that are exceptions to the commitments for title insurance issued in connection with the Mortgages, as accepted by Agent, and any further zoning restrictions that do not materially interfere with or impair the use or operation thereof, (l) with respect to any Real Property that is not part of the Real Property Collateral, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof, (m) the non-exclusive right granted to Boeing to use certain property of Borrower pursuant to that certain letter agreement dated December 4, 2001 between Borrower and Boeing, but only to the extent such right exists on the date hereof, (n) Liens granted to the United States government pursuant to F.A.R. 52.232-16 and F.A.R. 52.245-5 on certain assets of Borrower specified in prime contracts between Borrower and the United States Government or any United States Agency or as specified in subcontracts to which Borrower is a party, and
(o) encumbrances on the FCC Licenses pursuant to the Asset Purchase Agreement described in clause (f) of the definition of Permitted Dispositions, as such agreement exists on the date hereof or as amended with the consent of the Required Lenders.

                "Permitted Protest" means the right of Borrower or any Subsidiary of Borrower to protest any Lien (other than any such Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by Borrower or such Subsidiary, as applicable, in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Agent's Liens. It is understood that the requirements of clause (c) of this definition of "Permitted Protest" have been satisfied with respect to Borrower's protest of the Internal Revenue Service assessment against Borrower, as successor to ETI Technologies, Inc., in the amount of $241,288 for the tax year 1994.

                "Permitted Purchase Money Indebtedness" means (a) Purchase Money Indebtedness existing as of the Closing Date and (b) Purchase Money Indebtedness incurred after the Closing Date; provided, however, (i) during the fiscal year ending December 31, 2002, Borrower shall not incur in excess of $12,000,000 in Purchase Money Indebtedness, (ii) during the fiscal year ending December 31, 2003, Borrower shall not incur in excess of $13,000,000 in Purchase Money Indebtedness and (iii) from the period beginning on January 1, 2004 until the Maturity Date, Borrower shall not incur in excess of $14,000,000 in Purchase Money Indebtedness.

                "Person" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

                "Personal Property Collateral" means all Collateral other than Real Property.

                "Projections" means Borrower's (including all divisions thereof) forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

                "Pro Rata Share" means:

                (a) with respect to a Lender's obligation to make Advances and receive payments of principal, interest, fees, costs, and expenses with respect thereto, (x) prior to the date the Revolver Commitments have been terminated or permanently reduced to zero, the percentage obtained by dividing
(i) such Lender's Revolver Commitment, by (ii) the aggregate Revolver Commitments of all Lenders and (y) from and after the date the Revolver Commitments have been terminated or permanently reduced to zero, the percentage obtained by dividing (i) the aggregate unpaid principal amount of such Lender's Advances, by (ii) the aggregate unpaid principal amounts of all Advances,

                (b) with respect to a Lender's obligation to participate in Letters of Credit, to reimburse the Issuing Lender, and to receive payments of fees with respect thereto, (x) prior to the date the Revolver Commitments have been terminated or permanently reduced to zero, the percentage obtained by dividing (i) such Lender's Revolver Commitment, by (ii) the aggregate Revolver Commitments of all Lenders, and (y) from and after the date the Revolver Commitments have been terminated or permanently reduced to zero, the percentage obtained by dividing (i) the aggregate unpaid principal amount of such Lender's Advances, by (ii) the aggregate unpaid principal amounts of all Advances,

                (c) with respect to a Lender's obligation to make the Term Loan and receive payments of interest, fees, and principal with respect thereto,
(x) prior to the date the Term Loan Commitments have been terminated or permanently reduced to zero, the percentage obtained by dividing (i) such Lender's Term Loan Commitment, by (ii) the aggregate amount of all Lenders' Term Loan Commitments and (y) from and after the date the Term Loan Commitments have been terminated or permanently reduced to zero, the percentage obtained by dividing (i) the aggregate unpaid principal amount of such Lender's Term Loans, by (ii) the aggregate unpaid principal amount of all Term Loans, and

                (d) with respect to all other matters (including the indemnification obligations arising under Section 16.7) prior to the date the Commitments have been terminated or permanently reduced to zero, the percentage obtained by dividing (i) such Lender's Total Commitment, by (ii) the aggregate amount of Total Commitments of all Lenders and (y) from and after the date all Commitments have been terminated or permanently reduced to zero, the percentage obtained by dividing (i) the aggregate unpaid amount of such Lender's outstanding Obligations, by (ii) the aggregate unpaid amount of all outstanding Obligations.

                "Purchase Money Indebtedness" means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within one hundred twenty (120) days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

                "Real Property" means any estates or interests in real property now owned or hereafter acquired by Borrower and the improvements thereto.

                "Real Property Collateral" means the parcel or parcels of Real Property identified on Schedule R-1 and any Real Property hereafter acquired by Borrower.

                "Record" means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

                "Remedial Action" means all actions to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (d) conduct any other actions in the nature of removal, remedial, or response actions as defined under 42 U.S.C. Section 9601(23), (24) and (25).

                "Replacement Lender" has the meaning set forth in Section
15.2(a).

                "Report" has the meaning set forth in Section 16.17.

                "Reportable Event" means any of the events described in Section 4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of thirty (30) days notice to the PBGC is waived under applicable regulations.

                "Required Availability" means (a) Excess Availability plus (b) unrestricted cash and Cash Equivalents (inclusive of amounts borrowed by Borrower under the Term Loan) minus (c) the aggregate amount of fees and expenses incurred in connection with the closing of this Agreement and the Loan Documents, in an amount of not less than $30,000,000.

                "Required Lenders" means, at any time, Lenders whose Pro Rata Shares aggregate 51% of the Total Commitments, or if the Commitments have been terminated irrevocably, 51% of the Obligations (other than Bank Product Obligations) then outstanding.

                "Responsible Officer" means each of the following officers who shall have been appointed by Borrower's board of directors in accordance with Borrower's Governing Documents: the chairman of the board, president, any executive vice president, the senior vice president of finance, the treasurer, any assistant treasurer, Borrower's chief financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), Borrower's principal legal officer, and any vice president/assistant general counsel.

                "Revolver Commitment" means, with respect to each Lender, its Revolver Commitment, and, with respect to all Lenders, their Revolver Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.

                "Revolver Usage" means, as of any date of determination, the sum of (a) the then extant amount of outstanding Advances, plus (b) the then extant amount of the Letter of Credit Usage.

                "Risk Participation Liability" means, as to each Letter of Credit, all reimbursement obligations of Borrower to the Issuing Lender with respect to an L/C Undertaking, consisting of (a) the amount available to be drawn or which may become available to be drawn, (b) all amounts that have been paid by the Issuing Lender to the Underlying Issuer to the extent not reimbursed by Borrower, whether by the making of an Advance or otherwise, and (c) all accrued and unpaid interest, fees, and expenses payable with respect thereto.

                "S&P" means Standard & Poor's Rating Service, a division of The McGraw Hill Companies, Inc., a New York corporation, and its successors.

                "SEC" means the United States Securities and Exchange Commission and any successor thereto.

                "Securities Account" means a "securities account" as that term is defined in the Code.

                "Settlement" has the meaning set forth in Section 2.3(f)(i).

                "Settlement Date" has the meaning set forth in Section
2.3(f)(i).

                "Solvent" means, with respect to any Person on a particular date, that such Person is not insolvent (as such term is defined in the Uniform Fraudulent Transfer Act).

                "Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

                "Stock Pledge Agreement" means that certain stock pledge agreement dated as of even date herewith between Borrower and Agent with respect to the pledge of the Stock of each Subsidiary owned by Borrower.

                "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity. Notwithstanding the foregoing, ORBIMAGE shall not be deemed to be a Subsidiary of Borrower or its Subsidiaries for the purpose of this Agreement.

                "Supporting Obligation" means all of Borrower's now owned or hereafter acquired right, title and interest with respect to any "supporting obligation" as that term is defined in the Code.

                "Swing Lender" means Foothill or any other Lender that, at the request of Borrower and with the consent of Agent agrees, in such Lender's sole discretion, to become the Swing Lender hereunder.

                "Swing Loan" has the meaning set forth in Section 2.3(d)(i).

                "System Procurement Agreement" means that certain Amended and Restated Orbimage System Procurement Agreement, dated February 26, 1998, as amended by Amendment No. 1 dated December 31, 1998, as amended by Amendment No. 2 dated September 15, 1999, as amended by Amendment No. 3 dated March 30, 2000, as amended by Amendment No. 4 dated June 29, 2000 by and between Borrower and ORBIMAGE, as such Agreement may be amended in accordance with the Agreement.

                "Taxes" has the meaning set forth in Section 16.11.

                "Term Loan" has the meaning set forth in Section 2.2.

                "Term Loan Amount" means $25,000,000.

                "Term Loan Commitment" means, with respect to each Lender, its Term Loan Commitment, and, with respect to all Lenders, their Term Loan Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.

                "TMS" means the Transportation Management Systems division of Borrower.

                "Total Commitment" means, with respect to each Lender, its Total Commitment, and, with respect to all Lenders, their Total Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 attached hereto or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.

                "Underlying Issuer" means a third Person that is the beneficiary of an L/C Undertaking and that has issued a letter of credit at the request of the Issuing Lender for the benefit of Borrower. Unless otherwise agreed between Borrower and Agent, the Underlying Issuer shall be Wells Fargo.

                "Underlying Letter of Credit" means a letter of credit that has been issued by an Underlying Issuer.

                "United States Agency" means any department, agency, public corporation or instrumentality of the United States. For the avoidance of doubt, each branch of the United States military shall be considered a separate United States Agency for all purposes of this Agreement.

                "Voidable Transfer" has the meaning set forth in Section 17.7.

                "Wells Fargo" means Wells Fargo Bank, National Association, a national banking association.

        1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

        1.3 CODE. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

        1.4 CONSTRUCTION. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

        1.5 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.      LOAN AND TERMS OF PAYMENT.

        2.1     REVOLVER ADVANCES.

                (a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a Revolver Commitment agrees (severally, not jointly or jointly and severally) to make advances ("Advances") to Borrower in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to the lesser of (i) the Maximum Revolver Amount less the sum of (A) the Letter of Credit Usage and (B) the aggregate amount of the reserves established by Agent under Section 2.1(b), or
(ii) the Borrowing Base less the Letter of Credit Usage. For purposes of this Agreement, "Borrowing Base," as of any date of determination, shall mean the result of:

                                (x)     the lesser of

                                                (i) the sum of (1) 85% of
                                        Eligible Domestic Billed Accounts, plus
                                        (2) the least of (A) 50% of Eligible
                                        Domestic Unbilled Accounts, (B)
                                        $30,000,000, or (C) 150% of the Eligible
                                        Domestic Billed Accounts plus (3) the
                                        lesser of (A) the sum of (I) 85% of
                                        Eligible Foreign Billed Accounts and
                                        (II) 50% of the Eligible Foreign
                                        Unbilled Accounts or (B) $15,000,000,
                                        collectively less the amount,
                                        if any, of the sum of the Dilution
                                        Reserve and the ORBIMAGE Reserve, and

                                                (ii) an amount equal to
                                        Borrower's Collections with respect to
                                        Accounts for the immediately preceding
                                        75 day period, minus

                                (y)     the aggregate amount of reserves
                                        established by Agent under Section
                                        2.1(b).

                (b) Anything to the contrary in this Section 2.1 notwithstanding, Agent shall have the right to establish reserves in such amounts, and with respect to such matters, as Agent in its Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base, including the Bank Product Reserves, the Baseline Reserve and additional reserves with respect to (i) sums that Borrower is required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay when due, or if no due date is provided, upon demand, under any Section of this Agreement or any other Loan Document, and (ii) amounts owing by Borrower to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than any existing Permitted Lien set forth on Schedule P-1 and any Lien arising after the date hereof that secures Permitted Purchase Money Indebtedness), which Lien or trust, in the Permitted Discretion of Agent likely would have a priority superior to the Agent's Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral; provided, however, that in no event shall a reserve be created pursuant to this Section 2.1(b)(ii) in respect of Permitted Liens of the type described in clauses (b) (to the extent the unpaid taxes are not delinquent), (h), and (i) of the definition of Permitted Liens.

                (c) The Lenders with Revolver Commitments shall have no obligation to make additional Advances hereunder to the extent such additional Advances would cause the Revolver Usage to exceed the Maximum Revolver Amount.

                (d) Amounts borrowed pursuant to this Section may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

        2.2 TERM LOAN. Subject to the terms and conditions of this Agreement, on the Closing Date each Lender with a Term Loan Commitment agrees (severally, not jointly or jointly and severally) to make term loans (collectively, the "Term Loan") to Borrower in an amount equal to such Lender's Pro Rata Share of the Term Loan Amount. The Term Loan shall be repaid in full on the Maturity Date.

                (a)     Borrower shall prepay the Term Loan in accordance with
Section 2.4 of this Agreement without any penalty or premium:

                        (i) from the Net Proceeds received by Borrower from the sale of TMS in an amount equal to the greater of (A) thirty percent (30%) of such Net Proceeds received by Borrower therefor or (B) $5,000,000; and

                        (ii) from the Net Proceeds received by Borrower from the sale of the Real Property located at Steeplechase Lots 1-4;

provided, however, that if an Event of Default has occurred and is continuing, such Net Proceeds shall be applied to the Obligations in accordance with Section 2.4(b)(i)(A)-(S). Borrower shall cause the Net Proceeds from each disposition described in clause (a)(i) and (ii) above to be remitted directly to the Agent's Account.

                (b) Borrower may, at any time, prepay all or a portion of the Term Loan in accordance with Section 2.4 of this Agreement without any penalty or premium:

                        (i) from the Net Proceeds received by Borrower in connection with equity issuances after the date of this Agreement, so long as (A) Borrower notifies Agent in writing prior to the deposit of the Net Proceeds therefor into a Cash Management Account pursuant to Section 2.7 that such Net Proceeds are earmarked for prepayment of the Term Loan, (B) no Event of Default has occurred and is continuing at the time of such prepayment, and (C) Borrower shall have Excess Availability plus unrestricted cash on hand or Cash Equivalents in an aggregate amount of not less than $20,000,000 after giving effect to such prepayment; or

                        (ii) so long as (A) such prepayment is not effected using proceeds of Advances, and (B) upon any such prepayment and after giving effect thereto, there shall be no outstanding Advances hereunder.

                (c) The outstanding unpaid principal balance and all accrued and unpaid interest under the Term Loan shall be due and payable on the date of termination of this Agreement, whether by its terms, by prepayment, or by acceleration. All amounts outstanding under the Term Loan shall constitute Obligations.

        2.3     BORROWING PROCEDURES AND SETTLEMENTS.

                (a) PROCEDURE FOR BORROWING. Each Borrowing shall be made by an irrevocable written request by an Authorized Person delivered to Agent (which notice must be received by Agent no later than 1:00 p.m. (Atlanta time) on the Business Day prior to the date that is the requested Funding Date in the case of a request for an Advance or the Term Loan specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day; provided, however, that in the case of a request for a Swing Loan in an amount of $5,000,000, or less, such notice will be timely received if it is received by Agent no later than 1:00 p.m. (Atlanta time) on the Business Day that is the requested Funding Date) specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day. At Agent's election, in lieu of delivering the above-described written request, any

Authorized Person may give Agent telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within twenty-four (24) hours of the giving of such notice.

                (b) AGENT'S ELECTION. Promptly after receipt of a request for a Borrowing pursuant to Section 2.3(a), Agent shall elect, in its discretion, (i) to have the terms of Section 2.3(c) apply to such requested Borrowing, or (ii) if the Borrowing is for an Advance, to request Swing Lender to make a Swing Loan pursuant to the terms of Section 2.3(d) in the amount of the requested Borrowing; provided, however, that if Swing Lender declines in its sole discretion to make a Swing Loan pursuant to Section 2.3(d), Agent shall elect to have the terms of Section 2.3(c) apply to such requested Borrowing.

                (c)     MAKING OF ADVANCES.

                        (i) In the event that Agent shall elect to have the terms of this Section 2.3(c) apply to a requested Borrowing as described in Section 2.3(b), then promptly after receipt of a request for a Borrowing pursuant to Section 2.3(a), Agent shall notify the Lenders, not later than 4:00 p.m. (Atlanta time) on the Business Day immediately preceding the Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent's Account, not later than 1:00 p.m. (Atlanta time) on the Funding Date applicable thereto. After Agent's receipt of the proceeds of such Advances (or the Term Loan, as applicable), upon satisfaction of the applicable conditions precedent set forth in Section 3 hereof, Agent shall make the proceeds thereof available to Borrower on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Agent to Borrower's Designated Account; provided, however, that, subject to the provisions of Sections 2.3(e) and 2.3(i), Agent shall not request any Lender to make, and no Lender shall make, any Advance (or its portion of the Term Loan) if Agent shall have actual knowledge that (1) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or
                (2) the requested Borrowing would exceed the Availability on such Funding Date.

                        (ii) Unless Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one (1) Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to Agent for the account of Borrower the amount of that Lender's Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender's Advance on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Borrower of such failure to fund and, upon demand by Agent, Borrower shall pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances composing such Borrowing. The failure of any Lender to make any Advance on any Funding Date shall not relieve any other Lender of any obligation hereunder to make an Advance on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on any Funding Date.

                        (iii) Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrower to Agent for the Defaulting Lender's benefit, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments to each other non-Defaulting Lender member of the Lender Group ratably in accordance with their Commitments (but only to the extent that such Defaulting Lender's Advance was funded by the other members of the Lender Group) or, if so directed by Borrower and if no Default or Event of Default had occurred and is continuing (and to the extent such Defaulting Lender's Advance was not funded by the Lender Group), retain same to be re-advanced to Borrower as if such Defaulting Lender had made Advances to Borrower. Subject to the foregoing, if Borrower does not so direct Agent (and to the extent the Defaulting Lender's Advance was not funded by the Lender Group), Agent may hold and, in its Permitted Discretion, re-lend to Borrower for the account of such Defaulting Lender the amount of all such payments received and retained by it for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero. This Section shall remain effective with respect to such Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable, (y) the non-Defaulting Lenders, Agent, and Borrower shall have waived such Defaulting Lender's default in writing, or (z) the Defaulting Lender makes its Pro Rata Share of the applicable Advance and pays to Agent all amounts owing by Defaulting Lender in respect thereof. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by Borrower of its duties and obligations hereunder to Agent or to the Lenders other than such Defaulting Lender. Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Borrower at its option, upon written notice to Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be acceptable to Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance Agreement in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being repaid its share of the outstanding Obligations (other than Bank Product Obligations) (including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever; provided further, however, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups' or Borrower's rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund.

                (d)     MAKING OF SWING LOANS.

                        (i) In the event Agent shall elect, with the consent of Swing Lender, as a Lender, to have the terms of this Section 2.3(d) apply to a requested Borrowing as described in Section 2.3(b), Swing Lender as a Lender shall make such Advance in the amount of such Borrowing (any such Advance made solely by Swing Lender as a Lender pursuant to this Section 2.3(d) being referred to as a "Swing Loan" and such Advances being referred to collectively as "Swing Loans") available to Borrower on the Funding Date applicable thereto by transferring immediately available funds to Borrower's Designated Account. Each Swing Loan is an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that all payments on any Swing Loan shall be payable to Swing Lender as a Lender solely for its own account (and for the account of the holder of any participation interest with respect to such Swing Loan). Subject to the provisions of Section 2.3(i), Agent shall not request Swing Lender as a Lender to make, and Swing Lender as a Lender shall not make, any Swing Loan if Agent has actual knowledge that (i) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (ii) the requested Borrowing would exceed the Availability on such Funding Date. Swing Lender as a Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date applicable thereto prior to making, in its sole discretion, any Swing Loan.

                        (ii) The Swing Loans shall be secured by the Agent's Liens, shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to Advances.

                (e)     AGENT ADVANCES.

                        (i) Agent hereby is authorized by Borrower and the Lenders, from time to time in Agent's sole discretion, (1) after the occurrence and during the continuance of a Default or an Event of Default, or (2) at any time that any of the other applicable conditions precedent set forth in Section 3 have not been satisfied, to make Advances to Borrower on behalf of the Lenders that Agent, in its Permitted Discretion deems necessary or desirable (A) to preserve or protect the Collateral and any other collateral securing the Obligations, or any portion thereof, (B) to enhance the likelihood of repayment of the Obligations (other than Bank Product Obligations), or (C) to pay any other amount chargeable to Borrower pursuant to the terms of this Agreement, including, without double counting, Lender Group Expenses and the costs, fees, and expenses described in Section 10 (any of the Advances described in this Section 2.3(e) shall be referred to as "Agent Advances"); provided, that notwithstanding anything to the contrary in this Section 2.3(e), the aggregate principal amount of Agent Advances outstanding at any time, when taken together with the aggregate principal amount of Overadvances in accordance with Section 2.3(i) hereof outstanding at any time, shall not exceed an amount equal to the lesser of (x) 10% of the Borrowing Base then in effect and (y) $3,500,000. Each Agent Advance is an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that all payments on any Agent Advance shall be payable to Agent solely for its own account (and for the account of the holder of any participation interest with respect to such Agent Advance).

                        (ii) The Agent Advances shall be repayable by Borrower on demand. All Agent Advances shall be secured by Agent's Liens granted to Agent under the Loan Documents, shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to Advances.

                (f) SETTLEMENT. It is agreed that each Lender's funded portion of the Advances is intended by the Lenders to equal, at all times, such Lender's Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, Agent, Swing Lender, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Advances, the Swing Loans, and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

                        (i) Agent shall request settlement ("Settlement") with the Lenders on a monthly basis, or on a more frequent basis if so determined by Agent, (1) on behalf of Swing Lender, with respect to each outstanding Swing Loan, (2) for itself, with respect to each Agent Advance, and (3) with respect to Collections received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 4:00 p.m. (Atlanta time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the "Settlement Date"). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances, Swing Loans, and Agent Advances for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including Section 2.3(c)(iii)): (y) if a Lender's balance of the Advances, Swing Loans, and Agent Advances exceeds such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, then Agent shall, by no later than 3:00 p.m. (Atlanta time) on the Settlement Date, transfer in immediately available funds to the account of such Lender as such Lender may designate, an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Swing Loans, and Agent Advances, and (z) if a Lender's balance of the Advances, Swing Loans, and Agent Advances is less than such Lender's Pro Rata Share of the Advances, Swing Loans, and the Agent Advances as of a Settlement Date, such Lender shall no later than 3:00 p.m. (Atlanta time) on the Settlement Date transfer in immediately available funds to Agent's Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Swing Loans, and Agent Advances. Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loan or Agent Advance and, together with the portion of such Swing Loan or Agent Advance representing Swing Lender's Pro Rata Share thereof, shall constitute Advances of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.

                        (ii) In determining whether a Lender's balance of the Advances, Swing Loans, and Agent Advances is less than, equal to, or greater than such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest and fees payable by Borrower and allocable to the Lenders hereunder, and proceeds of Collateral and any other collateral securing the Obligations. To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by Agent to that Lender as part of such next Settlement.

                        (iii) Between Settlement Dates, Agent, to the extent no Agent Advances or Swing Loans are outstanding, may pay over to Swing Lender any payments received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to Swing Lender's Pro Rata Share of the Advances. If, as of any Settlement Date, Collections received since the then immediately preceding Settlement Date have been applied to Swing Lender's Pro Rata Share of the Advances other than to Swing Loans, as provided for in the previous sentence, Swing Lender shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders, to be applied to the outstanding Advances of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances. During the period between Settlement Dates, Swing Lender with respect to Swing Loans, Agent with respect to Agent Advances, and each Lender (subject to the effect of letter agreements between Agent and individual Lenders) with respect to the Advances other than Swing Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Swing Lender, Agent, or the Lenders, as applicable.

                (g) NOTATION. Agent shall record on its books the principal amount of the Advances owing to each Lender, including the Swing Loans owing to Swing Lender, and Agent Advances owing to Agent, and the interests therein of each Lender, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Advances in its books and records, including computer records, such books and records constituting conclusive evidence, absent manifest error, of the accuracy of the information contained therein.

                (h) LENDERS' FAILURE TO PERFORM. All Advances (other than Swing Loans and Agent Advances) shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advance (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

                (i)     OPTIONAL OVERADVANCES.

                        (i) Any contrary provision of this Agreement notwithstanding, the Lenders hereby authorize Agent or Swing Lender, as applicable, and Agent or Swing Lender, as applicable, may, but is not obligated to, knowingly and intentionally, continue to make Advances (including Swing Loans) to Borrower notwithstanding that an Overadvance exists or thereby would be created, so long as (A) after giving effect to such Advances (including a Swing Loan), together with the aggregate principal amount of Agent Advances in accordance with Section 2.3(e) hereof outstanding at any time, the outstanding Revolver Usage does not exceed the Borrowing Base by more than an amount equal to the lesser of (x) 10% of the Borrowing Base then in effect and (y) $3,500,000, (B) after giving effect to such Advances (including any Swing Loan) the outstanding Revolver Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Revolver Amount, and (C) at the time of the making of any such Advance (including a Swing Loan), Agent does not believe, in good faith, that the Overadvance created by such Advance will be outstanding for more than ninety (90) days. The foregoing provisions of this Section 2.3(i) are for the exclusive benefit of Agent, Swing Lender, and the Lenders and are not intended to benefit Borrower in any way. The Advances and Swing Loans, as applicable, that are made pursuant to this Section 2.3(i) shall be subject to the same terms and conditions as any other Advance or Swing Loan, as applicable, except that the rate of interest applicable thereto shall be the rate applicable to Advances under Section 2.6(c) hereof without regard to the presence or absence of a Default or Event of Default.

                        (ii) In the event Agent obtains actual knowledge that the Revolver Usage exceeds the amounts permitted by the preceding paragraph, regardless of the amount of, or reason for, such excess, Agent shall notify Lenders as soon as practicable (and prior to making any (or any additional) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or any other collateral securing the Obligations or their value), and the Lenders with Revolver Commitments thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrower intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to Borrower to an amount permitted by the preceding paragraph. In the event Agent or any Lender disagrees over the terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders.

                        (iii) Each Lender with a Revolver Commitment shall be obligated to settle with Agent as provided in Section 2.3(f) for the amount of such Lender's Pro Rata Share of any unintentional Overadvances by Agent reported to such Lender, any intentional Overadvances made as permitted under this Section 2.3(i), and any Overadvances resulting from the charging to the Loan Account of interest, fees, or Lender Group Expenses.

        2.4     PAYMENTS.

                (a)     PAYMENTS BY BORROWER.

                        (i) Except as otherwise expressly provided herein, all payments by Borrower shall be made to Agent's Account for the account of the Lender Group and shall be made in immediately available funds, no later than 2:00 p.m. (Atlanta time) on the date specified herein. Any payment received by Agent later than 2:00 p.m. (Atlanta time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

                        (ii) Unless Agent receives notice from Borrower prior to the date on which any payment is due to the Lenders that Borrower will not make such payment in full as and when required, Agent may assume that Borrower has made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower does not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.

                (b)     APPORTIONMENT AND APPLICATION OF PAYMENTS.

                        (i) Except as otherwise provided with respect to Defaulting Lenders and except as otherwise provided in the Loan Documents (including letter agreements between Agent and individual Lenders), aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and payments of fees and expenses (other than fees or expenses that are for Agent's separate account, after giving effect to any letter agreements between Agent and individual Lenders) shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee relates. All payments shall be remitted to Agent and, subject to Section 2.4(b)(iii), all such payments, and all proceeds of Accounts or other Collateral received by Agent pursuant to Section 2.7(a) or other applicable provisions of this Agreement, shall be applied on the applicable date required by Section 2.8 as follows:

                                (A) first, to pay any Lender Group Expenses then due to Agent under the Loan Documents, until paid in full,

                                (B) second, to pay any Lender Group Expenses then due to the Lenders under the Loan Documents, on a ratable basis, until paid in full,

                                (C) third, to pay any fees then due to Agent (for its separate accounts, after giving effect to any letter agreements between Agent and the individual Lenders) under the Loan Documents until paid in full,

                                (D) fourth, to pay any fees then due to any or all of the Lenders (after giving effect to any letter agreements between Agent and individual Lenders) under the Loan Documents, on a ratable basis, until paid in full,

                                (E) fifth, to pay interest due in respect of all Agent Advances, until paid in full,

                                (F) sixth, ratably to pay interest due in respect of the Advances (other than Agent Advances), the Swing Loans and the Term Loan until paid in full,

                                (G) seventh, so long as no Event of Default has occurred and is continuing, to pay the principal of all Agent Advances until paid in full,

                                (H) eighth, so long as no Event of Default has occurred and is continuing, to pay the principal of all Swing Loans until paid in full,

                                (I) ninth, so long as no Event of Default has occurred and is continuing, and at Agent's election (which election Agent agrees will not be made if an Overadvance would be created thereby), to pay amounts then due and owing by Borrower or its Subsidiaries in respect of Bank Products, until paid in full,

                                (J) tenth, so long as no Event of Default has occurred and is continuing, to pay the principal of all Advances until paid in full,

                                (K) eleventh, so long as no Event of Default has occurred and is continuing or, if an Event of Default has occurred and is continuing and Agent agrees in its sole discretion, to ratably pay all principal amounts then due and payable (other than as a result of an acceleration thereof) with respect to the Term Loan until paid in full (if an Event of Default has occurred and is continuing and Agent, in its sole discretion, does not agree to the order of payment set forth in this item "eleventh," the priority of the payment of principal then due with respect to the Term Loan is deferred to item "seventeenth" below),

                                (L)     twelfth, if an Event of Default has
                        occurred and is continuing, to pay the principal of all Agent Advances until paid in full,

                                (M) thirteenth, if an Event of Default has occurred and is continuing, to pay the principal of all Swing Loans until paid in full,

                                (N) fourteenth, if an Event of Default has occurred and is continuing, to Agent, to be held by Agent, for the benefit of Wells Fargo or its Affiliates, as applicable, as cash collateral in an amount up to the amount of the Bank Product Reserves established prior to the occurrence of, and not in contemplation of, the subject Event of Default until Borrower's and its Subsidiaries' obligations in respect of the then extant Bank Products have been paid in full or the cash collateral amount has been exhausted,

                                (O) fifteenth, if an Event of Default has occurred and is continuing to pay the principal of all Advances until paid in full,

                                (P) sixteenth, if an Event of Default has occurred and is continuing, to Agent, to be held by Agent, for the ratable benefit of Issuing Lender and those Lenders having a Revolver Commitment, as cash collateral in an amount up to 110% of the then extant Letter of Credit Usage until paid in full,

                                (Q) seventeenth, if an Event of Default has occurred and is continuing, to pay the outstanding principal balance of the Term Loan until the Term Loan is paid in full,

                                (R) eighteenth, to pay any other Obligations due and payable (including Bank Product Obligations) until paid in full, and

                                (S) nineteenth, to Borrower (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.

                        (ii) Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.3(f).

                        (iii) So long as no Event of Default has occurred and is continuing, Section 2.4(b)(i) shall not apply to (A) any payment by Borrower specified by Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement and (B) any prepayment permitted or required pursuant to Section 2.2.

                        (iv) For purposes of the foregoing, "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency

                Proceeding), default interest, interest on interest, and expense reimbursements, in each case, to the extent included in the Obligations, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

                        (v) In the event of a direct conflict between the priority provisions of this Section 2.4 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.4 shall control and govern.

        2.5 OVERADVANCES. If, at any time or for any reason, the amount of Obligations (other than Bank Product Obligations) owed by Borrower to the Lender Group pursuant to Sections 2.1 and 2.12 is greater than either the Dollar or percentage limitations set forth in Sections 2.1 or 2.12, (an "Overadvance"), Borrower shall promptly, and in any event within two (2) Business Days after the occurrence thereof, pay to Agent, in cash, the amount of such excess, which amount shall be used by Agent to reduce the Obligations in accordance with the priorities set forth in Section 2.4(b). In addition, Borrower hereby promises to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full to the Lender Group as and when due and payable under the terms of this Agreement and the other Loan Documents.

        2.6 INTEREST RATES AND LETTER OF CREDIT FEE: RATES, PAYMENTS, AND CALCULATIONS.

                (a) INTEREST RATES. Except as provided in clause (c) below, all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows (i) if the relevant Obligation is the Term Loan, at a per annum rate equal to the Base Rate plus the Base Rate Term Loan Margin, and (ii) otherwise, at a per annum rate equal to the Base Rate plus the Base Rate Revolving Loan Margin.

                The foregoing notwithstanding, at no time shall any portion of the Obligations (other than Bank Product Obligations and the Term Loan) bear interest on the Daily Balance thereof at a per annum rate less than 7%, nor shall any portion of the Term Loan bear interest on the Daily Balance thereof at a per annum rate less than 11%. To the extent that interest accrued hereunder at the rate set forth herein would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate.

                (b) LETTER OF CREDIT FEE. Borrower shall pay Agent (for the ratable benefit of the Lenders with a Revolver Commitment, subject to any letter agreement between Agent and individual Lenders), a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.12(e)) which shall accrue at a rate equal to 2.5% per annum times the Daily Balance of the undrawn amount of all outstanding Letters of Credit.

                (c) DEFAULT RATE. Upon the occurrence and during the continuation of an Event of Default (and at the election of Agent or the Required Lenders in the case of all Obligations other than Obligations attributable to the Term Loan, and, at the election of the Lenders with a Term Loan Commitment, in the case of Obligations attributable to the Term Loan),

                        (i) all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 3.0 percentage points above the per annum rate otherwise applicable hereunder, and

                        (ii) the Letter of Credit fee provided for above shall be increased by 3.0 percentage points above the per annum rate otherwise applicable hereunder.

                (d) PAYMENT. Interest, Letter of Credit fees, and all other fees payable hereunder shall be due and payable, in arrears, on the first day of each month at any time that Obligations or Commitments are outstanding. Borrower hereby authorizes Agent, from time to time, without prior notice to Borrower, to charge and, subject to the other provisions of this Agreement, prior to an Event of Default and subject to the provisions of Section 2.3(i), Agent agrees to charge such interest and fees, all Lender Group Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in Section 2.12(e) (as and when accrued or incurred), the fees and costs provided for in Section 2.11 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document (including the installments due and payable with respect to the Term Loan and including any amounts due and payable to Wells Fargo or its Affiliates in respect of Bank Products up to the amount of the then extant Bank Product Reserves) to Borrower's Loan Account, which amounts thereafter shall constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be charged to Borrower's Loan Account and shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances hereunder.

                (e) COMPUTATION. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

                (f) INTENT TO LIMIT CHARGES TO MAXIMUM LAWFUL RATE. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

        2.7     CASH MANAGEMENT.

                (a) Borrower shall (i) establish and maintain cash management services of a type and on terms satisfactory to Agent at one or more of the banks set forth on Schedule 2.7(a) (each, a "Cash Management Bank"), and shall request in writing and otherwise take such reasonable steps to ensure that all of its Account Debtors forward payment of the amounts owed by them directly to a bank account in Agent's name (a "Cash Management Account") at such Cash Management Bank, and, except as otherwise provided in Section 2.2(a), (ii) deposit or cause to be deposited promptly, and in any event no later than (1) the fifth Business Day after the receipt thereof with respect to amounts in an aggregate amount of less than $100,000 or (2) the second Business Day after the receipt thereof with respect to all other Collections (including those sent directly by Account Debtors to a Cash Management Bank) into a Cash Management Account.

                (b) Each Cash Management Bank shall establish and maintain Cash Management Agreements with Agent and Borrower, in form and substance acceptable to Agent in its Permitted Discretion. Each such Cash Management Agreement shall provide, among other things, that (i) all items of payment deposited in such Cash Management Account and proceeds thereof are held by such Cash Management Bank as agent or bailee-in-possession for Agent, (ii) the Cash Management Bank has no rights of setoff or recoupment or any other claim against the applicable Cash Management Account, other than for payment of its service fees and other charges directly related to the administration of such Cash Management Account and for returned checks or other items of payment, and (iii) it immediately will forward by daily sweep all amounts in the applicable Cash Management Account to the Agent's Account.

                (c) So long as no Default or Event of Default has occurred and is continuing, Borrower may amend Schedule 2.7(a) to add or replace a Cash Management Bank or Cash Management Account by delivering written notice to Agent with reference to such Schedule 2.7(a); provided, however, that (i) such prospective Cash Management Bank shall be reasonably satisfactory to Agent and Agent shall have consented in writing in advance to the opening of such Cash Management Account with the prospective Cash Management Bank, and (ii) prior to the time of the opening of such Cash Management Account, Borrower and such prospective Cash Management Bank shall have executed and delivered to Agent a Cash Management Agreement. In the event Borrower receives notice from Agent that
(x) the creditworthiness of any Cash Management Bank is no longer acceptable in Agent's reasonable judgment, or (y) the operating performance, funds transfer, or availability procedures or performance of the Cash Management Bank with respect to Cash Management Accounts or Agent's liability under any Cash Management Agreement with such Cash Management Bank is no longer acceptable in Agent's reasonable judgment, Borrower shall (I) within thirty (30) days of Borrower's receipt of notice from Agent, request in writing and otherwise take such reasonable steps to ensure that, within ninety (90) days from the date thereof, all of Borrower's Account Debtors that make payments into such Cash Management Accounts make payments into (A) another existing Cash Management Account that has not been determined by Agent to be unacceptable in accordance with this Section 2.7(c) or (B) any new Cash Management Account established in accordance with this Section 2.7(c), and (II) close its existing Cash Management Accounts with the Cash Management Banks that are subject to such notice from Agent within ninety (90) days from Borrower's receipt thereof.

                (d) The Cash Management Accounts shall be cash collateral accounts, with all cash, checks and similar items of payment in such accounts securing payment of the Obligations, and in which Borrower is hereby deemed to have granted a Lien to Agent.

        2.8 CREDITING PAYMENTS; FLOAT CHARGE. (a) The receipt of any payment item by Agent (whether from transfers to Agent by the Cash Management Banks pursuant to the Cash Management Agreements or otherwise) shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Agent's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into the Agent's Account on a Business Day on or before 2:00 p.m. (Atlanta time). If any payment item is received into the Agent's Account on a non-Business Day or after 2:00 p.m. (Atlanta time) on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day. All payment items received by Agent on any Business Day in accordance with this Section 2.8 shall be applied pursuant to Section 2.4(b) on such Business Day.

                (b) From and after the Closing Date, Agent shall be entitled to charge Borrower for two (2) Business Days of 'clearance' or 'float' at the rate applicable to Advances under Section 2.6 on all Collections that are received by Borrower (regardless of whether forwarded by the Cash Management Banks to Agent); provided, however, that the "clearance" or "float" charge pursuant to this Section 2.8(b) shall not be charged to Collections constituting
(i) proceeds from equity issuances or (ii) proceeds from the sale by Borrower of TMS. The two (2) Business Day's 'clearance' or 'float' charge applicable pursuant to this Section 2.8(b) is acknowledged by the parties to constitute an integral aspect of the pricing of the financing of Borrower and shall apply irrespective of whether there are any outstanding monetary Obligations; the effect of such clearance or float charge being the equivalent of charging two
(2) Business Days of interest on such Collections to which it is applicable. The parties acknowledge and agree that the economic benefit of the foregoing provisions of this Section 2.8 shall be for the exclusive benefit of Agent. For the avoidance of doubt, the 'clearance' or 'float' charge applicable to funds received into the Agent's Account pursuant to this Section 2.8 is solely for the purpose of computing interest, and in no event shall such charge affect the date on which "collected funds" received into the Agent's Account are applied to the Loan Account or the Obligations.

        2.9 DESIGNATED ACCOUNT. Agent is authorized to make the Advances and the Term Loan, and Issuing Lender is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to Section 2.6(d). Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving
(i) the proceeds of the Advances requested by Borrower and made by Agent or the Lenders hereunder and (ii) receiving the balance of any funds remaining in the Agent's Account after the application of the funds in the Agent's Account pursuant to Section 2.4(b). Unless otherwise agreed by Agent and Borrower, any Advance, Agent Advance, or Swing Loan requested by Borrower and made by Agent or the Lenders hereunder shall be made to the Designated Account.

        2.10 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS. Agent shall maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged with the Term Loan, all Advances (including Agent Advances and Swing Loans) made by Agent, Swing Lender, or the Lenders to Borrower or for Borrower's account, the Letters of Credit issued by Issuing Lender for Borrower's account, and with all other payment Obligations hereunder or under the other Loan Documents (except for Bank Product Obligations), including, accrued interest, fees and expenses, and Lender Group Expenses. On each Business Day, the Loan Account will be credited with all payments received and collected into the Agent's Account on or before 2:00 p.m. (Atlanta time) on such day from Borrower or for Borrower's account, including all amounts received in the Agent's Account from any Cash Management Bank. Agent shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements shall be conclusively presumed, absent manifest error, to be correct and accurate and constitute an account stated between Borrower and the Lender Group unless, within sixty (60) days after receipt thereof by Borrower, Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

        2.11 FEES. Borrower shall pay to Agent the following fees and charges, which fees and charges shall be fully earned when due and non-refundable when paid (irrespective of whether this Agreement is terminated thereafter) and shall be apportioned among the Lenders in accordance with the terms of letter agreements between Agent and individual Lenders:

                (a) UNUSED LINE FEE. On the first day of each month during the term of this Agreement, an unused line fee in an amount equal to 0.75% per annum times the result of (a) the Maximum Revolver Amount, less (b) the sum of
(i) the average Daily Balance of Advances that were outstanding during the immediately preceding month, plus (ii) the average Daily Balance of the Letter of Credit Usage during the immediately preceding month, plus (iii) the amount of any Bank Product Reserves established by the Agent with respect to Hedge Agreements, plus (iv) the Baseline Reserve plus (v) the amount of any Advances requested by Borrower but not advanced as a result of the failure of any Defaulting Lender to make such Advance;

                (b) FEE LETTER FEES. As and when due and payable under the terms of the Fee Letter, Borrower shall pay to Agent and Lenders the fees set forth in the Fee Letter; and

                (c) AUDIT, APPRAISAL, AND VALUATION CHARGES. For the separate account of Agent, audit, appraisal, and valuation fees and charges as follows (i) a fee of $850 per day, per auditor, plus out-of-pocket expenses for each financial audit of Borrower performed by personnel employed by Agent (excluding routine administration matters performed by an account executive) and
(ii) the actual charges paid or incurred by Agent if it elects to employ the services of one or more third Persons to perform financial audits of Borrower, to appraise the Collateral, or any portion thereof, or to assess Borrower's business valuation.

        2.12    LETTERS OF CREDIT.

                (a) Subject to the terms and conditions of this Agreement, the Issuing Lender agrees to issue letters of credit for the account of Borrower (each, an "L/C"), to purchase participations or execute indemnities or reimbursement obligations (each such undertaking, an "L/C Undertaking") with respect to letters of credit issued by an Underlying Issuer or cause an Underlying Issuer to issue Underlying Letters of Credit, in each case for the account of Borrower in accordance with Borrower's instructions. To request the issuance of an L/C, an L/C Undertaking, or an Underlying Letter of Credit issued by the Underlying Issuer (or the amendment, renewal, or extension of an outstanding L/C, L/C Undertaking, or an Underlying Letter of Credit issued by the Underlying Issuer), Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Lender) to the Issuing Lender and Agent (reasonably in advance of the requested date of issuance, amendment, renewal, or extension) a notice requesting the issuance of an L/C, L/C Undertaking, or an Underlying Letter of Credit issued by the Underlying Issuer, or identifying the L/C, L/C Undertaking, or an Underlying Letter of Credit issued by the Underlying Issuer to be amended, renewed, or extended, the date of issuance, amendment, renewal, or extension, the date on which such L/C, L/C Undertaking, or Underlying Letter of Credit issued by the Underlying Issuer is to expire, the amount of such L/C, L/C Undertaking, or Underlying Letter of Credit issued by the Underlying Issuer, the name and address of the beneficiary thereof (or the beneficiary of the Underlying Letter of Credit, as applicable), and such other information as shall be necessary to prepare, amend, renew, or extend such L/C, L/C Undertaking, or Underlying Letter of Credit issued by the Underlying Issuer. If requested by the Issuing Lender, Borrower also shall be an applicant under the application with respect to any Underlying Letter of Credit that is to be the subject of an L/C Undertaking. The Issuing Lender shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the requested Letter of Credit:

                        (i) the Letter of Credit Usage would exceed the Borrowing Base less the amount of outstanding Advances, or

                        (ii) the Letter of Credit Usage would exceed $20,000,000 or

                        (iii) the Letter of Credit Usage would exceed the Maximum Revolver Amount less the then extant amount of outstanding Advances.

                Each Letter of Credit (and corresponding Underlying Letter of Credit) shall be in form and substance consistent with Borrower's instructions and acceptable to the Issuing Lender (in the exercise of its Permitted Discretion), including the requirement that the amounts payable thereunder must be payable in Dollars. If Issuing Lender is obligated to advance funds under a Letter of Credit, Borrower immediately shall reimburse such L/C Disbursement to Issuing Lender by paying to Agent an amount equal to such L/C Disbursement not later than 2:00 p.m., Georgia time, on the date that such L/C Disbursement is made, if Borrower shall have received written or telephonic notice of such L/C Disbursement prior to 1:00 p.m., Georgia time, on such date, or, if such notice has not been received by Borrower prior to such time on such date, then not later than 11:00 a.m., Georgia time, on (i) the Business Day that Borrower receives such notice, if such notice is received prior to 1:00 p.m., Georgia time, on the date of receipt, and, in the absence of such reimbursement, the L/C Disbursement immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances under Section 2.6. To the extent an L/C Disbursement is deemed to be an Advance hereunder, Borrower's obligation to reimburse such L/C Disbursement shall be discharged and replaced by the resulting Advance. Promptly following receipt by Agent of any payment from Borrower pursuant to this paragraph, Agent shall distribute such payment to the Issuing Lender or, to the extent that Lenders have made payments pursuant to Section 2.12(c) to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interest may appear.

                (b) Promptly following receipt of a notice of L/C Disbursement pursuant to Section 2.12(a), each Lender with a Revolver Commitment agrees to fund its Pro Rata Share of any Advance deemed made pursuant to the foregoing subsection on the same terms and conditions as if Borrower had requested such Advance and Agent shall promptly pay to Issuing Lender the amounts so received by it from the Lenders. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Lender or Lenders with Revolver Commitments, the Issuing Lender shall be deemed to have granted to each Lender with a Revolver Commitment, and each Lender with a Revolver Commitment shall be deemed to have purchased, a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit, and each such Lender agrees to pay to Agent, for the account of the Issuing Lender, such Lender's Pro Rata Share of any payments made by the Issuing Lender under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender with a Revolver Commitment hereby absolutely and unconditionally agrees to pay to Agent, for the account of the Issuing Lender, such Lender's Pro Rata Share of each L/C Disbursement made by the Issuing Lender and not reimbursed by Borrower on the date due as provided in clause (a) of this Section, or of any reimbursement payment required to be refunded to Borrower for any reason. Each Lender with a Revolver Commitment acknowledges and agrees that its obligation to deliver to Agent, for the account of the Issuing Lender, an amount equal to its respective Pro Rata Share pursuant to this Section 2.12(b) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3 hereof. If any such Lender fails to make available to Agent the amount of such Lender's Pro Rata Share of any payments made by the Issuing Lender in respect of such Letter of Credit as provided in this Section, Agent (for the account of the Issuing Lender) shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

                (c) Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless from any loss, cost, expense, or liability, and reasonable attorneys fees incurred by the Lender Group arising out of or in connection with any Letter of Credit; provided, however, that Borrower shall not be obligated hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of the Issuing Lender, the Underlying Issuer (if the Underlying Issuer is Wells Fargo) or any other member of the Lender Group. Borrower agrees to be bound by the Underlying Issuer's regulations and interpretations of any Underlying Letter of Credit or by Issuing Lender's interpretations of any L/C issued by Issuing Lender to or for Borrower's account, even though this interpretation may be different from Borrower's own, and Borrower understands and agrees that the Lender Group shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower's instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto except for any error, negligence or mistake that is caused by the gross negligence or willful misconduct of any member of the Lender Group or the Underlying Issuer (if the Underlying Issuer is Wells Fargo). Borrower understands that the L/C Undertakings may require Issuing Lender to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by Borrower against such Underlying Issuer. Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by the Lender Group under any L/C Undertaking as a result of the Lender Group's indemnification of any Underlying Issuer; provided, however, that Borrower shall not be obligated hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of the Issuing Lender, the Underlying Issuer (if such Underlying Issuer is Wells Fargo) or any other member of the Lender Group.

                (d) Borrower hereby authorizes and directs any Underlying Issuer to deliver to the Issuing Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon the Issuing Lender's instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application; provided, however, that the Issuing Lender shall be liable to Borrower for any damages suffered by Borrower as a result of any directions of Borrower concerning the Underlying Letter of Credit being incorrectly communicated to the Underlying Issuer as a result of the Issuing Lender's gross negligence or willful misconduct.

                (e) Any and all charges, commissions, fees, and costs incurred by the Issuing Lender relating to Underlying Letters of Credit shall be Lender Group Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrower to Agent for the account of the Issuing Lender; it being acknowledged and agreed by Borrower that, as of the Closing Date, the issuance charge imposed by the Underlying Issuer is .825% per annum times the face amount of each Underlying Letter of Credit, that such issuance charge may be changed from time to time upon thirty (30) days' prior written notice to Borrower, and that the Underlying Issuer also imposes a schedule of charges for amendments, extensions, drawings, and renewals.

                (f) If by reason of (i) any change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the Underlying Issuer or the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

                        (i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued hereunder, or

                        (ii) there shall be imposed on the Underlying Issuer or the Lender Group any other condition regarding any Underlying Letter of Credit or any Letter of Credit issued pursuant hereto, and the result of the foregoing is to increase, directly or indirectly, the cost to the Lender Group of issuing, making, guaranteeing, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by the Lender Group, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrower in reasonable detail of the circumstances giving rise to such additional cost or reduced receipt, and Borrower shall pay on demand such amounts as Agent may specify to be necessary to compensate the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Advances. The determination by Agent of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

                (g) As of the Closing Date, without further action by the parties hereto, each letter of credit issued under the Letter of Credit Reimbursement Agreement shall be deemed to be an L/C issued pursuant to this Agreement and each such L/C shall be governed by the provisions hereof and, by its terms, the Letter of Credit Reimbursement Agreement shall be terminated.

        2.13    [INTENTIONALLY OMITTED].

        2.14 CAPITAL REQUIREMENTS. If, after the date hereof, any Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender's or such holding company's capital as a consequence of such Lender's Commitments hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration such Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Lender to be material, then such Lender may notify Borrower and Agent thereof. Following receipt of such notice, Borrower agrees to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction becomes effective, payable within ninety (90) days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error); provided that in no event shall Borrower be liable for any reduced return on capital incurred prior to the date that is one hundred twenty (120) days prior to the date of the delivery of such notice. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

3.      CONDITIONS; TERM OF AGREEMENT.

        3.1 CONDITIONS PRECEDENT TO THE INITIAL EXTENSION OF CREDIT. The obligation of the Lender Group (or any member thereof) to make the initial Advance (or otherwise to extend any credit provided for hereunder), is subject to the fulfillment, to the satisfaction of Agent, of each of the conditions precedent set forth below:

                (a)     the Closing Date shall occur on or before March 4, 2002;

                (b) Agent shall have received all financing statements required by Agent, duly authorized by Borrower or, as applicable, a Guarantor, and Agent shall have received confirmations reflecting the filing of all such financing statements;

                (c) Agent shall have received each of the following documents, in form and substance satisfactory to Agent, duly executed, and each such document shall be in full force and effect:

                        (i) the Cash Management Agreements, including, without limitation, with respect to (A) lockbox account No. 0030134412 at Bank of America, N.A., (B) lockbox account No. 2086827474 at Bank of America, N.A., (C) Deposit Account No. 4113052459 at Bank of America, N.A., (D) lockbox account No. 0015891942 at Allfirst Bank, and (E) lockbox account Nos. 4950050062, 4950050070, 4950050054 at Wells Fargo;

                        (ii) to the extent required pursuant to Section 7.13, the Control Agreements;

                        (iii)   the Intellectual Property Security Agreement;

                        (iv)    the Disbursement Letter;

                        (v)     the Due Diligence Letter;

                        (vi)    the Fee Letter;

                        (vii)   the Guaranty;

                        (viii)  the Guarantor Security Agreement;

                        (ix)    the Mortgages;

                        (x)     the Officers' Certificate;

                        (xi) the Stock Pledge Agreement, together with all certificates representing the shares of Stock pledged thereunder, as well as Stock powers with respect thereto endorsed in blank;

                        (xii) a Borrowing Base Certificate dated as of the Closing Date; and

                        (xiii) a Compliance Certificate dated as of the Closing Date;

                (d) Agent shall have received a certificate from the secretary or assistant secretary of Borrower (i) attesting to the resolutions of Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which Borrower is a party and authorizing specific officers of Borrower to execute the same, and
(ii) certifying the names and true signatures of the officers of Borrower authorized to sign each Loan Document;

                (e) Agent shall have received copies of Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the secretary or assistant secretary of Borrower;

                (f) Agent shall have received a certificate of status with respect to Borrower, dated within ten (10) days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Borrower, which certificate shall indicate that Borrower is in good standing in such jurisdiction;

                (g) Agent shall have received certificates of status with respect to Borrower, each dated within thirty (30) days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of Borrower) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that Borrower is in good standing in such jurisdictions;

                (h) Agent shall have received a certificate from the secretary or assistant secretary of each Guarantor attesting to the resolutions of such Guarantor's Board of Directors authorizing its execution, delivery, and performance of the Loan Documents to which such Guarantor is a party and authorizing specific officers of such Guarantor to execute the same;

                (i) Agent shall have received copies of each Guarantor's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the secretary or assistant secretary of such Guarantor; (j) Agent shall have received a certificate of status with respect to each of its Subsidiaries extant as of the Closing Date, dated within ten (10) days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Subsidiary, which certificate shall indicate that such Subsidiary is in good standing in such jurisdiction;

                (k) Agent shall have received certificates of status with respect to each Subsidiary extant as of the Closing Date, each dated within thirty (30) days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Subsidiary) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Subsidiary is in good standing in such jurisdictions;

                (l) Agent shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be satisfactory to Agent;

                (m) Agent shall have received an opinion of Borrower's counsel in form and substance satisfactory to the Lenders, including, without limitation, Borrower's Virginia counsel;

                (n) Agent shall have a certificate of the chief financial officer of Borrower certifying that all tax returns required to be filed by Borrower have been timely filed and all taxes upon Borrower or its properties, assets, income, and franchises (including Real Property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

                (o) Borrower shall have the Required Availability after giving effect to the initial extensions of credit hereunder;

                (p) Agent shall have completed its business, legal, and collateral due diligence, including (i) a collateral audit and review of Borrower's books and records and verification of Borrower's representations and warranties to the Lender Group, the results of which shall be satisfactory to the Lenders in their Permitted Discretion, and (ii) a lien search on Borrower and its Subsidiaries, the results of which are satisfactory to Agent;

                (q) Agent shall have received the unaudited financial statements for Borrower as of December 31, 2001, which shall be in form and substance satisfactory to the Lenders;

                (r) The Lenders shall have completed their review of the final enterprise valuation of Borrower calculated by Andersen, the results of which shall be satisfactory to Lenders;

                (s) The Lenders shall have received Borrower's Closing Date Business Plan;

                (t) Borrower shall pay, or shall have provided irrevocable directions to pay from the loan proceeds, all Lender Group Expenses incurred in connection with the transactions evidenced by this Agreement;

                (u) Agent shall have received (i) appraisals of the Real Property Collateral satisfactory to the Lenders, and (ii) mortgagee title insurance policies pursuant to ALTA Lender's Policies of Title Insurance (or marked commitments to issue the same) for the Real Property Collateral issued by a title insurance company satisfactory to Agent, together with any endorsements thereto, (each a "Mortgage Policy" and, collectively, the "Mortgage Policies") in amounts satisfactory to Agent assuring Agent that the Mortgages on such Real Property Collateral are valid and enforceable first priority mortgage Liens on such Real Property Collateral free and clear of all defects and encumbrances except Permitted Liens, and the Mortgage Policies otherwise shall be in form and substance satisfactory to Agent;

                (v) Agent shall have received (i) a copy of the Phase-I environmental report and a reliance letter issued to Agent for the benefit of the Lender Group for the unimproved Real Property Collateral located at Steeplechase Industrial Park, Lots 1-4, and (ii) an ALTA/ACSM survey certified to Agent for the benefit of the Lender Group with respect to each parcel composing the Real Property Collateral; the environmental consultants and surveyors retained for such ALTA/ACSM survey, the scope of the reports or surveys, and the results of both the survey and the Phase-I report shall be reasonably acceptable to Agent;

                (w) Agent shall have received copies of each of (i) the Indenture, (ii) the pay-off letter executed by JPMorgan, together with Uniform Commercial Code termination statements and other documentation evidencing the termination by JPMorgan of its Liens on and to the properties and assets of Borrower and its Subsidiaries, (iii) the pay-off letter executed by MetLife, together with Uniform Commercial Code termination statements and other documentation evidencing the termination by MetLife of its Liens on and to the properties and assets of Borrower and its Subsidiaries, except as in respect of any operating lease between Borrower and MetLife or one of its Affiliates, and
(iv) termination statements for all other financing statements that have not otherwise lapsed, naming Borrower or its Subsidiaries as "debtor", excluding the Permitted Liens;

                (x) Borrower shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by Borrower of this Agreement or any other Loan Document or with the consummation of the transactions contemplated hereby and thereby;

                (y) Agent shall have received evidence satisfactory to it that Borrower has dissolved each of its Subsidiaries other than Orbital Communications, Orbital Holdings, and Orbital International;

                (z) Borrower shall have executed a final settlement agreement with Indostar, the terms of which are substantially similar to the terms previously provided to Agent;

                (aa) Agent shall have received evidence satisfactory to it that Borrower has prepared notices of assignment to be delivered to the relevant government contracting officers (or other authorized parties) pursuant to the Assignment of Claims Act and the applicable provisions of the F.A.R. with respect to all Accounts existing as of the date hereof with a remaining billable contract value equal to or greater than $2,000,000 after the Closing Date for which the United States or any department, agency or instrumentality thereof is the Account Debtor;

                (bb) Borrower shall have established a cash management system satisfying the requirements of Section 2.7 and Section 7.13; provided, however, that the Cash Management Accounts with Bank of America, N.A. referenced in
Section 3.2(g) shall not be required to be in Agent's name; and

                (cc) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent.

        3.2 CONDITIONS SUBSEQUENT TO THE INITIAL EXTENSION OF CREDIT. The obligation of the Lender Group (or any member thereof) to continue to make Advances (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions subsequent set forth below (except as set forth in Section 3.2(a), the failure by Borrower to so perform or cause to be performed constituting an Event of Default):

                (a) within ten (10) days of the Closing Date, Borrower shall deliver to Agent evidence that Borrower is in good standing and qualified to do business in the States of Virginia, Arizona and California and that Orbital Communications is in good standing and qualified to do business in the State of Virginia.

                (b) within ten (10) days of the date Agent delivers to Borrower executed copies of the notices of assignment to be delivered to the relevant governmental contracting officers (or other authorized parties) pursuant to the Assignment of Claims Act and F.A.R. with respect to all Accounts existing as of the Closing Date with a remaining billable Contract Value equal to or greater than $2,000,000 after the Closing Date for which any United States Agency is the Account Debtor, Borrower shall deliver to Agent evidence of the submission of such notices to the relevant governmental contracting officers (or other authorized parties).

                (c) within fifteen (15) days (with respect to the properties listed in clauses (i), (iii) and (iv) below) and within thirty (30) days (with respect to the property listed in clause (ii) below) of the Closing Date, Borrower shall deliver to Agent Collateral Access Agreements with respect to each of the following properties;

                        (i)     21829, 21839 Atlantic Boulevard, Dulles,
                Virginia;

                        (ii)    3380 South Price Road, Chandler, Arizona;

                        (iii)   7170 Riverwood Drive, Columbia, Maryland; and

                        (iv)    21700 Atlantic Boulevard, Dulles, Virginia;

provided, however, that, in the event Borrower fails to deliver to Agent a fully executed Collateral Access Agreement with respect to any of the above-referenced properties on or before the fifteenth day following the Closing Date, no Default or Event of Default shall occur, however, Agent shall establish a reserve against the Borrowing Base in an amount equal to the aggregate amount of rent payable by Borrower during a three (3) month period for the lease of each property described above for which no Collateral Access Agreement is delivered to Agent, and provided further that such reserve with respect to any such lease shall be released on the next succeeding Business Day following the date on which Borrower delivers to Agent a fully executed Collateral Access Agreement with respect to such lease;

                (d) within thirty (30) days of the Closing Date, Borrower shall deliver to Agent certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be satisfactory to Agent and its counsel;

                (e) within thirty (30) days of the Closing Date, Borrower shall request in writing and take all reasonable steps to ensure that all Account Debtors forward payment of the amounts owed by them directly to a Cash Management Account (other than accounts described in Section 3.2(g)) acceptable to Agent;

                (f) within thirty (30) days of the Closing Date, Borrower shall deliver to Agent evidence satisfactory to Agent that the public record in Montgomery County, Maryland reflects that the judgment in favor of Thomas van der Heyden has been satisfied or otherwise removed from the public record;

                (g) within ninety (90) days of the Closing Date, Borrower shall deliver to Agent evidence that Borrower has closed its existing lockbox account numbers 0030134412 and 2086827474 with Bank of America, N.A., and lockbox account number 0015891942 with Allfirst Bank and deliver an updated
Schedule 2.7(a), reflecting the absence of such account at Bank of America, N.A. and Allfirst Bank; and

                (h) within fifteen (15) days of the Closing Date, Borrower shall cause its counsel or in-house counsel to deliver to Agent an opinion regarding the stock pledged pursuant to the Stock Pledge Agreement, in form and substance satisfactory to Agent.

        3.3 CONDITIONS PRECEDENT TO ALL EXTENSIONS OF CREDIT. The obligation of the Lender Group (or any member thereof) to make all Advances (or to extend any other credit hereunder) shall be subject to the following conditions precedent:

                (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date),

                (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof,

                (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against Borrower, Agent, any Lender, or any of their Affiliates, and

                (d)     no Material Adverse Change shall have occurred.

The request by Borrower of an Advance (or other extension of credit) hereunder shall be deemed to be a certification by Borrower that all of the requirements set forth in this Section 3.3 have been satisfied.

        3.4 TERM. This Agreement shall become effective upon the execution and delivery hereof by Borrower, Agent, and the Lenders and, unless otherwise terminated pursuant to this Agreement, shall continue in full force and effect for a term ending on the third anniversary of the Closing Date (the "Maturity Date"). The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

        3.5 EFFECT OF TERMINATION. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrower with respect to outstanding Letters of Credit and including all Bank Product Obligations) immediately shall become due and payable without notice or demand (including (a) either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 110% of the aggregate face amount of the then extant Letter of Credit Usage,
(ii) providing letters of credit, in form and substance and from issuing banks acceptable to Agent, naming Agent as the beneficiary thereof and in an amount equal to 110% of the aggregate face amount of the then extent Letter of Credit Usage, or (iii) causing the original Letters of Credit to be returned to the Issuing Lender, and (b) providing cash collateral to be held by Agent for the benefit of Wells Fargo or its Affiliates with respect to the then extant Bank Product Obligations). No termination of this Agreement, however, shall relieve or discharge Borrower of its duties, Obligations, or covenants hereunder and the Agent's Liens in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and the Lender Group's obligations to provide additional credit hereunder have been terminated; provided, however, that upon Borrower's compliance with clauses (a) and (b) of this Section or
Section 3.6 and upon full and final payment of all Obligations (other than contingent obligations in respect of outstanding Letters of Credit and Bank Product Obligations described in clauses (a) and (b) of this Section or Section 3.6) and the irrevocable termination of the Commitments, (1) Borrower shall no longer have an obligation to comply with Section 2.7, Section 2.8, Article 6 and
Article 7, Section 8.3, Section 8.4, Section 8.5, Section 8.6, Section 8.7,
Section 8.8, Section 8.9, Section 8.10, Section 8.12 and Section 8.13 (except as it relates to cash collateral or back up letters of credit securing outstanding Letters of Credit or cash collateral securing Bank Products Obligations) of this Agreement and (2) except with respect to cash collateral or back up letters of credit provided pursuant to clauses (a) and (b) of this Section, Agent will, at Borrower's sole expense, execute and deliver any termination statements to be filed pursuant to the Code, lien releases, mortgage releases, re-assignments of intellectual property, discharges of security interests, payoff letters and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Agent's Liens and all notices of security interests and liens previously filed by or on behalf of Agent with respect to the Obligations. Any remaining cash collateral relating to Letter of Credit Usage and Bank Product Obligations and any back up letter of credit with an undrawn amount shall be returned to Borrower (a) in the case of any Letter of Credit surrendered for termination, no later than three (3) Business Days following such surrender to Agent or the Issuing Lender of such Letters of Credit, (b) in the case of any Letter of Credit that expires, no later than thirty (30) days of the expiration of such Letters of Credit, and (c) in the case of the Bank Product Reserve, no later than ten (10) Business Days following the termination of the Bank Product Obligations.

        3.6 EARLY TERMINATION BY BORROWER. Borrower has the option, at any time upon sixty (60) days prior written notice to Agent, to terminate this Agreement by paying to Agent, for the benefit of the Lender Group, in cash, the Obligations (including (a) either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 110% of the aggregate face amount of the then extant Letter of Credit Usage, (ii) providing letters of credit, in form and substance and from issuing banks acceptable to Agent, naming Agent as the beneficiary thereof and in an amount equal to 110% of the aggregate face amount of the then extent Letter of Credit Usage, or (iii) causing the original Letters of Credit to be returned to the Issuing Lender, and (b) providing cash collateral to be held by Agent for the benefit of Wells Fargo or its Affiliates with respect to the then extant Bank Products Obligations), in full, together with the Applicable Prepayment Premium (to be allocated based upon letter agreements between Agent and individual Lenders). Any remaining cash collateral relating to Letter of Credit Usage and Bank Product Obligations and any back up letter of credit with an undrawn amount shall be returned to Borrower (1) in the case of any Letter of Credit surrendered for termination, no later than three (3) Business Days following such surrender to Agent or the Issuing Lender of such Letters of Credit, (2) in the case of any Letter of Credit that expires, no later than thirty (30) days of the expiration of such Letters of Credit, and (3) in the case of the Bank Product Reserve, no later than ten (10) Business Days following the termination of the Bank Products Obligations. If Borrower has sent a notice of termination pursuant to the provisions of this Section, then, unless on or before the date fifteen (15) days prior to the termination date set forth in such notice Borrower shall revoke such notice, the Commitments


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shall terminate and Borrower shall be obligated to repay the Obligations
(including (a) either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 110% of the aggregate face amount of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender, and
(b) providing cash collateral to be held by Agent for the benefit of Wells Fargo or its Affiliates with respect to the then extant Bank Product Obligations), in full, together with the Applicable Prepayment Premium, on the date set forth as the date of termination of this Agreement in such notice. In the event of the termination of this Agreement and repayment of the Obligations at any time prior to the Maturity Date, for any other reason, including (I) termination upon the election of the Required Lenders to terminate after the occurrence of an Event of Default, (II) foreclosure and sale of Collateral, (III) sale of the Collateral in any Insolvency Proceeding, or (IV) restructure, reorganization or compromise of the Obligations by the confirmation of a plan of reorganization, or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the Lender Group or profits lost by the Lender Group as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the Lender Group, Borrower shall pay the Applicable Prepayment Premium to Agent (to be allocated based upon letter agreements between Agent and individual Lenders), measured as of the date of such termination.

4.      CREATION OF SECURITY INTEREST.

        4.1 GRANT OF SECURITY INTEREST. Borrower hereby grants to Agent, for the benefit of the Lender Group, a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Personal Property Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. The Agent's Liens in and to the Personal Property Collateral shall attach to all Personal Property Collateral without further act on the part of Agent or Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, Borrower has no authority, express or implied, to dispose of any item or portion of the Collateral.

        4.2 NEGOTIABLE COLLATERAL AND CHATTEL PAPER. Borrower covenants and agrees with the Lenders that from and after the date of this Agreement and until the date of termination of this Agreement in accordance with Section 3.5 hereof:

                (a) In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that perfection or priority of Agent's security interest is dependent on or enhanced by possession, Borrower, immediately upon the request of Agent, shall endorse and deliver physical possession of such Negotiable Collateral or Chattel Paper to Agent.


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                (b)     Borrower shall take all steps reasonably necessary to
grant Agent control of all electronic Chattel Paper in accordance with the Code and all "transferable records" as defined in each of the Uniform Electronic Transaction Act and the Electronic Signatures in Global and National Commerce Act; and

                (c) if Borrower retains possession of any Chattel Paper or instruments with Agent's consent, such Chattel Paper and instruments shall be marked with the following legend: "This writing and the obligations evidenced or secured thereby are subject to the security interest of Foothill Capital Corporation, as Agent."

        4.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, AND NEGOTIABLE COLLATERAL. At any time after the occurrence and during the continuation of an Event of Default, Agent or Agent's designee may (a) notify Account Debtors of Borrower that the Accounts, Chattel Paper, or General Intangibles have been assigned to Agent or that Agent has a security interest therein, or (b) collect the Accounts, Chattel Paper, or General Intangibles directly and charge the collection costs and expenses to the Loan Account. Borrower agrees that it will hold in trust for the Lender Group, as the Lender Group's trustee, any Collections that it receives and immediately will deliver said Collections to Agent or a Cash Management Bank in their original form as received by Borrower.

        4.4 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. At any time upon the request of Agent, Borrower shall execute (or cause to be executed) and deliver to Agent, any and all financing statements, original financing statements in lieu of continuation statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, and all other documents (the "Additional Documents") upon which Borrower's signature may be required that Agent may request in its Permitted Discretion, in form and substance satisfactory to Agent, to perfect and continue perfected or better perfect the Agent's Liens in the Collateral (whether now owned or hereafter arising or acquired), to create and perfect Liens in favor of Agent in any Real Property acquired after the Closing Date, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, Borrower authorizes Agent to execute any such Additional Documents in Borrower's name and authorizes Agent to file such executed Additional Documents in any appropriate filing office. In addition, on such periodic basis as Agent shall reasonably require, Borrower shall (a) provide Agent with a report of all new trademark applications or registrations, copyright registrations, or patent applications or issued patents acquired or generated by Borrower during the prior period, (b) cause all patents, copyrights, and trademarks acquired or generated by Borrower that are material to Borrower's business and that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of Borrower's ownership thereof, and (c) to the extent required by the Intellectual Property Security Agreement, cause to be prepared, executed, and delivered to Agent supplemental schedules to the applicable Loan Documents to identify such patents, copyrights, and trademarks as being subject to the security interests created thereunder. Borrower authorizes Agent to transmit, communicate or, as applicable, file any financing statement under the Code, record, in-lieu financing statement, amendment, correction statement,


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continuation statement, termination statement or other instrument describing the
Collateral as "all personal property of Debtor" or "all assets of Debtor" or words of similar effect, exclusive of the Excluded Collateral, in such jurisdictions and in such filing offices as Agent may deem necessary or desirable in order to perfect any security interest granted by Borrower under this Agreement and the other Loan Documents without signature. Borrower hereby ratifies, to the extent necessary, Agent's authorization to file a financing statement or amendment thereto, if such financing statement has been pre-filed by Agent prior to the Closing Date. Prior to repayment in full and final discharge of the Obligations, including Borrower's delivery of cash collateral in an amount equal to 110% of the aggregate face value of the then extant Letter of Credit Usage to be held by Agent for the benefit of any Underlying Issuer with respect to the then extant Letter of Credit Usage or return of the original Letters of Credit to the Issuing Lender, Borrower shall not terminate, amend or file a correction statement with respect to any Uniform Commercial Code financing statements filed pursuant to this Section 4.4 without Agent's prior written consent.

        4.5 POWER OF ATTORNEY. Borrower hereby irrevocably makes, constitutes, and appoints Agent (and any of Agent's officers, employees, or agents designated by Agent) as Borrower's true and lawful attorney, with power to (a) if Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of Borrower on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing, sign Borrower's name on any invoice or bill of lading relating to the Collateral, drafts against Account Debtors, or notices to Account Debtors, (c) (i) prior to the occurrence of an Event of Default, (A) conduct verifications in coordination with Borrower pursuant to procedures agreed upon by Agent, or (B) if Agent determines in its reasonable discretion that Borrower is not cooperating in good faith with the efforts of Agent to conduct verifications, Agent may communicate directly with Account Debtors to conduct such verifications, and (ii) at any time that an Event of Default has occurred and is continuing, send requests for verification of Accounts, (d) endorse Borrower's name on any Collection item that may come into the Lender Group's possession for deposit into any Cash Management Account or the Agent's Account, (e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts, Chattel Paper, or General Intangibles directly with Account Debtors, for amounts and upon terms that Agent determines to be reasonable, and Agent may cause to be executed and delivered any documents and releases that Agent determines to be necessary. The appointment of Agent as Borrower's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Lender Group's obligations to extend credit hereunder are terminated.

        4.6 RIGHT TO INSPECT; APPRAISALS. Subject to any confidentiality obligations to which Borrower is subject with respect to information that has been designated as classified by the United States government or other applicable governmental authority:


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


                (a) Collateral Audits. Agent and each Lender (through any of their respective officers, employees, or agents) shall have the right, from time to time hereafter to inspect the Books and to check, test, and conduct audits of the Collateral and any other collateral securing the Obligations in order to verify Borrower's and each Guarantor's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral or any other collateral securing the Obligations; provided, however, so long as no Event of Default has occurred and is continuing, Agent shall not conduct audits and inspections at Borrower's expense more than four (4) times per calendar year, and

                (b) Appraisals. So long as any principal amount of the Term Loan is outstanding and so long as no Event of Default has occurred and is continuing, Agent shall have the right to conduct not more than one (1) appraisal or valuation per year at Borrower's expense. At any time an Event of Default has occurred and is continuing, Agent shall have the right to conduct appraisals and valuations in its Permitted Discretion at Borrower's expense.

        4.7 CONTROL AGREEMENTS. Borrower agrees that it will not transfer assets out of any Securities Accounts other than as permitted under Section 7.13 and, if to another securities intermediary, unless Borrower, Agent, and the substitute securities intermediary have entered into a Control Agreement. No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other Investment Property shall be modified by Borrower without the prior written consent of Agent. Upon the occurrence and during the continuance of an Event of Default, Agent may notify any securities intermediary to liquidate the applicable Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to the Agent's Account.

        4.8 COMMERCIAL TORT CLAIMS. Borrower shall promptly notify Agent in writing upon incurring or otherwise obtaining a commercial tort claim, as that term is defined in the Code, after the date hereof against any third party and, upon request of Agent, promptly amend Schedule C-4 to this Agreement, authorize the filing of additional or amendments to existing financing statements and do such other acts or things deemed necessary or desirable by Agent to give Agent a security interest in any such commercial tort claim.

5.      REPRESENTATIONS AND WARRANTIES.

                In order to induce the Lender Group to enter into this Agreement, Borrower makes the following representations and warranties to the Lender Group, which representations and warranties shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete and deemed made, in all material respects, as of the Closing Date and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this
Agreement:


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


        5.1 NO ENCUMBRANCES. Borrower has good and indefeasible title to the Collateral and the Real Property, free and clear of Liens except for Permitted Liens.

        5.2 ELIGIBLE ACCOUNTS. The Eligible Accounts are bona fide existing payment obligations of Account Debtors created by the sale and delivery of Inventory or the rendition of services to such Account Debtors in the ordinary course of Borrower's business, owed to Borrower without defenses, counterclaims, or rights of return or cancellation. As to each Account that is identified by Borrower as an Eligible Account in the most recent Borrowing Base Certificate submitted to Agent, such Account is not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definitions of Eligible Domestic Accounts, Eligible Domestic Billed Accounts, Eligible Domestic Unbilled Accounts, Eligible Foreign Accounts, Eligible Foreign Billed Accounts and Eligible Foreign Unbilled Accounts, as applicable.

        5.3     [INTENTIONALLY OMITTED].

        5.4 EQUIPMENT. All of the Equipment is used or held for use in Borrower's business and is fit for such purposes.

        5.5 LOCATION OF INVENTORY AND EQUIPMENT. The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party and are located only at the locations identified on Schedule 5.5 or such other location as permitted by Section 6.9.

        5.6 INVENTORY RECORDS. Borrower keeps correct and accurate records itemizing and describing the type, quality, and quantity of its Inventory and the book value thereof.

        5.7 LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN; ORGANIZATIONAL I.D. NUMBER. The chief executive office of Borrower and each Guarantor is located at the address indicated in Schedule 5.7 or at such other address as shall have been disclosed to Agent in writing pursuant to Section 7.18 and Borrower's and each Guarantor's FEIN and Organizational I.D. Number are identified in Schedule 5.7.

        5.8     DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES

                (a) Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to have a Material Adverse Change.

                (b) Set forth on Schedule 5.8(b) or as disclosed to Agent in writing from time to time with reference to Schedule 5.8, is a complete and accurate description of the authorized capital Stock of Borrower, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. Other than as described on Schedule 5.8(b) or as disclosed to Agent in writing from time to time with reference to Schedule 5.8, there are no subscriptions, options, warrants, or calls relating to any shares of Borrower's capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Other than as described on Schedule 5.8(b), Borrower is not subject to any


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obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

                (c) Set forth on Schedule 5.8(c) or as disclosed to Agent in writing from time to time with reference to Schedule 5.8, is a complete and accurate list of Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their organization, (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries, and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrower. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

                (d) Except as set forth on Schedule 5.8(c) or as disclosed to Agent in writing from time to time with reference to Schedule 5.8, there are no subscriptions, options, warrants, or calls relating to any shares of Borrower's Subsidiaries' capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Neither Borrower nor any of its respective Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of Borrower's Subsidiaries' capital Stock or any security convertible into or exchangeable for any such capital Stock.

                (e) Except for the FCC Licenses (to which neither Borrower nor Orbital Communications ascribe any value), none of the Guarantors or Orbital Holdings has assets with an aggregate value in excess of $10,000 or annual operating expenses in excess of $10,000.

5.9     DUE AUTHORIZATION; NO CONFLICT.

                (a) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of Borrower.

                (b) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party do not and will not
(i) violate any provision of federal, state, or local law or regulation applicable to Borrower, the Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of Borrower's interest holders or any approval or consent of any Person under any material contractual obligation of Borrower.

                (c) Other than the filing of financing statements, fixture filings, notices under the Assignment of Claims Act, Intellectual Property Security Agreement and Mortgages, the execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.


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


                (d) This Agreement and the other Loan Documents to which Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

                (e) The Agent's Liens are validly created, perfected, and first priority Liens, subject only to Permitted Liens except with respect to satellites in orbit owned by Borrower and existing as of the Closing Date, consisting of the ORBVIEW-2 and the MUBLCOM satellites, as to which no representations and warranties are given.

                (f) The execution, delivery, and performance by each Guarantor of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Guarantor.

                (g) The execution, delivery, and performance by each Guarantor of the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to such Guarantor, the Governing Documents of such Guarantor, or any order, judgment, or decree of any court or other Governmental Authority binding on such Guarantor, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of such Guarantor, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Guarantor, other than Permitted Liens, or (iv) require any approval of such Guarantor's interest holders or any approval or consent of any Person under any material contractual obligation of such Guarantor.

                (h) The execution, delivery, and performance by each Guarantor of the Loan Documents to which such Guarantor is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

                (i) The Loan Documents to which each Guarantor is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Guarantor will be the legally valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

        5.10 LITIGATION. Other than those matters disclosed on Schedule 5.10, there are no actions, suits, or proceedings pending or, to the best knowledge of Borrower, threatened against Borrower, or any of its Subsidiaries, as applicable, except for (a) matters that are fully covered by insurance (subject to customary deductibles), and (b) matters arising after the Closing Date that, if decided adversely to Borrower, or any of its Subsidiaries, as applicable, reasonably could not be expected to result in a Material Adverse Change.


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        5.11    FINANCIAL STATEMENTS; NO MATERIAL ADVERSE CHANGE. The unaudited consolidated balance sheet of Borrower as of September 30, 2001 and the related unaudited consolidated statements of operations and cash flows for the three (3) months then ended, copies of which have been delivered to Agent, fairly represent in all material respects, in conformity with GAAP, the consolidated financial position of Borrower as of such date and its consolidated results of operations and cash flows for such three (3) month period (subject to normal year-end adjustments). Since the date of the most recent financial statements included in Borrower's reports filed with the SEC on Form 10-K and 10-Q, as applicable, there has been no Material Adverse Change.

        5.12    FRAUDULENT TRANSFER.

                (a) Borrower and each Guarantor. taken as a whole, are Solvent.

                (b) No transfer of property is being made by Borrower or any Guarantor and no obligation is being incurred by Borrower or any Guarantor in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower or such Guarantor.

        5.13 EMPLOYEE BENEFITS. None of Borrower, any of its Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan, other than those listed on Schedule 5.13. Borrower, each of its Subsidiaries and each of their ERISA Affiliates have satisfied the minimum funding standards of ERISA and the IRC with respect to each Benefit Plan to which it is obligated to contribute. No ERISA Event has occurred nor has any other event occurred that may result in an ERISA Event that reasonably could be expected to result in a Material Adverse Change. None of Borrower, any of its Subsidiaries, any of their ERISA Affiliates, or, to their knowledge, any fiduciary of any Benefit Plan is subject to any direct or indirect liability with respect to any Benefit Plan under any applicable law, treaty, rule, regulation, or agreement. None of Borrower, any of its Subsidiaries or any of their ERISA Affiliates is required to provide security to any Benefit Plan under Section 401(a)(29) of the IRC.

        5.14    ENVIRONMENTAL CONDITION. Except as set forth on Schedule 5.14,
(a) to Borrower's knowledge, none of Borrower's or any Subsidiary of Borrower's assets has ever been used by Borrower, any such Subsidiary or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such production, storage, handling, treatment, release or transport was in violation, in any material respect, of Environmental Law, (b) to Borrower's knowledge, none of Borrower's or any Subsidiary of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any Environmental Law as a Hazardous Materials disposal site, (c) Borrower has not and, to Borrower's knowledge, no Subsidiary of Borrower has received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by Borrower or any Subsidiary of Borrower, and (d) Borrower has not and, to Borrower's knowledge, no Subsidiary of Borrower has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower or any Subsidiary of Borrower resulting


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


in the releasing or disposing of Hazardous Materials into the environment in violation of the Environmental Laws. Notwithstanding any other provision of this Agreement and except as otherwise set forth in the Environmental Indemnity Agreement, this Section 5.14 sets forth Borrower's sole and exclusive representation regarding Environmental Matters, Environmental Laws and Hazardous Materials.

        5.15 BROKERAGE FEES. Borrower has not utilized the services of any broker or finder in connection with Borrower's obtaining financing from the Lender Group under this Agreement and no brokerage commission or finders fee is payable by Borrower in connection herewith.

        5.16 INTELLECTUAL PROPERTY. Borrower and each Subsidiary of Borrower owns, or holds licenses in, all trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct of its business as currently conducted. Attached hereto as Schedule 5.16 is a true, correct, and complete listing of all material patents, patent applications, trademarks, trademark applications, copyrights, and copyright registrations as to which Borrower or any such Subsidiary is the owner or is an exclusive licensee. Upon filing of the Intellectual Property Security Agreement with the United States Copyright Office and the United States Patent and Trademark Office, as applicable, and the filing of appropriate financing statements, all action necessary to protect and perfect the Agent's Lien on Borrower's material patents, patent applications, trademarks, trademark applications, copyrights, and copyright registrations shall have been duly taken.

        5.17 LEASES. Borrower and each Subsidiary of Borrower enjoys peaceful and undisturbed possession under all leases material to the business of Borrower or such Subsidiary, as applicable, and to which it is a party or under which it is operating. All of such leases are valid and subsisting and no material default by Borrower or any such Subsidiary exists under any of them.

        5.18 DDAS. Set forth on Schedule 2.7(a) (or as disclosed to Agent in writing from time to time in accordance with and with reference to Schedule 2.7(a)) are all of Borrower's and each Subsidiary of Borrower's DDAs, including, with respect to each depository (i) the name and address of such depository, and
(ii) the account numbers of the accounts maintained with such depository.

        5.19 COMPLETE DISCLOSURE. Except as provided in the following sentence, all factual information (taken as a whole) furnished by or on behalf of Borrower or any Subsidiary of Borrower in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents, or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Borrower or any Subsidiary of Borrower in writing to Agent or any Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. On the Closing Date, the Closing Date Business Plan represents, and as of the date on which any other Projections are delivered to Agent, such additional Projections represent Borrower's good faith best estimate of its future performance for the periods covered thereby (it being understood that the projections contained therein are or will be based on assumptions of fact and opinion as to future events, and are subject to significant uncertainties and contingencies, many of which are beyond Borrower's control, and no assurance can be given that such projections will be realized in any manner).

        5.20 INDEBTEDNESS. Set forth on Schedule 5.20 is a true and complete list of all material Indebtedness of Borrower and its Subsidiaries outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date and such Schedule accurately reflects the aggregate principal amount of such Indebtedness and a description of the documentation evidencing such Indebtedness.

        5.21 REGULATION U. Neither Borrower or any of its Subsidiaries is, nor will be, engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System), and no proceeds of any Advance or the Term Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

        5.22 PERMITS, ETC. Borrower and each of its Subsidiaries has, and is in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business and the Real Property currently owned, leased, managed or operated, or to be acquired, by such Person except for such permits, licenses, authorizations, approvals, entitlements and accreditations the absence of which could not reasonably be expected to result in a Material Adverse Change. To Borrower's knowledge, no condition exists or event has occurred that, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, and, to Borrower's knowledge, there is no claim that any thereof is not in full force and effect.

6.      AFFIRMATIVE COVENANTS.

                Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations and the termination of this Agreement, Borrower shall and shall, to the extent not otherwise performed by Borrower on behalf of such Subsidiary, cause each of its Subsidiaries to do all of the following; provided, however, that Borrower's non-operating Subsidiaries shall not be required to comply with Section 6.1,
Section 6.2, except with respect to financial statements of Borrower on a consolidated basis with its Subsidiaries, Section 6.3(a) through (e), Section 6.5, Section 6.6 and Section 6.8:

        6.1 ACCOUNTING SYSTEM. Maintain a system of accounting that enables Borrower and its Subsidiaries to produce financial statements prepared in accordance with GAAP and maintain records pertaining to the Collateral as may be required to comply with their obligations set forth in Section 6.2. Borrower and its Subsidiaries also shall keep an inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.

        6.2 COLLATERAL REPORTING. Provide Agent (with copies for each Lender) with the following documents at the following times in form satisfactory to Agent:

--------------------------------------------------------------------------------
Monthly (not later than         (a) a detailed calculation of the Borrowing Base
the 20th day of each            (including detail regarding those Accounts that
month, or to the next           are not billed or unbilled Eligible Accounts),
succeeding Business Day
if the 20th day is not a        (b) a detailed aging, by total, of the Accounts,
Business Day)                   together with a "roll-forward" of Accounts from
                                the prior month with supporting documentation to
                                include, without limitation, cash journals,
                                sales journals, debit memos, and credit memos
                                (it being understood that an aging of unbilled
                                services shall be required only upon the earlier
                                of the date forty-five (45) days following the
                                Closing Date or the date Agent has established a
                                methodology for calculating aging of unbilled
                                services in its Permitted Discretion in
                                consultation with Borrower),

                                (c) a summary aging, by vendor, of Borrower's vouchered and unvouchered accounts payable and any book overdraft, and

                                (d) a calculation of Dilution for the prior
                                month, including any allowances made by Borrower
                                for such period,
--------------------------------------------------------------------------------
Quarterly (not later than       (e) a detailed list of Borrower's customers, and
the 30th day after the
end of each quarter, or         (f) a report regarding Borrower's and its
to the next succeeding          Subsidiaries' accrued, but unpaid, ad valorem
Business Day if the 30th        taxes, or, if not applicable, a certification
day is not a Business Day)      that all such taxes have been paid,
--------------------------------------------------------------------------------
Within a reasonable time        (g) copies of invoices in connection with the
after being requested by        Accounts, credit memos, remittance advices,
Agent, acting in its            deposit slips, shipping and delivery documents
Permitted Discretion            in connection with the Accounts and, for
                                Inventory and Equipment acquired by Borrower,
                                purchase orders and invoices, and

                                (h) such other reports as to the Collateral or
                                any other collateral securing the Obligations,
                                or the financial condition of Borrower and its
                                Subsidiaries as Agent may request.
--------------------------------------------------------------------------------

                In addition, Borrower agrees to cooperate with Agent to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth above.

        6.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Deliver to Agent, with copies to each Lender:

                (a)     as soon as available, but in any event within thirty
(30) days (forty-five (45) days in the case of a month that is the end of any fiscal quarter in a fiscal year) after the end of each month during each of Borrower's fiscal years,

                        (i) consolidated and consolidating balance sheets, statements of operations, and statements of cash flow prepared by Borrower covering the operations of Borrower, its Subsidiaries and all divisions thereof during such month,

                        (ii) a company prepared forecast of collections and disbursements for the next succeeding three (3) month period for Borrower, its Subsidiaries and all divisions thereof,

                        (iii) a company prepared report of Baseline Contracts and a comparison of monthly Current EAC Profit to Baseline EAC Profit,

                        (iv) a certificate signed by the chief financial officer or chief accounting officer of Borrower to the effect that:

                                (A)     the financial statements delivered
                        hereunder are true and accurate based on good faith estimates of Borrower,

                                (B) the representations and warranties of Borrower and, to the knowledge of Borrower, of each Subsidiary of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), and

                                (C) there does not exist any condition or event that constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrower has taken, is taking, or proposes to take with respect thereto),

                (b)     as soon as available, but in any event within forty-five
(45) days after the end of each of Borrower's fiscal quarters, consolidated and consolidating balance sheets, statements of operations, and statements of cash flow covering the operations of Borrower, its Subsidiaries and all divisions thereof for such quarter, in the form of financial statements delivered to Agent prior to the Closing Date, all certified (subject to the lack of footnotes and normal year-end adjustments) as to the fairness of presentation in all material respects and in conformity with GAAP by the chief financial officer or chief accounting officer of Borrower,

                (c) for each period that is a date on which a financial covenant in Section 7.20 is to be tested, as soon as available, but in any event within forty-five (45) days after the end of such month, a Compliance Certificate demonstrating, in reasonable detail, compliance at the end of such period with the applicable financial covenants contained in Section 7.20; provided, however, that in the case of any Compliance Certificate delivered pursuant to this Section 6.3(c) with respect to the last quarter of any fiscal year, the certifications with respect to the financial covenants contained in
Section 7.20(a) and (b) shall be certified as good faith preliminary estimates of Borrower's results to be reported pursuant to Section 6.3(d)(iii), and in no event shall Borrower be required to update such Compliance Certificate until the date of delivery of the final Compliance Certificate pursuant to Section 6.3(d)(iii) is due,

                (d)     as soon as available, but in any event within ninety
(90) days after the end of each of Borrower's fiscal years,

                        (i) consolidated and consolidating balance sheets, statements of operations, and statements of cash flow covering the operations of Borrower, its Subsidiaries and all divisions thereof for such fiscal year, in the form currently prepared by Borrower, all such consolidated and consolidating statements prepared in conformity with GAAP and reported (without qualifications or explanatory paragraph, including any "going concern" exception or qualification except for a "going concern" qualification on the auditor's report for the financial statements of Borrower for the fiscal year ended December 31,
                2001) in a manner acceptable to the SEC by PricewaterhouseCoopers or other independent public accountants of nationally recognized standing,

                        (ii) a statement of such accountants whether anything has come to their attention to cause them to believe that Borrower was not in compliance with the requirements of Section
                7.20 (other than Section 7.20(a)(ii) and 7.20(c)) on the date of such financial statements, and

                        (iii) a final compliance certificate meeting the requirements of Section 6.3(c) with respect to the financial covenants set forth in Section 7.20(a) and (b) in respect of the last quarter of the previous fiscal year,

                (e)     as soon as available, but in any event within thirty
(30) days after to the start of each of Borrower's fiscal years,

                        (i) copies of Borrower's Projections, in the form (including as to scope and underlying assumptions) of the Closing Date Business Plan, for the current and forthcoming two
                (2) years, year by year, and for the current fiscal year, quarter by quarter, as approved by Borrower's Board of Directors,

                (f) if and when filed by Borrower or any Subsidiary of Borrower,

                        (i) copies of Form 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports,

                        (ii) notice of (and, upon the request of Agent, copies of) any other filings made by Borrower or any Subsidiary of Borrower with the SEC, and

                        (iii) notice of (and, upon the request of Agent, copies of) any other information that is provided by Borrower to its shareholders generally,

                (g)     upon request of Agent, if and when filed by Borrower,
(i) copies of Borrower's and its Subsidiaries' federal income tax returns, and any amendments thereto, filed with the Internal Revenue Service, (ii) satisfactory evidence of payment of applicable excise taxes in each jurisdiction
(A) in which Borrower or any such Subsidiary, as applicable, conducts business or is required to pay any such excise tax, (B) where Borrower's or any such Subsidiary's, as applicable, failure to pay any such applicable excise tax would result in a Lien on the properties or assets of Borrower or any Subsidiary of Borrower, or (C) where Borrower's or any such Subsidiary's, as applicable, failure to pay any such applicable excise tax reasonably could be expected to result in a Material Adverse Change,

                (h) promptly after the commencement thereof, but in any event within ten (10) days after the service of process with respect thereto on Borrower or any of its Subsidiaries, notice of all actions, suits or proceedings brought by or against Borrower before any Governmental Authority that, if determined adversely to Borrower, could reasonably be expected to result in a Material Adverse Change,

                (i) within three (3) Business Days after any Responsible Officer of Borrower has knowledge of any event or condition that constitutes a Default or an Event of Default, notice thereof and a statement of the curative action that Borrower proposes to take with respect thereto, and

                (j) upon the request of Agent, any other report reasonably requested relating to the financial condition of Borrower and its Subsidiaries.

                Borrower agrees that, upon prior notice to Borrower, Agent may communicate with Borrower's independent certified public accountants and that such accountants are authorized to release to Agent whatever financial information concerning Borrower Agent reasonably may request. Borrower agrees that Agent may communicate directly with, and request financial information and documents from, such accountants. Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Agent in accordance with this Section 6.3.

        6.4     [INTENTIONALLY OMITTED].

        6.5 ALLOWANCES. Cause allowances as between Borrower and its Account Debtors, to be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. If, at a time when an Event of Default has occurred and is continuing, any Account Debtor requests an allowance from Borrower, Borrower promptly shall determine the reason for such allowance and, if Agent consents (which consent shall not be unreasonably withheld), issue a credit memorandum (with a copy to be sent to Agent) in the appropriate amount to such Account Debtor.

        6.6 MAINTENANCE OF PROPERTIES. Maintain and preserve all of its properties that are necessary and useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a party as lessee, so as to prevent any loss or forfeiture thereof or thereunder.

        6.7 TAXES. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower, any Subsidiary of Borrower, or any of assets of Borrower or such Subsidiary to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Borrower will, and will cause each of its Subsidiaries to, make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Agent with proof satisfactory to Agent indicating that Borrower and each of its Subsidiaries have made such payments or deposits.

        6.8     INSURANCE.

                (a) At Borrower's expense, maintain insurance respecting its assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Borrower also shall maintain business interruption, general liability, and product liability insurance, as well as employee dishonesty insurance. All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Agent. Borrower shall also procure mission success insurance (a "Mission Success Policy") with respect to any launch or satellite mission for which Borrower has reasonably determined that Borrower is at risk for $500,000 or more, provided that such insurance is available on commercially reasonably terms, if at all. Agent acknowledges that the policies and amounts set forth in Schedule 6.8(a) are reasonably satisfactory to Agent as of the date hereof. Borrower shall deliver copies of all such policies to Agent with a lender's loss payable endorsement reasonably satisfactory to Agent naming Agent as loss payee or additional insured, as appropriate, on each insurance policy required to be maintained pursuant to this Section 6.8, but excluding any Mission Success Policy or portion thereof obtained by Borrower or a Subsidiary on behalf of a customer as to which such customer is named loss payee (such excluded policies, or portions thereof, the "Excluded Coverages," and the insurance policies required to be maintained by the Obligors pursuant to this Section, other than the Excluded Coverages, the "Designated Insurance Policies")).

                (b) Borrower shall give Agent prompt notice of any loss greater than $200,000 covered by such insurance. Borrower agrees that (i) all insurance proceeds (other than any insurance proceeds with respect to any Mission Success Policy) in excess of $1,000,000 per claim for which Agent is loss payee shall be adjusted by Agent in accordance with the provisions of this
Section 6.8, and (ii) with respect to any claims on any Mission Success Policy in excess of $1,000,000 per claim, Agent shall have the right to attend all scheduled meetings and to participate in all teleconferences, to the extent practicable, relating to the adjustment of any such claim and shall be provided with all information relating to such claim provided by Borrower to the insurance company with which such claim is being adjusted and any additional information Agent may reasonably request relating to such claim. Each Designated Insurance Policy shall include an endorsement whereby (A) all proceeds of any Designated Insurance Policy shall be paid to Agent as loss payee, (B) to the extent such policy is not a prepaid policy, the insurer shall notify Agent of any failure by Borrower to pay any premiums or other amounts due on any insurance policy, and (C) no cancellation or termination of such Designated Insurance Policy shall be effective until at least thirty (30) days after receipt by Agent of written notice thereof, provided that, solely with respect to any Mission Success Policy, such Policy may provide that no cancellation or termination of such Policy shall be effective until at least fifteen (15) days after receipt by Agent of written notice thereof. Borrower agrees that it will
(x) give prior notice to Agent of any meeting referred to in clause (ii) of this subsection, (y) to the extent practicable, promptly upon request, provide Agent with all information referred to in clause (ii) of this subsection, and (z) not agree to any adjustment with respect to any claim described in clause (ii) of this subsection without the prior written consent of Agent, which consent shall not be unreasonably withheld. Agent acknowledges that only United States citizens or permanent residents will be entitled to participate in any meetings/teleconferences referenced by clause (ii) above.

                (c) Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, (i) so long as no Event of Default shall have occurred and be continuing, shall be paid to Agent to repay any outstanding Advances with the remaining proceeds, if any, to be remitted to Borrower, or (ii) upon the occurrence and during the continuation of an Event of Default, shall be paid over to Agent to be applied at the option of the Required Lenders either to the prepayment of the Obligations or to be disbursed to Borrower under staged payment terms reasonably satisfactory to the Required Lenders for application to the cost of repairs, replacements, or restorations. Any such repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items of property destroyed prior to such damage or destruction.

                (d) Borrower will not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.8, unless Agent is included thereon as additional insured with the loss payable to Agent under a lender's loss payable endorsement or its equivalent. Borrower immediately shall notify Agent whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies promptly shall be provided to Agent.

        6.9 LOCATION OF INVENTORY AND EQUIPMENT. Except for Inventory or Equipment that is temporarily moved for the purpose of (a) testing, (b) conducting the launches described on Schedule 6.9 (or, for a launch not described on Schedule 6.9 otherwise described to Agent within thirty (30) days prior to the relocation of any Inventory or Equipment for such launch), or (c) otherwise fulfilling Borrower's contractual obligations in the ordinary course of business consistent with past practices, keep the Inventory and Equipment only at the locations identified on Schedule 5.5 or at such other location as shall be disclosed to Agent in writing from time to time with reference to
Schedule 5.5 not less than thirty (30) days prior to the date on which the Inventory or Equipment is moved to such new location. If such new location is outside the United States, Borrower agrees that it shall execute and deliver all documentation that Agent, in its Permitted Discretion, determines to be necessary to perfect the Agent's Liens in accordance with applicable law.

        6.10 COMPLIANCE WITH LAWS. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not result in and reasonably could not be expected to result in a Material Adverse Change.

        6.11 LEASES. Pay when due (after giving effect to any cure period applicable thereto) all rents and other amounts payable under leases to which Borrower or any Subsidiary of Borrower is a party or by which Borrower's or any Subsidiary of Borrower's properties and assets are bound, unless such payments are the subject of a Permitted Protest.

        6.12 BROKERAGE COMMISSIONS. Pay any and all brokerage commission or finders' fees incurred as a result of Borrower's retention of any broker or finder for obtaining financing from the Lender Group under this Agreement. Borrower agrees and acknowledges that payment of all such brokerage commissions or finders' fees shall be the sole responsibility of Borrower, and Borrower agrees to indemnify, defend, and hold Agent and the Lender Group harmless from and against any claim of any broker or finder retained by Borrower arising out of Borrower's obtaining financing from the Lender Group under this Agreement.

        6.13 EXISTENCE. At all times preserve and keep in full force and effect Borrower's and its Subsidiaries' valid existence and good standing and any rights and franchises material to Borrower's and its Subsidiaries' businesses; provided that, upon prior written notice to Agent, Borrower shall be permitted to dissolve any Subsidiary, the assets of which are transferred to Borrower. Borrower agrees that it shall execute all Additional Documents pursuant to Section 4.4 as Agent may deem necessary to perfect the Agent's Lien in such transferred assets.

        6.14    ENVIRONMENTAL.

                (a) Keep any property either owned or operated by Borrower or any Subsidiary of Borrower free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, (b) comply, in all material respects, with Environmental Laws and provide to Agent documentation of such compliance which Agent reasonably requests, (c) promptly notify Agent of any release of a Hazardous Material in any reportable quantity from or onto property owned or operated by Borrower or any Subsidiary of Borrower and take any Remedial Actions required by Environmental Laws to abate said release or otherwise to come into compliance with applicable Environmental Law, and (d) promptly provide Agent with written notice within ten (10) days of the receipt of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of Borrower or any Subsidiary of Borrower, (ii) commencement of any Environmental Action against Borrower or any Subsidiary of Borrower or notice that an Environmental Action will be filed against Borrower or any Subsidiary of Borrower, and (iii) notice of a violation, citation, or other administrative order issued to Borrower or any Subsidiary of Borrower which reasonably could be expected to result in a Material Adverse Change.

        6.15 DISCLOSURE UPDATES. Promptly and in no event later than five (5) Business Days after a Responsible Officer of Borrower obtains knowledge thereof,
(a) notify Agent if any written information, exhibit, or report furnished to the Lender Group pursuant to Section 6.2 or Section 6.3 (exclusive of Section 6.2(h) or Section 6.3(j)) contained, at the time made, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, (b) notify Agent if any written material information furnished to the Lender Group pursuant Section 6.2(h) or Section 6.3(j) taken as a whole with any other information at any time furnished to the Lender Group contained, at the time made, any untrue statement of a material fact or omitted to state any material fact necessary to make the statement contained therein not misleading in light of the circumstances in which made, and (c) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgement, filing, or recordation thereof; provided, however, that in no event shall the requirements of this Section 6.15 apply to any projections, forecasts or other forward looking statements provided to Agent or the Lender Group.

        6.16    EMPLOYEE BENEFITS.

        (a) (i) Promptly, and in any event within ten (10) Business Days after Borrower or any Subsidiary of Borrower knows or should know that an ERISA Event has occurred that reasonably could be expected to result in a Material Adverse Change, a written statement of the chief financial officer of Borrower describing such ERISA Event and any action that is being taking with respect thereto by Borrower, any such Subsidiary or ERISA Affiliate, and any action taken or threatened by the IRS, Department of Labor, or PBGC, and Borrower or such Subsidiary, as applicable, shall be deemed to know all facts known by the administrator of any Benefit Plan of which it is the plan sponsor, (ii) promptly, and in any event within three (3) Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by Borrower, any Subsidiary of Borrower or, to the knowledge of Borrower, any ERISA Affiliate with respect to such request, and (iii) promptly, and in any event within three (3) Business Days after receipt by Borrower, any Subsidiary of Borrower or, to the knowledge of Borrower, any ERISA Affiliate, of the

PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice.

                (b) Cause to be delivered to Lender, upon Lender's request, each of the following: (i) a copy of each Benefit Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of Borrower or its Subsidiaries;
(ii) the most recent determination letter issued by the IRS with respect to each Benefit Plan; (iii) for the three (3) most recent plan years, annual reports on Form 5500 Series required to be filed with any governmental agency for each Benefit Plan; (iv) all actuarial reports prepared for the last three (3) plan years for each Benefit Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by Borrower, any Subsidiary of Borrower, or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions;
(vi) any information that has been provided to Borrower, any Subsidiary of Borrower or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and (vii) the aggregate amount of the most recent annual payments made to former employees of Borrower or its Subsidiaries under any Retiree Health Plan.

7.      NEGATIVE COVENANTS.

                Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations and the termination of this Agreement, Borrower will not and will not permit any of its Subsidiaries to do any of the following:

        7.1 INDEBTEDNESS. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

                (a) Indebtedness evidenced by this Agreement and the other Loan Documents, together with Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit,

                (b)     Indebtedness set forth on Schedule 5.20,

                (c)     Permitted Purchase Money Indebtedness,

                (d) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b) and (c) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not, in Agent's Permitted Discretion, materially impair the prospects of repayment of the Obligations by Borrower or materially impair Borrower's or any Subsidiary of Borrower's creditworthiness, (ii) such refinancings, renewals, or extensions do not result in an increase in the principal amount of, or interest rate with respect to, the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions, that, taken as a whole, are materially more burdensome or restrictive to Borrower and its Subsidiaries, and
(iv) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, or extended Indebtedness and such subordination terms must be satisfactory to Agent in its Permitted Discretion;

                (e)     Indebtedness composing Permitted Investments; and

                (f)     other Indebtedness in an amount not to exceed
$1,000,000.

        7.2 LIENS. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, or extended under Section 7.1(d) and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness). Borrower shall not enter into any "advance payment" arrangement with respect to any of its contracts with a United States Agency without the prior written consent of Lenders.

        7.3     RESTRICTIONS ON FUNDAMENTAL CHANGES; DISPOSAL OF ASSETS.

                (a) Enter into any merger, consolidation, reorganization, or recapitalization, or reclassification of its Stock.

                (b) Except as permitted pursuant to Schedule 6.13, liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).

                (c) Except for Permitted Dispositions, convey, sell, lease, license, assign, transfer, or otherwise dispose of any of its assets. Upon consummation of any Permitted Disposition, receipt by Agent of the Net Proceeds therefrom and receipt by Agent of a certificate of Borrower certifying that such disposition constitutes a Permitted Disposition, Agent shall release its Lien on such assets sold in accordance with Section 16.12.

                (d) Create any Subsidiary of Borrower on or after the Closing Date; provided that Borrower shall be permitted to create any direct Subsidiary so long as Borrower provides to Agent thirty (30) days' prior written notice of the creation of such Subsidiary, such Subsidiary becomes a Guarantor under this Agreement, and such Subsidiary executes such Additional Documents as Agent may require to perfect the Agent's Liens in the assets of such Subsidiary and the Agent's Lien in the Stock of such Subsidiary held by Borrower.

                (e) Except for Permitted Dispositions, change the principal nature of its business or suspend or got out of a substantial portion of its business.

        7.4     [INTENTIONALLY OMITTED].

        7.5 CHANGE NAME. Change Borrower's or any Subsidiary of Borrower's name, FEIN, or identity, add any new fictitious name; or reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof; provided, however, that Borrower or any of its Subsidiaries may change its name upon at least thirty (30) days' prior written notice to Agent of such change and so long as, at the time of such written notification, Borrower or any such Subsidiary, as applicable, provides or authorizes the filing of any financing statements or fixture filings necessary to perfect and continue perfected the Agent's Liens.

        7.6 GUARANTEE. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except (a) with respect to any Guarantor, pursuant to the Loan Documents, (b) by endorsement of instruments or items of payment for deposit to the account of Borrower or which are transmitted or turned over to Agent, or (c) as otherwise set forth in Section 7.1(b).

        7.7     [INTENTIONALLY OMITTED].

        7.8     PREPAYMENTS AND AMENDMENTS.

                (a)     Except in connection with a refinancing permitted by
Section 7.1(d), prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of Borrower or any Subsidiary of Borrower, other than the Obligations in accordance with this Agreement, and

                (b)     Except in connection with a refinancing permitted by
Section 7.1(d), directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b) or (c) that (i) increases the principal amount of such Indebtedness, (ii) increases the interest rate with respect to such Indebtedness, (iii) increases the frequency or amount or shortens the maturity of any payments of principal or interest thereof, or (iv) makes such agreement, instrument, document, indenture or other writing materially more restrictive on Borrower or any Subsidiary of Borrower or adversely affects in any material respect (x) Borrower's, any Subsidiary of Borrower's, Agent's, or any Lender's rights or interest thereunder or hereunder or under the Loan Documents in any material respect or (y) Borrower's ability to fulfill its obligations hereunder or under the Loan Documents.

                (c) Directly or indirectly amend, modify, alter, increase or change any of the terms or conditions of any of the following documents in any manner adverse to Borrower, any Subsidiary of Borrower, Agent or Lenders:

                        (i) that certain Asset Purchase Agreement dated as of April 23, 2001 between Orbital Communications, OGLP Acquisition Sub LLC and OGLP Acquisition Sub II Corp.,

                        (ii) that certain letter agreement dated December 4, 2001 between Borrower and Boeing,

                        (iii) that certain letter agreement dated as of April 12, 2001 among Borrower, Orbital Holdings (f/k/a MDA Holdings Corporation), and the purchasers and optionholders party thereto concerning Borrower's sale of its stock in MacDonald, Dettwiler and Associates Ltd.,

                        (iv) that certain Amended and Restated Registration Rights Agreement dated as of May 30, 2001 among Borrower, Orbital Holdings (f/k/a MDA Holdings Corporation), and the purchasers and optionholders party thereto concerning Borrower's sale of its stock in MacDonald, Dettwiler and Associates Ltd., and

                        (v) that certain Option and Ancillary Rights Agreement dated as of May 30, 2001 among Borrower, Orbital Holdings (f/k/a MDA Holdings Corporation), and the purchasers and optionholders party thereto concerning Borrower's sale of its stock in MacDonald, Dettwiler and Associates Ltd.

        7.9 CHANGE OF CONTROL. Cause, permit, or suffer, directly or indirectly, any Change of Control.

        7.10 CONDITIONAL SALES. Sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

        7.11 DISTRIBUTIONS. Make any distribution or declare or pay any dividends (in cash or other property, other than common Stock) on, or purchase, acquire, redeem, or, except as provided on Schedule 7.11, retire any of Borrower's Stock, of any class, whether now or hereafter outstanding.

        7.12 ACCOUNTING METHODS. Modify or change its method of accounting (other than as may be required or permitted in conformity with GAAP).

        7.13 INVESTMENTS. Except for Permitted Investments, directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment; provided, however, that Borrower and its Subsidiaries shall not have Permitted Investments (other than in the Cash Management Accounts) in deposit accounts or Securities Accounts in excess of $500,000 outstanding at any one time in the aggregate (excluding the Excluded Collateral) unless Borrower or its Subsidiary, as applicable, and the applicable securities intermediary or bank have entered into Control Agreements governing such Permitted Investments, that are satisfactory to Agent in its Permitted Discretion, to perfect (and further establish) the Agent's Liens in such Permitted Investments. Notwithstanding the foregoing, Borrower shall be permitted to purchase accounts (the "ORBIMAGE Accounts") for the aggregate purchase price not to exceed $10,000,000 pursuant to the ORBIMAGE Purchase Agreement, as such agreement exists on the date hereof or as amended with the consent of the Required Lenders or as amended in a manner that is not adverse to Borrower, any Subsidiary of

Borrower, Agent or any Lender, if all of the following conditions are satisfied on each date on which Borrower purchases such accounts:

                (a) effective as of the closing date of any purchase of ORBIMAGE Accounts, Agent, for the benefit of the Lender Group, shall have received a valid first priority Lien upon such ORBIMAGE Accounts purchased by Borrower on such closing date; and

                (b) Agent shall have completed an audit of the ORBIMAGE Accounts, which audit Agent agrees to complete within thirty (30) days following Borrower's request, and pursuant to the results of such audit, Agent shall have established the ORBIMAGE Reserve; provided, however that if Agent has not completed its audit at the time the purchase is to be consummated, the condition set forth in this clause (b) shall be deemed to be satisfied by the establishment of the ORBIMAGE Reserve at the maximum amount of $10,000,000, which amount shall be adjusted upon completion by Agent of its audit.

        7.14 TRANSACTIONS WITH AFFILIATES. (a) Directly or indirectly enter into or permit to exist any transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business that are fully disclosed to Agent, that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-Affiliate, or (b) make any payment to ORBIMAGE; provided, however that Borrower may make payments to ORBIMAGE that (x) satisfy the requirements of clause (a) above, or (y) are pursuant to any contract or agreement with ORBIMAGE set forth on Schedule 7.14 as such contracts exist as of the date hereof.

        7.15    [INTENTIONALLY OMITTED].

        7.16 COMPENSATION. Increase the annual fee or per-meeting fees paid to the members of its Board of Directors during any year by more than 15% over the prior year; pay or accrue total cash compensation other than compensation earned pursuant to any agreement described on Schedule 7.16, during any year, to an Executive Officer in an aggregate amount in excess of 150% of that paid or accrued in the prior calendar year with respect to such Executive Officer unless Borrower achieves 125% of the cumulative EBITDA amounts set forth in Section 7.20(a)(i) for such prior calendar year.

        7.17 USE OF PROCEEDS. Use the proceeds of the Advances and the Term Loan for any purpose other than (a) on the Closing Date, to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (b) consistent with the terms and conditions hereof, for its general corporate and working capital purposes, including, without limitation, payments to subcontractors, capital expenditures, litigation and settlement expenses and letters of credit. The foregoing notwithstanding, Borrower shall not, without the prior consent of the Required Lenders, which consent shall not be unreasonably withheld, use the proceeds of the Advances and the Term Loan to repay, in full or in part, any of the principal amount of the bonds issued under the Indenture.

        7.18 CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT WITH BAILEES; BOOK AND RECORDS. Relocate its chief executive office to a new location without providing thirty (30) days' prior written notification thereof to Agent and so long as, at the time of such written notification, Borrower or any Subsidiary of Borrower, as applicable, provides any financing statements or fixture filings, or authorization to file such financing statements or fixture filings, necessary to perfect and continue perfected Agent's Liens and also provides to Agent a Collateral Access Agreement with respect to such new location. Agent may, after the date hereof and in its Permitted Discretion, require Borrower to use its commercially reasonable efforts to obtain a Collateral Access Agreement with respect to any Inventory and Equipment that may now or hereafter be stored with a bailee, warehouseman, or similar party.

        7.19    [INTENTIONALLY OMITTED].

        7.20    FINANCIAL COVENANTS.

                (a)     Fail to maintain:

                        (i) MINIMUM EBITDA. EBITDA, measured on a fiscal quarter-end basis, of not less than the required amount set forth in the following table for the applicable period set forth opposite thereto;

-----------------------------------------------------------------------------------------------------------------
      Applicable Amount              Applicable Amount
    (if Borrower has not       (if Borrower has consummated
consummated the sale of TMS)         the sale of TMS)                              Applicable Period
-----------------------------------------------------------------------------------------------------------------
         $ 7,475,000                    $ 6,139,000                     For the 3 month period ending 03/31/02
-----------------------------------------------------------------------------------------------------------------
         $16,457,000                    $13,785,000                     For the 6 month period ending 06/30/02
-----------------------------------------------------------------------------------------------------------------
         $25,531,000                    $21,523,000                     For the 9 month period ending 09/30/02
-----------------------------------------------------------------------------------------------------------------
         $34,755,000                    $29,411,000                     For the 12 month period ending 12/31/02
-----------------------------------------------------------------------------------------------------------------
         $37,348,000                    $32,004,000                     For the 12 month period ending 03/31/03
-----------------------------------------------------------------------------------------------------------------
         $38,434,000                    $33,090,000                     For the 12 month period ending 06/30/03
-----------------------------------------------------------------------------------------------------------------
         $39,428,000                    $34,084,000                     For the 12 month period ending 09/30/03
-----------------------------------------------------------------------------------------------------------------
         $40,272,000                    $34,928,000                     For the 12 month period ending 12/31/03
-----------------------------------------------------------------------------------------------------------------
         $42,794,000                    $37,450,000                     For the 12 month period ending 3/31/04
-----------------------------------------------------------------------------------------------------------------
         $45,315,000                    $39,971,000                     For the 12 month period ending 06/30/04
-----------------------------------------------------------------------------------------------------------------
         $47,837,000                    $42,493,000                     For the 12 month period ending 09/30/04
-----------------------------------------------------------------------------------------------------------------
         $50,358,000                    $45,014,000                     For the 12 month period ending 12/31/04
-----------------------------------------------------------------------------------------------------------------

                        (ii) MINIMUM BACKLOG. A minimum backlog of Firm Contracts, measured on a fiscal quarter-end basis, sufficient to support:

                                (A) for the period commencing on the Closing Date until the first Anniversary of the Closing Date, at least 80% of the projected revenues of Borrower for the next succeeding four fiscal quarters, as set forth in the Closing Date Business Plan for such period;

                                (B)     for the period commencing with and
                        including the first anniversary of the Closing Date until the second anniversary of the Closing Date, at least 75% of the projected revenues of Borrower for the next succeeding four fiscal quarters, as set forth in the Closing Date Business Plan for such period; and

                                (C)     for the period commencing with and
                        including the second anniversary of the Closing Date until the Maturity Date, at least 70% of the projected revenues of Borrower for the next succeeding four fiscal quarters, as set forth in the Closing Date Business Plan for such period.

                For the purpose of making the calculations under this Section
7.20 for any fiscal quarter occurring during 2002 or 2003, the projected revenues for such fiscal quarter shall be deemed to be 25% of the projected revenues for the fiscal year in which such fiscal quarter occurs.

                (b)     Make:

                        (i) CAPITAL EXPENDITURES. Capital Expenditures in any fiscal year in excess of the amount set forth in the following table for the applicable period:

-----------------------------------------------------------------------------------------------------------
                                        Fiscal Year 2002         Fiscal Year 2003       Fiscal Year 2004
-----------------------------------------------------------------------------------------------------------
         Applicable Amount                $16,920,000              $17,640,000            $20,160,000
  (if Borrower has not consummated
          the sale of TMS)
-----------------------------------------------------------------------------------------------------------
         Applicable Amount                $16,080,000              $16,800,000            $19,320,000
  (if Borrower has consummated the
            sale of TMS)
-----------------------------------------------------------------------------------------------------------

                (c)     Fail to maintain:

                        (i) CURRENT EAC PROFIT. Current EAC Profit, measured on a fiscal month-end basis, of not less than 80% of the Baseline EAC Profit (it being understood that any Baseline Contracts that were terminated or completed during the calendar year shall be excluded from the calculations of Current EAC Profit and Baseline EAC Profit).

        7.21    NO PROHIBITED TRANSACTIONS UNDER ERISA. Directly or indirectly:

                (a) engage, or permit any Subsidiary of Borrower to engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

                (b) permit to exist with respect to any Benefit Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the IRC), whether or not waived;

                (c) fail, or permit any Subsidiary of Borrower to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

                (d) terminate, or permit any Subsidiary of Borrower to terminate, any Benefit Plan where such event would result in any liability of Borrower, any Subsidiary of Borrower or any ERISA Affiliate under Title IV of ERISA;

                (e) fail, or permit any Subsidiary of Borrower to fail, to make any required contribution or payment to any Multiemployer Plan;

                (f) fail, or permit any Subsidiary of Borrower to fail, to pay any required installment or any other payment required under Section 412 of the IRC on or before the due date for such installment or other payment;

                (g) amend, or permit any Subsidiary of Borrower to amend, a Plan resulting in an increase in current liability for the plan year such that any of Borrower, any Subsidiaries of Borrower or ERISA Affiliates is required to provide security to such Plan under Section 401(a)(29) of the IRC; or

                (h) withdraw, or permit any Subsidiary of Borrower to withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA;

that, individually or in the aggregate, results in or reasonably would be expected to result in a claim against or liability of Borrower, any Subsidiary of Borrower or any ERISA Affiliate in excess of $25,000.

8.      EVENTS OF DEFAULT.

                Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

        8.1 Borrower fails to pay when due and payable, or when declared due and payable, all or any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts constituting Obligations);

        8.2 (a) If Borrower or any Guarantor, as applicable, fails to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Sections 2.7 (Cash Management), 6.8 (a), (c) and (d) (Insurance),
6.13 (Existence) (except with respect to maintaining good standing in a State other than its State of formation), 6.14 (a) and (b) (Environmental), 6.15, (Disclosure Updates), and (7) (Negative Covenants) (except for Section 7.18 (Change in Location of Chief Executive Office; Inventory and Equipment with Bailees; Books and Records)), (b) if Borrower or any Guarantor, as applicable, fails to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Sections 6.2 (Collateral Reporting), 6.3 (Financial Statements, Reports, Certificates), 6.7 (Taxes), 6.9 (Location of Inventory and Equipment), 6.10 (Compliance with Laws), or 6.11 (Leases) of this Agreement, and such failure continues for a period of five (5) Business Days; (c) if Borrower fails to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Sections 6.1 (Accounting System), 6.5 (Allowances), or 6.6 (Maintenance of Properties) of this Agreement, and such failure continues for a period of fifteen (15) Business Days; or (d) if Borrower or any Guarantor fails to perform, keep, or observe any other term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower or any Guarantor and Agent or any Lender and such failure continues for a period of five (5) Business Days; in each case, other than any such term, provision, condition, covenant, or agreement that is the subject of another provision of this Article 8, in which event such other provision of this Article 8 shall govern; provided, that during any period of time that any such failure or non-performance of Borrower or any Guarantor referred to in this paragraph exists, even if such failure or non-performance is not yet an Event of Default by virtue of the existence of a grace or cure period or the pre-condition of the giving of a notice, at the option of Lender, Lender shall not be required during such period to make Advances to Borrower;

        8.3 If any material portion of Borrower's or any of its Subsidiaries' assets, taken as a whole, is attached, seized, subjected to a writ or distress warrant, or comes into the possession of any third Person;

        8.4 If an Insolvency Proceeding is commenced by any Borrower or any of its Subsidiaries;

        8.5 If an Insolvency Proceeding is commenced against Borrower, or any of its Subsidiaries, and any of the following events occur: (a) Borrower or the Subsidiary consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within sixty (60) calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Agent (including any successor agent) and each other member of the Lender Group shall be relieved of its obligations to extend credit hereunder, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Borrower or any of its Subsidiaries, or (e) an order for relief shall have been entered therein;

        8.6 If Borrower or any of its Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

        8.7 (i) If a notice of Lien, levy, or assessment in respect of a claim in excess of $250,000, individually or in the aggregate, is filed of record with respect to any of Borrower's or any of its Subsidiaries' assets, taken as a whole, by the United States, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or (ii) if any taxes or debts in excess of $250,000, individually or in the aggregate, owing at any time hereafter to any one or more of such entities becomes a Lien other than a Permitted Lien of the type described in Section (b)(i) of the definition thereof or a Lien subject to a Permitted Protest, whether choate or otherwise, upon any of Borrower's or any of its Subsidiaries' assets and the same is not paid before such payment is delinquent;

        8.8 If a judgment (other than a money judgment to the extent the amount of such judgment is covered by a valid and binding policy of insurance between the defendant and the insurer covering full payment therefor and such insurer has acknowledged coverage) or other claim in excess of $500,000, individually or in the aggregate, becomes a Lien or encumbrance upon any material portion of any of Borrower's or any of its Subsidiaries' assets, taken as a whole, and such judgment remains undischarged, unvacated, unbonded or unstayed for a period of ten (10) Business Days;

        8.9 If there is a default under any agreement relating to Indebtedness to which Borrower or any of its Subsidiaries is a party and such default (a) (i) occurs at the final maturity of the obligations thereunder, or
(ii) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of Borrower's or its Subsidiaries' obligations thereunder, to terminate such agreement, or to refuse to renew such agreement pursuant to an automatic renewal right therein, and (b) involves Indebtedness in an aggregate amount in excess of $500,000;

        8.10 If any Borrower or any of its Subsidiaries makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

        8.11 If any misstatement or misrepresentation (or, with respect to any statement or representation that is not otherwise qualified by a materiality standard, any material misstatement or misrepresentation) exists now or hereafter in any written warranty, representation, statement, or Record when made or deemed made to the Lender Group by Borrower, its Subsidiaries, or any Responsible Officer of Borrower or any of its Subsidiaries;

        8.12 If the obligation of any Guarantor under the Guaranty is limited or terminated by operation of law or by such Guarantor thereunder; provided, however, that the termination of a Guaranty in connection with the dissolution of a Guarantor in accordance with Section 6.13 shall not constitute an Event of Default;

        8.13 If this Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral covered hereby or thereby; or

        8.14 Any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by Borrower or any Guarantor, or a proceeding shall be commenced by Borrower, any Guarantor or by any Governmental Authority having jurisdiction over Borrower or any Guarantor, seeking to establish the invalidity or unenforceability thereof, or Borrower or any Guarantor shall deny that Borrower or such Guarantor has any liability or obligation purported to be created under any Loan Document.

9.      THE LENDER GROUP'S RIGHTS AND REMEDIES.

        9.1 RIGHTS AND REMEDIES. Upon the occurrence, and during the continuation, of an Event of Default, the Required Lenders (at their election but without notice of their election and without demand) may authorize and instruct Agent to do any one or more of the following on behalf of the Lender Group (and Agent, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Lender Group), all of which are authorized by
Borrower:

                (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

                (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and the Lender Group;

                (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lender Group to make Advances or issue Letters of Credit, but without affecting any of the Agent's Liens in the Collateral and without affecting the other Obligations;

                (d) To the extent allowed by applicable law, settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Agent considers advisable, and in such cases, Agent will credit Borrower's Loan Account with only the net amounts received by Agent in payment of such disputed Accounts after deducting all Lender Group Expenses incurred or expended in connection therewith;

                (e) Cause Borrower to hold all returned Inventory in trust for the Lender Group, segregate all returned Inventory from all other assets of Borrower or in Borrower's possession and conspicuously label said returned Inventory as the property of the Lender Group;

                (f) Without notice to or demand upon Borrower or Guarantor, make such payments and do such acts as Agent considers necessary or reasonable to protect its security interests in the Collateral or any other collateral securing the Obligations. Borrower agrees to assemble the Personal Property Collateral if Agent so requires, and to make the Personal Property Collateral available to Agent at a place that Agent may designate which is reasonably convenient to both parties. Borrower authorizes Agent to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Agent's determination appears to conflict with the Agent's Liens and to pay all expenses incurred in connection therewith and to charge Borrower's Loan Account therefor. With respect


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to any of Borrower's owned or leased premises, Borrower hereby grants Agent a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of the Lender Group's rights or remedies provided herein, at law, in equity, or otherwise;

                (g) Without notice to Borrower (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by the Lender Group (including any amounts received in the Cash Management Accounts), or (ii) Indebtedness at any time owing to or for the credit or the account of Borrower held by the Lender Group;

                (h) Hold, as cash collateral, any and all balances and deposits of Borrower held by the Lender Group, and any amounts received in the Cash Management Accounts, to secure the full and final repayment of all of the Obligations;

                (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Personal Property Collateral. Borrower hereby grants to Agent a license or other right to use, without charge, Borrower's labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Personal Property Collateral, in completing production of, advertising for sale, and selling any Personal Property Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to the Lender Group's benefit;

                (j) Sell the Personal Property Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Agent determines is commercially reasonable in accordance with applicable law. It is not necessary that the Personal Property Collateral be present at any such sale;

                (k) Agent shall give notice of the disposition of the Personal Property Collateral as follows:

                        (i) Agent shall give Borrower a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, the time on or after which the private sale or other disposition is to be made; and

                        (ii) The notice shall be personally delivered or mailed, postage prepaid, to Borrower as provided in Section 12, at least ten (10) days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Personal Property Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;


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                (l)     Agent, on behalf of the Lender Group, may credit bid and
purchase at any public sale; and

                (m) Agent may seek the appointment of a receiver or keeper to take possession of all or any portion of the Collateral, all or any portion of other collateral securing the Obligations or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing;

                (n) The Lender Group shall have all other rights and remedies available at law or in equity or pursuant to any other Loan Document; and

                (o) Any deficiency that exists after disposition of the Personal Property Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, by Agent to Borrower.

        9.2 REMEDIES CUMULATIVE. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

10.     TAXES AND EXPENSES

                If Borrower or any Subsidiary of Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Agent, in its Permitted Discretion and upon notice to Borrower or any such Subsidiary, may do any or all of the following: (a) make payment of the same or any part thereof, (b) set up such reserves in Borrower's Loan Account as Agent deems necessary in its Permitted Discretion to protect the Lender Group from the exposure created by such failure, or (c) in the case of the failure to comply with Section 6.8 hereof, obtain and maintain insurance policies of the type described in Section 6.8 and take any action with respect to such policies as Agent deems prudent. Any such amounts paid by Agent shall constitute Lender Group Expenses and any such payments shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11.     WAIVERS; INDEMNIFICATION

        11.1 DEMAND; PROTEST; ETC. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity,


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release, compromise, settlement, extension, or renewal of documents, instruments, Chattel Paper, and guarantees at any time held by the Lender Group on which Borrower may in any way be liable.

        11.2 THE LENDER GROUP'S LIABILITY FOR COLLATERAL. Borrower hereby agrees that: (a) so long as Agent complies with its obligations, if any, under the Code, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

        11.3 INDEMNIFICATION. Borrower shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons with respect to each Lender, each Participant, and each of their respective officers, directors, employees, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby, and (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). The foregoing to the contrary notwithstanding, Borrower shall have no obligation to any Indemnified Person under this Section
11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrower was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrower with respect thereto, but only to the extent of Borrower's obligations to such other Indemnified Person for the Indemnified Liabilities. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

12.     NOTICES

                Unless otherwise provided in this Agreement, all notices or demands by Borrower or Agent to the other relating to this Agreement or any other Loan Document shall be in writing


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


and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Borrower or Agent, as applicable, may designate to each other in accordance herewith), or telefacsimile to Borrower or Agent, as the case may be, at its address set forth below:

                If to Borrower:         ORBITAL SCIENCES CORPORATION
                                        21839 Atlantic Boulevard
                                        Dulles, Virginia 20166
                                        Attn: Mr. Michael R. Williams
                                        Fax No. (703) 406-3502

                with copies to:         ORBITAL SCIENCES CORPORATION
                                        21839 Atlantic Boulevard
                                        Dulles, Virginia 20166
                                        Attn:  General Counsel
                                        Fax No. (703) 406-5572

                with copies to:         HOGAN & HARTSON LLP
                                        555 13th Street, N.W.
                                        Washington, D.C. 20004
                                        Attn: Ben Hammond, Esq.
                                        Fax No. (202) 637-5910

                If to Agent:            FOOTHILL CAPITAL CORPORATION
                                        1000 Abernathy Rd., N.E., Suite 1450
                                        Atlanta, Georgia 30328
                                        Attn: Business Finance Division Manager
                                        Fax No.: (770) 508-1374

                with copies to:         FOOTHILL CAPITAL CORPORATION
                                        2450 Colorado Avenue
                                        Suite 3000 West
                                        Santa Monica, California  90404
                                        Attn: Business Finance Division Manager
                                        Fax No. (310) 459-7413

                and with copies to:     PAUL, HASTINGS, JANOFSKY & WALKER LLP
                                        600 Peachtree Street, N.E., Suite 2400
                                        Atlanta, Georgia 30308
                                        Attn: Jesse H. Austin, III, Esq.
                                        Fax No. (404) 815-2424

                If to Ableco:           ABLECO FINANCE LLC


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


                                        450 Park Avenue, 28th Floor
                                        New York, New York 10022
                                        Attn:  Mr. Ken J. Kohrs
                                        Fax No. (212) 909-1421

                with copies to:         ABLECO FINANCE LLC
                                        450 Park Avenue, 28th Floor
                                        New York, New York 10022
                                        Attn:  Mr. Kevin Genda
                                        Fax No. (212) 909-1421

                with copies to:         SCHULTE ROTH & ZABEL LLP
                                        919 Third Avenue
                                        New York, New York 10022
                                        Attn:  Frederic L. Ragucci, Esq.
                                        Fax No.: (212) 593-5955

                Agent and Borrower may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 12, other than notices by Agent in connection with enforcement rights against the Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or three (3) Business Days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by the Lender Group in connection with the exercise of enforcement rights against Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

13.     CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER

                (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE


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


BROUGHT, AT AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWER AND THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13(b).

                (c) BORROWER AND THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.


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


14.     ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS

        14.1    ASSIGNMENTS AND PARTICIPATIONS.

                (a) Any Lender may, with the written consent of Agent (provided that no written consent of Agent shall be required in connection with any assignment and delegation by a Lender to an Eligible Transferee and no notice to Agent shall be required in connection with any assignment and delegation by a Lender to an Affiliate of a Lender or a fund or account managed by a Lender), assign and delegate to one or more assignees (each an "Assignee") all, or any ratable part of all, of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $5,000,000 (except that such minimum amount shall not apply to an Affiliate of a Lender or to a fund or account managed by a Lender); provided, however, that Borrower and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrower and Agent by such Lender and the Assignee, (ii) such Lender and its Assignee have delivered to Borrower and Agent an Assignment and Acceptance in form and substance satisfactory to Agent, and (iii) the assignor Lender or Assignee has paid to Agent for Agent's separate account a processing fee in the amount of $5,000. Anything contained herein to the contrary notwithstanding, the consent of Agent shall not be required (and payment of any fees shall not be required) if (A) such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of Ableco or an Affiliate of Ableco or (B) the assignor is Ableco or an Affiliate of Ableco and the assignee is Ableco, an Affiliate (other than individual(s)) of Ableco, or a fund, money market account, investment account or other account managed by Ableco or an Affiliate of Ableco.

                (b) From and after the date that Agent notifies the assignor Lender (with a copy to Borrower) that it has received an executed Assignment and Acceptance and payment (if applicable) of the above-referenced processing fee,
(i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 11.3 hereof) and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation between Borrower and the Assignee.

                (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with


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


respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto, (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (4) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (5) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement as are delegated to Agent, by the terms hereof, together with such powers as are reasonably incidental thereto, and (6) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                (d) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance and receipt and acknowledgment by Agent of such fully executed Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

                (e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of such Lender (a "Participant") participating interests in its Obligations, the Commitment, and the other rights and interests of that Lender (the "Originating Lender") hereunder and under the other Loan Documents; provided, however, that
(i) the Originating Lender shall remain a "Lender" for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a "Lender" hereunder or under the other Loan Documents and the Originating Lender's obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or a material portion of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D)


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


postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender, (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums, or (F) subordinate the Liens of Agent for the benefit of the Lender Group on all or substantially all of the Collateral to the Liens of any other creditor of Borrower, and (v) all amounts payable by Borrower hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrower, the Collections, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves. The provisions of this Section 14.1(e) are solely for the benefit of the Lender Group, and Borrower shall have no rights as a third party beneficiary of such provisions.

                (f) In connection with any such assignment or participation or proposed assignment or participation, a Lender may disclose to a third party all documents and information which it now or hereafter may have relating to Borrower or Borrower's business, provided that such Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in Section 16.17(d).

                (g) Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or United States Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

        14.2 SUCCESSORS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties hereto; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without the Lenders' prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 14.1 hereof and, except as expressly required pursuant to Section 14.1 hereof, no consent or approval by Borrower is required in connection with any such assignment.

15.     AMENDMENTS; WAIVERS

        15.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the


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


Required Lenders (or by Agent with the written consent of the Required Lenders) and Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders affected thereby and Borrower, do any of the following:

                (a)     increase or extend any Commitment of any Lender,

                (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,

                (c) reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document,

                (d) change the percentage of the Commitments that is required to take any action hereunder,

                (e) amend, modify or waive this Section or any provision of the Agreement providing for consent or other action by all Lenders,

                (f)     release Collateral other than as permitted by Section
16.12,

                (g) change the definition of "Required Lenders" or "Pro Rata Share",

                (h)     contractually subordinate any of the Agent's Liens,

                (i) release Borrower or any Guarantor from any obligation for the payment of money,

                (j) increase the advance rates with respect to Advances (except for the restoration of an advance rate after the prior reduction thereof),

                (k) change the definition of Borrowing Base or the definitions of Eligible Accounts, Eligible Domestic Billed Accounts, Eligible Domestic Unbilled Accounts, Eligible Foreign Billed Accounts, Eligible Foreign Unbilled Accounts, Maximum Revolver Amount, Term Loan Amount, or change, modify or waive Section 2.1(b) or Section 2.4(b), or

                (l) amend, modify or waive any of the provisions of Section 16 or Section 2.1(a), Section 2.2 or Section 2.3(i).

and, provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by Agent, Issuing Lender, or Swing Lender, as applicable, affect the rights or duties of Agent, Issuing Lender, or Swing Lender, as applicable, under this Agreement or any other Loan Document. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrower, shall not require consent by or the agreement of Borrower.

                Agent and Lenders (other than Lenders with a Term Loan Commitment), on the one hand, and Lenders with a Term Loan Commitment, on the other hand, have executed a letter agreement on the Closing Date. The rights and duties of Agent and Lenders are subject to such agreement.

15.2            REPLACEMENT OF HOLDOUT LENDER

                (a) If any action to be taken by the Lender Group or Agent hereunder requires the unanimous consent, authorization, or agreement of all Lenders, and a Lender ("Holdout Lender") fails to give its consent, authorization, or agreement, then Agent, upon at least five (5) Business Days prior irrevocable notice to the Holdout Lender, may permanently replace the Holdout Lender with one or more substitute Lenders (each, a "Replacement Lender"), and the Holdout Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than fifteen (15) Business Days after the date such notice is given.

                (b) Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance Agreement, subject only to the Holdout Lender's being repaid its share of the outstanding Obligations (including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance Agreement prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance Agreement. The replacement of any Holdout Lender shall be made in accordance with the terms of Section
14.1. Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make the Holdout Lender's Pro Rata Share of Advances and to purchase a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit.

        15.3 NO WAIVERS; CUMULATIVE REMEDIES. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or, any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by Borrower of any provision of this Agreement. Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy Agent or any Lender may have.


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16.     AGENT; THE LENDER GROUP

        16.1 APPOINTMENT AND AUTHORIZATION OF AGENT. Each Lender hereby designates and appoints Foothill as its representative under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Section 16. The provisions of this Section 16 are solely for the benefit of Agent, and the Lenders, and Borrower shall have no rights as a third party beneficiary of any of the provisions contained herein. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word "Agent" is for convenience only, that Foothill is merely the representative of the Lenders, and only has the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the Collections, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) make Advances, for itself or on behalf of Lenders as provided in the Loan Documents, (d) exclusively receive, apply, and distribute the Collections as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrower, the Obligations, the Collateral, the Collections, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

        16.2 DELEGATION OF DUTIES. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.


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        16.3    LIABILITY OF AGENT. None of the Agent-Related Persons shall (i)
be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by Borrower or any Subsidiary or Affiliate of Borrower, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Books or properties of Borrower or the books or records or properties of any of Borrower's Subsidiaries or Affiliates.

        16.4 RELIANCE BY AGENT. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

        16.5 NOTICE OF DEFAULT OR EVENT OF DEFAULT. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders, except with respect to Defaults and Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to
Section 16.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with
Section 9; provided, however, that unless and until Agent has received any such


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request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

        16.6 CREDIT DECISION. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Borrower and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person (other than the Lender Group) party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person (other than the Lender Group) party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.

        16.7 COSTS AND EXPENSES; INDEMNIFICATION. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, reasonable attorneys' fees and expenses, costs of collection by outside collection agencies and auctioneer fees and costs of security guards or insurance premiums paid to maintain the Collateral or any other collateral securing the Obligations, whether or not Borrower is obligated to reimburse Agent or Lenders for such expenses pursuant to the Loan Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from Collections received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses from Collections received by Agent, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in


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failing to make an Advance or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender's ratable share of any costs or out-of-pocket expenses (including attorneys fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

        16.8 AGENT IN INDIVIDUAL CAPACITY. Foothill and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, lending, trust, financial advisory, underwriting, or other business with Borrower and its Subsidiaries and Affiliates and any other Person (other than the Lender Group) party to any Loan Documents as though Foothill were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, Foothill or its Affiliates may receive information regarding Borrower or its Affiliates and any other Person (other than the Lender Group) party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms "Lender" and "Lenders" include Foothill in its individual capacity.

        16.9 SUCCESSOR AGENT. Agent may resign as Agent upon forty-five (45) days' notice to the Lenders. If Agent resigns under this Agreement, the Required Lenders shall appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers, and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is forty-five (45) days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.


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        16.10   LENDER IN INDIVIDUAL CAPACITY. Any Lender and its respective
Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrower and its Subsidiaries and Affiliates and any other Person (other than the Lender Group) party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Borrower or its Affiliates and any other Person (other than the Lender Group) party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender not shall be under any obligation to provide such information to them. With respect to the Swing Loans and Agent Advances, Swing Lender shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the sub-agent of Agent.

        16.11   WITHHOLDING TAXES.

                (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the IRC and such Lender claims exemption from, or a reduction of, United States withholding tax under Sections 1441 or 1442 of the IRC, such Lender agrees with and in favor of Agent and Borrower, to deliver to Agent and Borrower:

                        (i) if such Lender claims an exemption from withholding tax pursuant to its portfolio interest exception,
                (a) a statement of the Lender, signed under penalty of perjury, that it is not a (1) a "bank" as described in Section 881(c)(3)(A) of the IRC, (2) a 10% shareholder (within the meaning of Section 881(c)(3)(B) of the IRC), or (3) a controlled foreign corporation described in Section 881(c)(3)(C) of the IRC, and (b) a properly completed IRS Form W-8BEN, before the first payment of any interest under this Agreement and at any other time reasonably requested by Agent or Borrower;

                        (ii) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Form W-8BEN before the first payment of any interest under this Agreement and at any other time reasonably requested by Agent or Borrower;

                        (iii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the first payment of any interest is due under this Agreement and at any other time reasonably requested by Agent or Borrower; and


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                        (iv)    such other form or forms as may be required
                under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees promptly to notify Agent and Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower to such Lender, such Lender agrees to notify Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrower to such Lender. To the extent of such percentage amount, Agent will treat such Lender's IRS Form W-8BEN as no longer valid.

                (c) If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                (d) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless for all amounts paid, directly or indirectly, by Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent under this Section, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

                (e) All payments made by Borrower hereunder or under any note will be made without setoff, counterclaim, or other defense, except as required by applicable law other than for Taxes (as defined below). All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction (other than the United States) or by any political subdivision or taxing authority thereof or therein (other than of the United States) with respect to such payments (but excluding, any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (i) measured by or based on the net income or net profits of a Lender, or (ii) to the extent that such tax results from a change in the circumstances of the Lender, including a change in the residence, place of organization, or principal place of business of the Lender, or a change in the branch or lending office of the Lender participating in the transactions set forth herein) and all


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interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any note, including any amount paid pursuant to this Section 16.11(e) after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that Borrower shall not be required to increase any such amounts payable to Agent or any Lender (i) that is not organized under the laws of the United States, if such Person fails to comply with the other requirements of this
Section 16.11, or (ii) if the increase in such amount payable results from Agent's or such Lender's own willful misconduct or gross negligence. Borrower will furnish to Agent as promptly as possible after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Borrower.

        16.12   COLLATERAL MATTERS.

                (a) The Lenders hereby irrevocably authorize Agent, at its option and in its sole discretion, to release any Lien on any Collateral or other collateral securing the Obligations (i) upon the termination of the Commitments and payment and satisfaction in full by Borrower of all Obligations,
(ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrower certifies to Agent that the sale or disposition is permitted under Section 7.4 of this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which Borrower owned no interest at the time the security interest was granted or at any time thereafter, or (iv) constituting property leased to Borrower under a lease that has expired or is terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral or other collateral securing the Obligations without the prior written authorization of (y) if the release is of all or substantially all of the Collateral or other collateral securing the Obligations, all Lenders, or
(z) otherwise, the Required Lenders. Upon request by Agent or Borrower at any time, the Lenders will confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral or other collateral securing the Obligations pursuant to this Section 16.12; provided, however, that (1) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Borrower in respect of) all interests retained by Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral or the other collateral securing the Obligations.

                (b) Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral or other collateral securing the Obligations exists or is owned by Borrower or a Guarantor or is cared for, protected, or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or


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are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral or other collateral securing the Obligations, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, absent Agent's gross negligence or willful misconduct, in its sole discretion given Agent's own interest in the Collateral or other collateral securing the Obligations in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

        16.13   RESTRICTIONS ON ACTIONS BY LENDERS; SHARING OF PAYMENTS

                (a) Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set-off against the Obligations, any amounts owing by such Lender to Borrower or any deposit accounts of Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral the purpose of which is, or could be, to give such Lender any preference or priority against the other Lenders with respect to the Collateral.

                (b) If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or
(ii) payments from Agent in excess of such Lender's Pro Rata Share of all such distributions by Agent, such Lender promptly shall (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

        16.14 AGENCY FOR PERFECTION. Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting the Agent's Liens in assets which, in accordance with Article 9 of the Code can be perfected only by possession. Should any Lender obtain possession of any such Collateral or other collateral


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securing the Obligations, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral or other collateral securing the Obligations to Agent or in accordance with Agent's instructions.

        16.15 PAYMENTS BY AGENT TO THE LENDERS. All payments to be made by Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, or interest of the Obligations.

        16.16 CONCERNING THE COLLATERAL AND RELATED LOAN DOCUMENTS. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents relating to the Collateral and the other collateral securing the Obligations, for the benefit of the Lender Group. Each member of the Lender Group agrees that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the other collateral securing the Obligations and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

        16.17 FIELD AUDITS AND EXAMINATION REPORTS; CONFIDENTIALITY; DISCLAIMERS BY LENDERS; OTHER REPORTS AND INFORMATION. By becoming a party to this Agreement, each Lender:

                (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by or at the request of Agent, and Agent shall so furnish each Lender with such Reports,

                (b)     expressly agrees and acknowledges that Agent does not
(i) make any representation or warranty as to the accuracy of any Report, and
(ii) shall not be liable for any information contained in any Report,

                (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Borrower and will rely significantly upon the Books, as well as on representations of Borrower's personnel,

                (d) agrees to keep all Reports and other material, non-public information regarding Borrower and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner; it being understood and agreed by Borrower that in any event such Lender may make disclosures (i) to counsel for and other advisors, accountants, and auditors to such Lender, (ii) reasonably required by any bona fide potential or actual Assignee or Participant in connection with any contemplated or actual assignment or transfer by such Lender of an interest herein or any participation interest in such Lender's rights hereunder, (iii) of information that has become public by disclosures made by


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Persons other than such Lender, its Affiliates, assignees, transferees, or
Participants, or (iv) as required or requested by any court, governmental or administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation, or court order; provided, however, that, unless prohibited by applicable law, statute, regulation, or court order, such Lender shall notify Borrower of any request by any court, governmental or administrative agency, or pursuant to any subpoena or other legal process for disclosure of any such non-public material information concurrent with, or where practicable, prior to the disclosure thereof; provided further, that any disclosures pursuant to the preceding clauses (i) and (ii) shall be made subject to the recipient of the disclosures agreeing to be bound by the confidentiality provisions hereof; and provided further that, notwithstanding any other provisions in this Agreement to the contrary, Borrower is an intended third-party beneficiary to, and Agent shall be bound by, this Section 16.17(d), and

                (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrower, and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) any Lender may from time to time request in writing that Agent provide to such Lender a copy of any report or document provided by Borrower to Agent that has not been contemporaneously provided by Borrower to such Lender, and, upon receipt of such request, Agent shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrower, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Borrower, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

        16.18 SEVERAL OBLIGATIONS; NO LIABILITY. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of the Lenders to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of,


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the business, assets, profits, losses, or liabilities of any other Lender. Each
Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 16.7, no member of the Lender Group shall have any liability for the acts or any other member of the Lender Group. No Lender shall be responsible to any Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

        16.19 LEGAL REPRESENTATION OF AGENT. In connection with the negotiation, drafting, and execution of this Agreement and the other Loan Documents, or in connection with future legal representation relating to loan administration, amendments, modifications, waivers, or enforcement of remedies, Paul, Hastings, Janofsky & Walker LLP ("Paul Hastings") only has represented and only shall represent Foothill in its capacity as Agent and as a Lender. Each other Lender hereby acknowledges that Paul Hastings does not represent it in connection with any such matters.

17.     GENERAL PROVISIONS

        17.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Borrower, Agent, and each Lender whose signature is provided for on the signature pages hereof.

        17.2 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

        17.3 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

        17.4 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

        17.5 AMENDMENTS IN WRITING. This Agreement only can be amended by a writing signed by Agent (on behalf of the requisite Lenders) and Borrower.

        17.6 COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original


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executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

        17.7 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by Borrower or any Guarantor or the transfer to the Lender Group of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Borrower [or Guarantor] automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

        17.8 INTEGRATION. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

                           [Signature page to follow]


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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.


                                        ORBITAL SCIENCES CORPORATION,
                                        a Delaware corporation, as Borrower


                                        By:
                                             -----------------------------------
                                        Title:
                                                --------------------------------



                                        FOOTHILL CAPITAL CORPORATION,
                                        a California corporation, as Agent and
                                        as a Lender



                                        By:
                                             -----------------------------------
                                        Title:
                                                --------------------------------



                                        ABLECO FINANCE LLC, a
                                        Delaware limited liability company,
                                        as a Lender


                                        By:
                                             -----------------------------------
                                        Title:
                                                --------------------------------

                                TABLE OF CONTENTS

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1.      DEFINITIONS AND CONSTRUCTION.........................................................................1

        1.1       Definitions................................................................................1

        1.2       Accounting Terms..........................................................................31

        1.3       Code......................................................................................31

        1.4       Construction..............................................................................31

        1.5       Schedules and Exhibits....................................................................32

2.      LOAN AND TERMS OF PAYMENT...........................................................................32

        2.1       Revolver Advances.........................................................................32

        2.2       Term Loan.................................................................................33

        2.3       Borrowing Procedures and Settlements......................................................34

        2.4       Payments..................................................................................41

        2.5       Overadvances..............................................................................44

        2.6       Interest Rates and Letter of Credit Fee:  Rates, Payments, and Calculations...............44

        2.7       Cash Management...........................................................................46

        2.8       Crediting Payments; Float Charge..........................................................47

        2.9       Designated Account........................................................................47

        2.10      Maintenance of Loan Account; Statements of Obligations....................................48

        2.11      Fees......................................................................................48

        2.12      Letters of Credit.........................................................................49

        2.13      [Intentionally Omitted]...................................................................52

        2.14      Capital Requirements......................................................................52

3.      CONDITIONS; TERM OF AGREEMENT.......................................................................52

        3.1       Conditions Precedent to the Initial Extension of Credit...................................52

        3.2       Conditions Subsequent to the Initial Extension of Credit..................................56

        3.3       Conditions Precedent to all Extensions of Credit..........................................58

        3.4       Term......................................................................................58

        3.5       Effect of Termination.....................................................................58

        3.6       Early Termination by Borrower.............................................................59

4.      CREATION OF SECURITY INTEREST.......................................................................60

        4.1       Grant of Security Interest................................................................60
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        4.2       Negotiable Collateral and Chattel Paper...................................................60

        4.3       Collection of Accounts, General Intangibles, and Negotiable Collateral....................61

        4.4       Delivery of Additional Documentation Required.............................................61

        4.5       Power of Attorney.........................................................................62

        4.6       Right to Inspect; Appraisals..............................................................62

        4.7       Control Agreements........................................................................63

        4.8       Commercial Tort Claims....................................................................63

5.      REPRESENTATIONS AND WARRANTIES......................................................................63

        5.1       No Encumbrances...........................................................................63

        5.2       Eligible Accounts.........................................................................63

        5.3       [Intentionally Omitted]...................................................................64

        5.4       Equipment.................................................................................64

        5.5       Location of Inventory and Equipment.......................................................64

        5.6       Inventory Records.........................................................................64

        5.7       Location of Chief Executive Office; FEIN; Organizational I.D. Number......................64

        5.8       Due Organization and Qualification; Subsidiaries..........................................64

        5.9       Due Authorization; No Conflict............................................................65

        5.10      Litigation................................................................................66

        5.11      Financial Statements; No Material Adverse Change..........................................66

        5.12      Fraudulent Transfer.......................................................................66

        5.13      Employee Benefits.........................................................................67

        5.14      Environmental Condition...................................................................67

        5.15      Brokerage Fees............................................................................67

        5.16      Intellectual Property.....................................................................67

        5.17      Leases....................................................................................68

        5.18      DDAs......................................................................................68

        5.19      Complete Disclosure.......................................................................68

        5.20      Indebtedness..............................................................................68

        5.21      Regulation U..............................................................................68


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        5.22      Permits, Etc..............................................................................69

6.      AFFIRMATIVE COVENANTS...............................................................................69

        6.1       Accounting System.........................................................................69

        6.2       Collateral Reporting......................................................................69

        6.3       Financial Statements, Reports, Certificates...............................................70

        6.4       [Intentionally Omitted]...................................................................73

        6.5       Allowances................................................................................73

        6.6       Maintenance of Properties.................................................................73

        6.7       Taxes.....................................................................................73

        6.8       Insurance.................................................................................73

        6.9       Location of Inventory and Equipment.......................................................75

        6.10      Compliance with Laws......................................................................75

        6.11      Leases....................................................................................75

        6.12      Brokerage Commissions.....................................................................75

        6.13      Existence.................................................................................76

        6.14      Environmental.............................................................................76

        6.15      Disclosure Updates........................................................................76

        6.16      Employee Benefits.........................................................................76

7.      NEGATIVE COVENANTS..................................................................................77

        7.1       Indebtedness..............................................................................77

        7.2       Liens.....................................................................................78

        7.3       Restrictions on Fundamental Changes; Disposal of Assets...................................78

        7.4       [Intentionally Omitted]...................................................................79

        7.5       Change Name...............................................................................79

        7.6       Guarantee.................................................................................79

        7.7       [Intentionally Omitted]...................................................................79

        7.8       Prepayments and Amendments................................................................79

        7.9       Change of Control.........................................................................80

        7.10      Conditional Sales.........................................................................80


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        7.11      Distributions.............................................................................80

        7.12      Accounting Methods........................................................................80

        7.13      Investments...............................................................................80

        7.14      Transactions with Affiliates..............................................................81

        7.15      [Intentionally Omitted]...................................................................81

        7.16      Compensation..............................................................................81

        7.17      Use of Proceeds...........................................................................81

        7.18      Change in Location of Chief Executive Office; Inventory and Equipment
                  with Bailees; Book and Records............................................................82

        7.19      [Intentionally Omitted]...................................................................82

        7.20      Financial Covenants.......................................................................82

        7.21      No Prohibited Transactions Under ERISA....................................................84

8.      EVENTS OF DEFAULT...................................................................................85

9.      THE LENDER GROUP'S RIGHTS AND REMEDIES..............................................................88

        9.1       Rights and Remedies.......................................................................88

        9.2       Remedies Cumulative.......................................................................90

10.     TAXES AND EXPENSES..................................................................................90

11.     WAIVERS; INDEMNIFICATION............................................................................90

        11.1      Demand; Protest; etc......................................................................90

        11.2      The Lender Group's Liability for Collateral...............................................90

        11.3      Indemnification...........................................................................91

12.     NOTICES.............................................................................................91

13.     CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER..........................................................93

14.     ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS..........................................................94

        14.1      Assignments and Participations............................................................94

        14.2      Successors................................................................................96

15.     AMENDMENTS; WAIVERS.................................................................................96

        15.1      Amendments and Waivers....................................................................96

        15.2      Replacement of Holdout Lender.............................................................98

        15.3      No Waivers; Cumulative Remedies...........................................................98


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16.     AGENT; THE LENDER GROUP.............................................................................98

        16.1      Appointment and Authorization of Agent....................................................98

        16.2      Delegation of Duties......................................................................99

        16.3      Liability of Agent........................................................................99

        16.4      Reliance by Agent........................................................................100

        16.5      Notice of Default or Event of Default....................................................100

        16.6      Credit Decision..........................................................................100

        16.7      Costs and Expenses; Indemnification......................................................101

        16.8      Agent in Individual Capacity.............................................................102

        16.9      Successor Agent..........................................................................102

        16.10     Lender in Individual Capacity............................................................102

        16.11     Withholding Taxes........................................................................103

        16.12     Collateral Matters.......................................................................104

        16.13     Restrictions on Actions by Lenders; Sharing of Payments..................................105

        16.14     Agency for Perfection....................................................................106

        16.15     Payments by Agent to the Lenders.........................................................106

        16.16     Concerning the Collateral and Related Loan Documents.....................................106

        16.17     Field Audits and Examination Reports; Confidentiality; Disclaimers by
                  Lenders; Other Reports and Information...................................................106

        16.18     Several Obligations; No Liability........................................................108

        16.19     Legal Representation of Agent............................................................108

17.     GENERAL PROVISIONS.................................................................................108

        17.1      Effectiveness............................................................................108

        17.2      Section Headings.........................................................................108

        17.3      Interpretation...........................................................................109

        17.4      Severability of Provisions...............................................................109

        17.5      Amendments in Writing....................................................................109

        17.6      Counterparts; Telefacsimile Execution....................................................109

        17.7      Revival and Reinstatement of Obligations.................................................109

        17.8      Integration..............................................................................109


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